                                                                    Exhibit 2.9






                       PURCHASE AND CONTRIBUTION AGREEMENT

                            DATED AS OF MAY 26, 1999

                                  BY AND AMONG

                          CHARTER COMMUNICATIONS, INC.,

                          FALCON COMMUNICATIONS, L.P.,

                           FALCON HOLDING GROUP, L.P.,

                            TCI FALCON HOLDINGS, LLC,

                               FALCON CABLE TRUST,

                           FALCON HOLDING GROUP, INC.,

                                       AND

                                    DHN INC.

                       PURCHASE AND CONTRIBUTION AGREEMENT

                            DATED AS OF MAY 26, 1999

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
SECTION 1         CERTAIN DEFINITIONS.............................................................................1
                  1.1      Terms Defined in this Section..........................................................1
                           "Adjustment Escrow Agent"..............................................................1
                           "Adjustment Escrow Agreement"..........................................................1
                           "Adjustment Time"......................................................................2
                           "Affiliate"............................................................................2
                           "Assets"...............................................................................2
                           "Basic Subscriber".....................................................................2
                           "Bulk Subscriber"......................................................................2
                           "Cable Act"............................................................................2
                           "Charter Holdings".....................................................................2
                           "Charter LLC"..........................................................................2
                           "Charter LLC Operating Agreement"......................................................2
                           "Charter's Disclosure Schedules".......................................................3
                           "Closing"..............................................................................3
                           "Closing Date".........................................................................3
                           "Code".................................................................................3
                           "Commercial Bulk Subscriber"...........................................................3
                           "Compensation Arrangement".............................................................3
                           "Consents".............................................................................3
                           "Contracts"............................................................................3
                           "Copyright Act"........................................................................3
                           "Credit Agreement".....................................................................3
                           "Debt Documents".......................................................................4
                           "Employee Plan"........................................................................4
                           "Encumbrances".........................................................................4
                           "Enforceability Exceptions"............................................................4
                           "Enstar Credit Agreement"..............................................................4
                           "Enstar Debt Documents"................................................................4
                           "Environmental Claim"..................................................................4
                           "Environmental Law"....................................................................4
                           "Equity Interests".....................................................................5

                           "Equivalent Subscribers"...............................................................5
                           "ERISA"................................................................................5
                           "ERISA Affiliate"......................................................................5
                           "Exchange Act".........................................................................5
                           "Exchange Agreement"...................................................................5
                           "Falcon Companies".....................................................................5
                           "Falcon's Disclosure Schedules"........................................................6
                           "FCC"..................................................................................6
                           "FCC Licenses".........................................................................6
                           "FCC Regulations"......................................................................6
                           "FFI"..................................................................................6
                           "Franchise"............................................................................6
                           "Franchise Area".......................................................................6
                           "Franchising Authorities"..............................................................6
                           "GAAP".................................................................................6
                           "Governmental Authority"...............................................................6
                           "Hazardous Substance"..................................................................6
                           "Headquarters Employees"...............................................................6
                           "HSR Act"..............................................................................7
                           "Indebtedness".........................................................................7
                           "Indenture"............................................................................7
                           "Intangibles"..........................................................................7
                           "Knowledge"............................................................................7
                           "Legal Restrictions"...................................................................7
                           "Legal Requirements"...................................................................7
                           "Licenses".............................................................................8
                           "Loss".................................................................................8
                           "Material Adverse Effect"..............................................................8
                           "Material Contract"....................................................................8
                           "Material FCC Consent".................................................................8
                           "MONY Agreement".......................................................................8
                           "MONY Notes"...........................................................................8
                           "Nathanson Agreement"..................................................................8
                           "Organizational Documents".............................................................8
                           "Permitted Encumbrances"...............................................................9
                           "Person"...............................................................................9
                           "Pre-Closing Tax Period"...............................................................9
                           "Put Agreement"........................................................................9
                           "Rate Regulatory Matter"...............................................................9
                           "Real Property".......................................................................10

                           "Registration Rights Agreement".......................................................10
                           "Released Parties"....................................................................10
                           "Residential Bulk Subscriber".........................................................10
                           "SEC".................................................................................10
                           "Securities Act"......................................................................10
                           "Senior Debentures"...................................................................10
                           "Senior Debentures Amount"............................................................10
                           "Senior Debt".........................................................................10
                           "Senior Debt Amount"..................................................................10
                           "Senior Discount Debentures"..........................................................10
                           "Senior Discount Debentures Accreted Value"...........................................10
                           "Subscriber"..........................................................................11
                           "Subsidiary"..........................................................................11
                           "Systems".............................................................................11
                           "Tangible Personal Property"..........................................................11
                           "Tax".................................................................................11
                           "Tax Return"..........................................................................11
                           "TCI Systems".........................................................................11
                           "Transaction Documents"...............................................................11
                           "Transferable Franchise Area".........................................................12
                           "Upset Date"..........................................................................12

                  1.2      Terms Defined Elsewhere in this Agreement.............................................12
                  1.3      Rules of Construction.................................................................14

SECTION 2         SALE AND PURCHASE OF PURCHASED INTERESTS; CONTRIBUTION OF CONTRIBUTED INTEREST; ASSUMPTION OF
                  LIABILITIES; CONSIDERATION.....................................................................14
                  2.1      Agreement to Sell and Buy Purchased Interests and to Contribute
                           Contributed Interest..................................................................14
                  2.2      Assumption of Obligations; Effect on Partnership Agreement of
                           Falcon................................................................................16
                  2.3      Consideration for Purchased Interests and Contributed Interest........................17
                  2.4      Adjustments...........................................................................17
                  2.5      Payments at Closing...................................................................20
                  2.6      Post-Closing Payment of  Aggregate Consideration Adjustments..........................21

SECTION 3:        REPRESENTATIONS AND WARRANTIES OF FALCON.......................................................23
                  3.1      Organization and Authority. ..........................................................23
                  3.2      Authorization and Binding Obligation..................................................23
                  3.3      Organization and Ownership of  Falcon Companies.......................................24

                  3.4      Absence of Conflicting Agreements; Consents...........................................24
                  3.5      Financial Statements..................................................................25
                  3.6      Absence of Undisclosed Liabilities....................................................25
                  3.7      Absence of Certain Changes............................................................26
                  3.8      Franchises, Licenses, Material Contracts..............................................26
                  3.9      Title to and Condition of Real Property and Tangible Personal
                           Property..............................................................................27
                  3.10     Intangibles...........................................................................28
                  3.11     Information Regarding the Systems.....................................................28
                  3.12     Taxes.................................................................................29
                  3.13     Employee Plans........................................................................31
                  3.14     Environmental Laws....................................................................33
                  3.15     Claims and Litigation.................................................................33
                  3.16     Compliance With Laws..................................................................33
                  3.17     Transactions with Affiliates..........................................................34
                  3.18     Certain Fees..........................................................................34
                  3.19     Inventory.............................................................................34
                  3.20     Overbuilds; Competition...............................................................34
                  3.21     Disconnections........................................................................35
                  3.22     Year 2000.............................................................................35
                  3.23     Budgets...............................................................................35
                  3.24     SEC Reports...........................................................................35
                  3.25     Foreign Corrupt Practices Act.........................................................35
                  3.26     Cure..................................................................................35

SECTION 4:        REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................36
                  4.1      Organization..........................................................................36
                  4.2      Authorization and Binding Obligation..................................................36
                  4.3      Absence of Conflicting Agreements; Consents...........................................36
                  4.4      Title to Purchased Interests..........................................................37
                  4.5      Claims and Litigation.................................................................37
                  4.6      Certain Fees..........................................................................37
                  4.7      Investment Purpose; Investment Company................................................37
                  4.8      Cure..................................................................................38

SECTION 5:        REPRESENTATIONS AND WARRANTIES OF BUYER........................................................38
                  5.1      Organization..........................................................................38
                  5.2      Authorization and Binding Obligation..................................................38
                  5.3      Absence of Conflicting Agreements; Consents...........................................39
                  5.4      Claims and Litigation.................................................................39

                  5.5      Investment Purpose; Investment Company................................................39
                  5.6      Ownership of Buyer and its Subsidiaries...............................................40
                  5.7      Certain Fees..........................................................................40
                  5.8      Availability of Funds.................................................................40
                  5.9      Financial Statements..................................................................40
                  5.10     Private Offering Memorandum and S-4...................................................41
                  5.11     Cure..................................................................................41

SECTION 6:        SPECIAL COVENANTS AND AGREEMENTS...............................................................41
                  6.1      Operation of Business Prior to Closing................................................41
                  6.2      Confidentiality; Press Release........................................................44
                  6.3      Cooperation; Commercially Reasonable Efforts..........................................45
                  6.4      Consents and Notices..................................................................45
                  6.5      HSR Act Filing........................................................................48
                  6.6      No Inconsistent Actions; Charter LLC..................................................48
                  6.7      Falcon Company  and Enstar Debt Obligations...........................................49
                  6.8      Retention and Access to the Falcon Companies' Records.................................50
                  6.9      Employee Matters......................................................................51
                  6.10     Tax Matters...........................................................................52
                  6.11     Falcon Name...........................................................................55
                  6.12     No Recourse; Release of Claims........................................................55
                  6.13     Exculpation and Indemnification.......................................................56
                  6.14     Rate Regulatory Matters...............................................................56
                  6.15     Disclosure Schedules..................................................................57
                  6.16     Environmental Reports.................................................................57
                  6.17     Year 2000 Matters.....................................................................57
                  6.18     TCI Arrangements......................................................................57
                  6.19     Restructuring.........................................................................57

SECTION 7:        CONDITIONS TO OBLIGATIONS......................................................................58
                  7.1      Conditions to Obligations of the Buyer................................................58
                  7.2      Conditions to Obligations of Sellers..................................................59

SECTION 8:        CLOSING AND CLOSING DELIVERIES.................................................................60
                  8.1      Closing...............................................................................60
                  8.2      Deliveries by Sellers.................................................................61
                  8.3      Deliveries by Buyer...................................................................62

SECTION 9:        TERMINATION....................................................................................63
                  9.1      Agreement between Sellers and Buyer...................................................63

                  9.2      Termination by Sellers................................................................63
                  9.3      Termination by Buyer..................................................................64
                  9.4      Effect of Termination.................................................................64
                  9.5      Attorneys' Fees.......................................................................65

SECTION 10:       SURVIVAL.......................................................................................66
                  10.1     Survival..............................................................................66

SECTION 11:       MISCELLANEOUS..................................................................................66
                  11.1     Fees and Expenses.....................................................................66
                  11.2     Notices...............................................................................66
                  11.3     Benefit and Binding Effect............................................................68
                  11.4     Further Assurances....................................................................69
                  11.5     GOVERNING LAW.........................................................................69
                  11.6     WAIVER OF JURY TRIAL..................................................................69
                  11.7     Severability..........................................................................69
                  11.8     Entire Agreement......................................................................69
                  11.9     Amendments; Waiver of Compliance; Consents............................................69
                  11.10    Counterparts..........................................................................70
                  11.11    Specific Performance..................................................................70
                  11.12    Tax Consequences......................................................................70

                               TABLE OF SCHEDULES


Schedule                            Description
--------                            -----------
Schedule 1.1(a)                     Falcon Companies

Schedule 1.1(b)                     Headquarters Employees

Schedule 1.1(c)                     Buyer Knowledge

Schedule 1.1(d)                     Falcon Knowledge

Schedule 1.1(e)                     Material FCC Consent

Schedule 1.1(f)                     Designated Franchises

Schedule 3.1                        Organization and Authority

Schedule 3.3                        Organization and Ownership of the Falcon Companies

Schedule 3.4                        Absence of Conflicting Agreements; Consents

Schedule 3.6                        Absence of Undisclosed Liabilities

Schedule 3.7                        Absence of Certain Changes

Schedule 3.8                        Franchises, Licenses, Material Contracts

Schedule 3.9                        Title to and Condition of Real Property and Tangible
                                    Personal Property

Schedule 3.10                       Intangibles

Schedule 3.11                       Information Regarding the Systems

Schedule 3.12                       Taxes

Schedule 3.13                       Employee Plans

Schedule 3.14                       Environmental Laws

Schedule 3.15                       Claims and Litigation

Schedule 3.16                       Compliance with Laws

Schedule 3.17                       Transactions with Affiliates

Schedule 3.20                       Overbuilds; Competition

Schedule                            Description
--------                            -----------
Schedule 3.21                       Disconnections

Schedule 3.23                       Budgets

Schedule 4.3                        Absence of Conflicting Agreements; Consents

Schedule 4.4                        Title to Purchased Interests and Contributed Interest

Schedule 4.5                        Claims and Litigation

Schedule 4.6                        Certain Fees

Schedule 5.4                        Claims and Litigation

Schedule 5.6                        Charter Ownership Chart

Schedule 5.9                        Charter Financial Statements

Schedule 6.1                        Operation of Business Prior to Closing

Schedule 6.18                       TCI Arrangements


The preceding schedules have been omitted from this exhibit. The Company agrees to provide copies of such schedules to the Commission upon request.

                                TABLE OF EXHIBITS



Exhibit                             Description
-------                             -----------
Exhibit A               Adjustment Escrow Agreement

Exhibit B               Put Agreement

Exhibit C               Registration Rights Agreement

Exhibit D               Terms of Charter LLC Operating Agreement

Exhibit E               Terms of Exchange Agreement

Exhibit F               Form of Allocation Notice

Exhibit G               Form of Opinions of Counsel to Falcon and Sellers

Exhibit H               Form of Seller Release

Exhibit I               Form of Opinion of Counsel to Buyer


The preceding exhibits A, F, G, H and I have been omitted from this exhibit. The Company agrees to provide copies of such exhibits to the Commission upon request.

                       PURCHASE AND CONTRIBUTION AGREEMENT

         This PURCHASE AND CONTRIBUTION AGREEMENT (this "Agreement") is dated as of May 26, 1999, by and among Charter Communications, Inc., a Delaware corporation ("Buyer"), Falcon Communications, L.P., a California limited partnership ("Falcon"), Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), TCI Falcon Holdings, LLC, a Delaware limited liability company ("TCI"), Falcon Cable Trust, a California trust ("FC Trust"), Falcon Holding Group, Inc., a California corporation ("FHGI"), and DHN Inc., a California corporation ("DHN") (FHGLP, TCI, FC Trust, FHGI and DHN sometimes referred to herein as "Sellers").

                                R E C I T A L S:

         A. FHGLP and TCI hold all of the outstanding partnership interests in Falcon. FC Trust and FHGI hold partnership interests in certain other Falcon Companies. FHGLP holds certain equity interests in Enstar Communications Corporation ("Enstar") and Enstar Finance Company, LLC ("Enstar Finance"). DHN holds certain equity interests in Adlink Cable Advertising LLC ("Adlink").

         B. Buyer desires to acquire from FHGLP and TCI all of the partnership interests in Falcon, the specified partnership interests in certain Falcon Companies held by FC Trust and FHGI, the specified interests in Enstar and Enstar Finance held by FHGLP, and the specified interests in Adlink held by DHN.

         C. The parties hereto desire to set forth the terms in accordance with which Buyer shall acquire the above-described interests from the Sellers for the consideration and on the terms and conditions set forth in this Agreement.

                              A G R E E M E N T S:

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

SECTION 1         CERTAIN DEFINITIONS.

         1.1 Terms Defined in this Section. The following terms, as used in this Agreement, have the meanings set forth in this Section:

         "Adjustment Escrow Agent" means the Escrow Agent to be named in the Adjustment Escrow Agreement.

         "Adjustment Escrow Agreement" means the Adjustment Escrow Agreement that may, subject to the terms of this Agreement, be executed and delivered by Buyer, FHGLP and the Adjustment Escrow Agent, substantially in the form of Exhibit A hereto.

         "Adjustment Time" means 11:59 p.m., California time, on the Closing
Date.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person.

         "Assets" means all of the tangible and intangible assets that are owned, leased or held by the Falcon Companies and that are used or held for use in connection with the conduct of the business or operations of the Systems, and less any such Assets that are sold, transferred or otherwise conveyed by the Falcon Companies to third Persons prior to the Closing in accordance with the provisions of this Agreement, provided that with respect to any assets that are leased by the Falcon Companies or otherwise not owned by the Falcon Companies, "Assets" includes only the interest, title and rights in such assets held by the Falcon Companies.

         "Basic Subscriber" means, with respect to any System, any Subscriber to a System at the regular basic monthly subscription rate (including discounted rates offered in the ordinary course of business consistent with past practice) for at least broadcast basic cable service (either alone or in combination with any other service) for such System, who has rendered payment for at least one month's service and who does not have more than Five Dollars ($5.00) (excluding late charges and fees and amounts subject to a bona fide dispute) that is more than two months past due from the last day of the period to which any outstanding bill relates.

         "Bulk Subscriber" means, with respect to any System, any Subscriber, other than a Basic Subscriber, to at least broadcast basic cable service (either alone or in combination with any other service) for such System which is billed to such Subscriber on a bulk basis to bulk commercial accounts, such as hotels, motels and hospitals and bulk residential accounts, such as condominiums, trailer parks, apartment houses and similar multiple dwelling units or other commercial accounts and who has rendered payment for at least one month's service at such customer's regular basic monthly subscription rate for such service and who does not have more than Five Dollars ($5.00) (excluding late charges and fees and amounts subject to a bona fide dispute) that is more than two months past due from the last day of the period to which any outstanding bill relates.

         "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Section 521 et seq., all other provisions of the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, in each case as amended and in effect from time to time.

         "Charter Holdings" means Charter Communications Holdings, LLC.

         "Charter LLC" means a limited liability company to be formed pursuant to the Charter LLC Operating Agreement as contemplated by Section 6.6.

         "Charter LLC Operating Agreement" means the operating agreement of Charter LLC containing the provisions set forth in Exhibit D hereto and such other provisions as contemplated in Section 6.6, which agreement shall be executed and delivered on the Closing Date.

         "Charter's Disclosure Schedules" means the Disclosure Schedules referred to in Section 5 of this Agreement and attached to this Agreement.

         "Closing" means the purchase and sale of the Purchased Interests pursuant to this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, as amended and in effect from time to time.

         "Commercial Bulk Subscriber" means a Bulk Subscriber that is a commercial or business bulk account, such as a hotel, motel or hospital, as reflected in the records of the Falcon Companies.

         "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and shareholders of any Falcon Company or any ERISA Affiliate any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

         "Consents" means the consents, permits, approvals and authorizations of Governmental Authorities and other Persons necessary to transfer the Purchased Interests to Buyer and to consummate the other transactions contemplated by this Agreement.

         "Contracts" means all leases, easements, rights-of-way, rights of entry, programming agreements, pole attachment and conduit agreements, customer agreements and other agreements (other than Franchises), written or oral (including any amendments and other modifications thereto), to which any Falcon Company is a party or which are binding upon any Falcon Company.

         "Copyright Act" means the Copyright Act of 1976, as amended and in effect from time to time.

         "Credit Agreement" means the Credit Agreement dated as of June 30, 1998, as amended, among certain of the Falcon Companies named therein and the Lenders (as defined therein), including NationsBank, N.A., as Syndication Agent, Bank of America, N.T. & S.A., as Agent, The

Chase Manhattan Bank, as Co-Syndication Agent, BankBoston, N.A., as Documentation Agent and Toronto Dominion (Texas) Inc., as Administrative Agent, as the same may be amended and in effect from time to time.

         "Debt Documents" means the Indenture and the Credit Agreement and the MONY Agreement and all documents or instruments delivered in connection therewith or pursuant thereto, including any placement agreement or registration rights agreement executed and delivered in connection with the issuance of the securities subject to the Indenture.

         "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA to which any Falcon Company or any ERISA Affiliate of any Falcon Company contributes or is required to contribute or which any Falcon Company or any such ERISA Affiliate sponsors or maintains.

         "Encumbrances" means any pledge, claim, mortgage, lien, charge, encumbrance, attachment, exception to or defect in title or other ownership interest or security interest of any kind or nature whatsoever.

         "Enforceability Exceptions" means the exceptions or limitations to the enforceability of contracts under bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies and by public policies generally.

         "Enstar Credit Agreement" means the Credit Agreement dated as of September 30, 1997 among Enstar Finance, Banque Paribas, as Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent, and the other financial institutions party thereto, as the same may be amended and in effect from time to time.

         "Enstar Debt Documents" means the Enstar Credit Agreement and all documents or instruments delivered in connection therewith or pursuant thereto.

         "Environmental Claim" means any written claim, complaint, action, suit, proceeding, investigation or notice, including without limitation any proceeding before any federal, state or local administrative body by any Person, agent or agency of a federal, state or local government alleging potential liability arising out of, based on or resulting from (A) the release or disposal into, or the presence in the environment, including, without limitation, the indoor environment, soil, subsurface, surface or groundwater, of any pollutant, contaminant, waste, toxic substance, hazardous substance, petroleum or petroleum derivative at any location, whether or not owned by the Falcon Companies, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Law" means any and all federal, state or local laws, statues, rules, regulations, ordinances, orders, decrees or other binding obligations (A) related to releases or threatened releases of any Hazardous Substance to soil, surface water, groundwater, air or any other environmental media; (B) governing the use, treatment, storage, disposal, transport, or handling of Hazardous Substance; or
(C) related to the protection of the environment and human health. Such Environmental Laws shall include, but are not limited to, RCRA, CERCLA, EPCRA, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Endangered Species Act, and any other federal, state or local laws, statutes, ordinances, rules, orders, permit conditions, licenses or any terms or provisions thereof related to clauses (A), (B), or (C) above.

         "Equity Interests" means any and all shares, interests, or other equivalent interests (however designated) in the equity of any Person, including capital stock, partnership interests and membership interests, and including any rights, options or warrants with respect thereto.

         "Equivalent Subscribers" means, with respect to any System, as of any date of determination, the sum of: (A) the number of Basic Subscribers served by such System as of such date; (B) the number of Basic Subscribers represented by the Commercial Bulk Subscribers served by such System as of such date, which number of Commercial Bulk Subscribers shall be calculated by dividing (1) the monthly billings attributable to such System's Commercial Bulk Subscribers for full basic cable service provided by such System for the calendar month immediately preceding the date on which such calculation is made, by (2) the full, non-discounted monthly rate charged by such System for full basic cable service (excluding pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and other similar line-itemized charges); and (C) the number of Basic Subscribers represented by the Residential Bulk Subscribers served by such System as of such date, which number of Residential Bulk Subscribers shall be calculated by determining the number of individual dwelling units in such Residential Bulk Subscriber (e.g., for an apartment building, the number of individual apartments in such building) as of such date. For purposes of the foregoing, monthly billings shall exclude billings for a la carte or optional service tiers and for premium services, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and other similar line-itemized charges, and nonrecurring charges or credits which include those relating to installation, connection, relocation and disconnection fees and miscellaneous rental charges for equipment such as remote control devices and converters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as amended and in effect from time to time.

         "ERISA Affiliate" means a trade or business affiliated within the meaning of Sections 414(b), (c) or (m) of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as in effect from time to time.

         "Exchange Agreement" means the Exchange Agreement by and among the parties named therein, containing the provisions set forth in Exhibit E hereto and such other provisions as contemplated in Section 6.6, which agreement shall be executed and delivered on the Closing Date.

         "Falcon Companies" means, collectively, the companies listed on
Schedule 1.1(a) hereto, each of which may be referred to herein individually as a "Falcon Company," and specifically excludes Enstar and Enstar Finance and the other Enstar partnerships listed on Schedule 4.4, Adlink, and all other Investment Persons.

         "Falcon's Disclosure Schedules" means the Disclosure Schedules referred to in Sections 3, 4 and 6.1 of this Agreement and attached to this Agreement.

         "FCC" means the Federal Communications Commission, or any successor agency thereof.

         "FCC Licenses" means any domestic satellite, business radio or other Licenses issued by the FCC with respect to the Systems.

         "FCC Regulations" means the rules, regulations and published policies and decisions of the FCC promulgated by the FCC with respect to the Cable Act, as in effect from time to time.

         "FFI" means Falcon First, Inc.

         "Franchise" means any cable television franchise and related agreements, ordinances, permits, instruments or other authorizations issued or granted to a Falcon Company by any Franchising Authority, including all amendments thereto and renewals or modifications thereof, authorizing the construction or operation of a cable television system.

         "Franchise Area" means any geographic area in which a Falcon Company is authorized to provide cable television service pursuant to a Franchise (including any area pursuant to which a Falcon Company is operating under an expired Franchise) or otherwise provides cable television service for which area a Franchise is being negotiated or is not required pursuant to applicable Legal Requirements.

         "Franchising Authorities" means all Governmental Authorities that have issued or granted any Franchises relating to the operation of a System.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Governmental Authority" means any federal, state, or local governmental authority or instrumentality, including any court, tribunal or administrative or regulatory agency, department, bureau, commission or board.

         "Hazardous Substance" means any substance, hazardous material, or other substance or compound regulated under Environmental Laws, including, without limitation, petroleum or any refined product or fraction or derivative thereof.

         "Headquarters Employees" means the employees of the Falcon Companies set forth in Schedule 1.1(b), less any such employees who are no longer employed by the Falcon Companies at the Closing (other than as a result of the transactions contemplated by this Agreement), plus any employees hired in the ordinary course of business to replace any such Headquarters Employees.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the regulations promulgated by the Federal Trade Commission with respect thereto, as amended and in effect from time to time.

         "Indebtedness" of any Person means, without duplication, (A) all indebtedness for borrowed money; (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued liabilities entered into in the ordinary course of business on ordinary terms); (C) all non-contingent reimbursement or payment obligations with respect to surety instruments; (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (F) all capitalized lease obligations;
(G) all net obligations with respect to swap or interest rate hedge Contracts;
(H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (I) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; provided, however, that "Indebtedness" shall not include any obligations such as letters of credit, surety bonds or performance bonds or similar obligations entered into in the ordinary course of business.

         "Indenture" means the Indenture dated as of April 3, 1998 among FHGLP (and assumed by Falcon) and Falcon Funding Corporation and United States Trust Company of New York, as Trustee, as the same may be amended and in effect from time to time.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, patents, permits, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (which shall in no event include Franchises, Licenses or Contracts) issued to or owned by any of the Falcon Companies.

         "Knowledge" means the actual knowledge of the persons listed in
Schedule 1.1(c) with respect to Buyer and the actual knowledge of the persons listed in Schedule 1.1(d) with respect to Falcon.

         "Legal Restrictions" means restrictions on transfer arising under the securities laws, the Cable Act, FCC Regulations, the Franchises and the Licenses.

         "Legal Requirements" means applicable common law and any applicable statute, permit, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority (including the FCC), including any applicable order, decree or judgment which may have been handed down, adopted or imposed by any Governmental Authority, all as in effect from time to time.

         "Licenses" means all domestic satellite, business radio and other FCC Licenses, and all other licenses, authorizations and permits issued by any Governmental Authority that are held by a Falcon Company in the business and operations of the Systems, excluding the Franchises.

         "Loss" means any claims, losses, liabilities, damages, penalties, costs and expenses (excluding any and all consequential, incidental and special damages).

         "Material Adverse Effect" means a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Falcon Companies, taken as a whole or the Systems, taken as a whole, but without giving effect to any effect resulting from (i) changes in conditions (including economic conditions, Rate Regulatory Matters and other federal or state governmental actions, proposed or enacted legislation or proposed or enacted regulations) that are applicable to the economy or the cable television industry in general on a national, regional or state basis or (ii) any changes in competition affecting the business of the Falcon Companies.

         "Material Contract" means any Contract that requires payments by a Falcon Company in the aggregate of more than $150,000 per year, any Contract containing a noncompete covenant binding on any of the Falcon Companies, any Contract relating to the business of providing Internet access or telephony services, any Contract relating to a pending purchase or sale of cable television systems, and any partnership agreement, limited liability operating agreement or similar agreement pursuant to which any Falcon Company has made an investment in an Investment Person, but "Material Contract" specifically excludes all subscription agreements with customers (including, multiple dwelling unit agreements and Contracts with Bulk Subscribers), pole attachment agreements and conduit agreements, and construction contracts.

         "Material FCC Consent" means any Consent of the FCC that is necessary for the transfer of control to Buyer in connection with the consummation of the transactions contemplated by this Agreement with respect to the Licenses identified in Schedule 1.1(e).

         "MONY Agreement" means the Note Purchase and Exchange Agreement dated as of October 21, 1991, among Falcon Telecable, a California Limited Partnership, AUER & CO., and J. Romeo & Co., relating to the 11.56% Series A Subordinated Notes due March 31, 2001 and 11.56% Series B Subordinated Notes due March 31, 2001, as the same may be amended and in effect from time to time.

         "MONY Notes" means the Notes issued pursuant to the MONY Agreement.

         "Nathanson Agreement" shall mean the agreement relating to the appointment of Marc Nathanson as Vice-Chairman of Charter and as a director of any public entity formed by Charter and related items relating to such appointment, including office space and staff assistance for Mr. Nathanson, that has been entered into concurrently with the execution of this Agreement.

         "Organizational Documents" means, with respect to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person.

         "Permitted Encumbrances" means each of the following: (A) liens for current taxes and other governmental charges that are not yet due and payable;
(B) liens for taxes, assessments, governmental charges or levies, or claims the non-payment of which is being diligently contested in good faith or liens arising out of judgments or awards against the Falcon Companies with respect to which at the time there shall be a prosecution for appeal or there shall be a proceeding to review or the time limit has not yet run for such an appeal or review with respect to such judgment or award; provided that with respect to the foregoing liens in this clause (B), adequate reserves shall have been set aside on the Falcon Companies' books, and no foreclosure, distraint, sale or similar proceedings shall have been commenced with respect thereto that remain unstayed for a period of 60 days after their commencement; (C) liens of carriers, warehousemen, mechanics, laborers, and materialmen and other similar statutory liens incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, and for which adequate reserves have been set aside on the Falcon Companies' books; (D) liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or similar laws; (E) statutory landlords' liens; (F) with respect to the Real Property, leases, easements, rights to access, rights-of-way, mineral rights or other similar reservations and restrictions, defects of title, which are either of record or set forth in Schedule 3.9 or in the deeds or leases to such Real Property or which, either individually or in the aggregate, do not materially and adversely affect or interfere with the ownership or use of such Real Property in the business and operation of the Systems as presently conducted; (G) Encumbrances arising under or in respect of the Senior Debt and the Credit Agreement and the Enstar Credit Agreement and the documents and instruments delivered in connection therewith or pursuant thereto; and (H) any other claims or encumbrances that are described in Schedule 3.9 and that relate to liabilities and obligations that are to be discharged in full at the Closing or that will be removed prior to or at Closing.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, Governmental Authority, or other entity or organization.

         "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the Closing Date.

         "Put Agreement" means the Put Agreement by and among the parties named therein, substantially in the form of Exhibit B hereto, which agreement shall be executed and delivered on the Closing Date.

         "Rate Regulatory Matter" means, with respect to any cable television system, any matter or any effect on such system or the business or operations thereof, arising out of or related to the Cable Act, any FCC Regulations heretofore adopted thereunder, or any other present or future Legal Requirement dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise).

         "Real Property" means all of the fee and leasehold estates that are owned or held by any of the Falcon Companies and used or held for use in the business or operations of the Systems, and, to the extent of the interest, title, and rights of the Falcon Companies in the following: buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way, and other real property interests that are owned or held by any of the Falcon Companies and used or held for use in the business or operations of the Systems, plus in each case such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement by and among the parties named therein, substantially in the form of Exhibit C hereto, which agreement shall be executed and delivered at the time contemplated in such agreement.

         "Released Parties" means, collectively, Sellers and their Affiliates and their respective officers, directors, shareholders, members, partners, employees and agents.

         "Residential Bulk Subscriber" means a Bulk Subscriber that is a residential bulk account, such as an apartment, condominium or trailer park, as reflected in the records of the Falcon Companies.

         "SEC" means the U.S. Securities and Exchange Commission or any successor agency thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as in effect from time to time.

         "Senior Debentures" means the Series A and Series B 8.375% Senior Debentures due 2010 issued by FHGLP (and assumed by Falcon) and Falcon Funding Corporation.

         "Senior Debentures Amount" means the aggregate principal amount, plus accrued and unpaid interest, outstanding in respect of the Senior Debentures as of the Closing Date.

         "Senior Debt" means the outstanding indebtedness of the Falcon Companies under the Credit Agreement.

         "Senior Debt Amount" means the aggregate principal amount, plus accrued and unpaid interest, outstanding in respect of the Senior Debt pursuant to the Credit Agreement as of the Closing Date.

         "Senior Discount Debentures" means the Series A and Series B 9.285% Senior Discount Debentures due 2010 issued by FHGLP (and assumed by Falcon) and Falcon Funding Corporation.

         "Senior Discount Debentures Accreted Value" means the Accreted Value (as defined in the Indenture) of the Senior Discount Debentures as of the Closing Date.

         "Subscriber" means any Person to whom any Falcon Company provides cable television programming or other service through the Systems into a single household, a multiple dwelling unit, a hotel or motel unit, a commercial business or any other real property improvement.

         "Subsidiary" means, with respect to any Person, any other Person of which the outstanding voting Equity Interests sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, of which 50% or more of the Equity Interests) are owned (beneficially or otherwise) directly or indirectly by such first Person or any Subsidiary thereof.

         "Systems" means the cable television systems owned and operated by any Falcon Company or any combination of any of them, each of which may be referred to herein individually as a "System," but excluding the cable television systems owned, operated or managed, directly or indirectly, by Enstar and the other Investment Persons.

         "Tangible Personal Property" means all of the equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, converters, spare parts, and other tangible personal property which are owned or leased by any of the Falcon Companies and used or held for use in the conduct of the business or operations of the Systems, plus such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

         "Tax" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any government or taxing authority, including: federal, state, local, or foreign gross income, gross receipts, net income, ad valorem, value added, possessory interest, alternative or add-on minimum, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, stamp, occupation, premium, environmental, transfer, payroll, employment, withholding, or other taxes, charges, fees, liens, customs, duties, licenses or other governmental assessments, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, but excluding Franchise fees, FCC payments and fees, and copyright payments and fees.

         "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing, including any schedule or attachment thereto, and including any amendment thereof, required to be submitted to any Governmental Authority with respect to any Tax.

         "TCI Systems" means the Systems contributed to the Falcon Companies by TCI pursuant to the Contribution and Purchase Agreement referred to in the Amended and Restated Agreement of Limited Partnership of Falcon dated as of December 30, 1997, as amended.

         "Transaction Documents" means this Agreement, the Adjustment Escrow Agreement (if applicable), the Put Agreement, the Registration Rights Agreement, the Exchange Agreement, the Charter LLC Operating Agreement, the Amended Falcon Partnership Agreement, and the other documents, agreements, certificates and other instruments to be executed, delivered and performed by the parties in connection with the transactions contemplated by this Agreement.

         "Transferable Franchise Area" means any Franchise Area with respect to which (A) any Consent necessary under a Franchise (including an expired Franchise pursuant to which a Falcon Company is operating) in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or shall have been deemed obtained by operation of law in accordance with the provisions of the Cable Act, or (B) no Consent is necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement, provided that, with respect to any expired Franchise for which, as of the date hereof, the Franchising Authority has not granted to the applicable Falcon Company continuing operation authority and the Franchise Area serves greater than 350 Subscribers and pursuant to which Consent was not required prior to its expiration, a true and complete list of which is set forth on Schedule 1.1(f), the corresponding Franchise Area shall not be a Transferable Franchise Area unless and until the applicable Franchising Authority has either (i) consented to the consummation of the transactions contemplated by this Agreement, (ii) renewed such Franchise, or (iii) granted to the applicable Falcon Company continuing operating authority to the effect that such Falcon Company has authority to operate under such Franchise until such time as a final decision has been made with respect to the renewal of such Franchise, such consent, renewal or continuing operating authority being referred to as a "Designated Consent"), or (C) no Franchise is required to provide cable television service pursuant to applicable Legal Requirements, which Franchise Areas referred to in this clause (C) are listed on Schedule 3.8, or (D) with respect to the Franchises marked with an asterisk on Schedule 3.8, the applicable Franchising Authority has either (i) evidenced its acknowledgment and approval of the consummation of the transactions contemplated by this Agreement, or (ii) has not requested additional information from Falcon or Buyer regarding such transactions within 30 days of receiving the notification referred to in Section 6.4(h).

         "Upset Date" means November 30, 2000, subject to extension as provided in Section 8.1(a)(3) and 8.1(a)(4).

         1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, and in addition to (i) the definitions set forth in the first paragraph hereof and in Section 1.1, and (ii) certain defined terms that are used solely within the section in which they are defined, the following terms have the meanings set forth in the sections indicated:

Term                                                          Section
----                                                          -------
Adjustment Escrow Amount                                      Section 2.5(a)(2)

Adlink                                                        Recital A

Aggregate Consideration                                       Section 2.3(a)

Allocation Agreements                                         Section 6.10(h)

Allocation Notice                                             Section 2.1(b)

Antitrust Division                                            Section 6.5

Amended Falcon Partnership Agreement                          Section 6.6(c)

Assumed Liabilities                                           Section 2.2(a)

Capital Expenditure Budget                                    Section 3.23

Cause                                                         Section 6.9(c)

Charter Allocation Agreement                                  Section 6.10(h)

Charter Corporate Subsidiary                                  Section 6.10(h)

Cash Consideration                                            Section 2.3

Charter Financial Statements                                  Section 5.9(a)

Closing Cash Payment                                          Section 2.5

Closing Equivalent Subscribers                                Section 2.4(a)

Closing Net Liabilities                                       Section 2.4(b)

Closing Payment                                               Section 2.5(b)

Confidentiality Agreement                                     Section 6.2(a)

Contributed Interest                                          Section 2.1(b)

Current Assets                                                Section 2.4(b)(2)

Current Liabilities                                           Section 2.4(b)(3)

Designated Consent                                            Definition of Transferable Franchise Area

DOL                                                           Section 3.13(d)(ix)

Enstar                                                        Recital A

Enstar Finance                                                Recital A

Equity Consideration                                          Section 2.1(b)

Equity Value                                                  Section 2.3(b)

Falcon 401(k) Plan                                            Section 6.9(g)

Falcon Allocation Agreement                                   Section 6.10(h)

Falcon Financial Statements                                   Section 3.5(a)

Fee Properties                                                Section 3.9

Final Closing Statement                                       Section 2.6(a)

FTC                                                           Section 6.5

Inventory                                                     Section 3.19

Investment Person                                             Section 3.3(a)

Minimum Contributed Interest                                  Section 2.1(b)

Net Closing Payment                                           Section 2.5(b)

NYNEX Litigation                                              Section 2.1(c)

Options                                                       Section 8.2(h)

Pending Acquisitions                                          Section 6.1(c)(3)

Preliminary Closing Statement                                 Section 2.5(a)

Preliminary Dispute Notice                                    Section 2.5(a)

Purchased Interests                                           Section 2.1

Referee                                                       Section 2.5(a)(1)

Tax Partnership                                               Section 3.12(b)(9)

Transferred Headquarters Employees                            Section 6.9(b)

Working Capital                                               Section 2.4(b)(1)

Year 2000 Matters                                             Section 3.22

Year 2000 Plan                                                Section 3.22

         1.3 Rules of Construction. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section is a reference to a Section of this Agreement, a reference to an Exhibit is a reference to an Exhibit to this Agreement, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Disclosure Schedules and the Exhibits to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 2 SALE AND PURCHASE OF PURCHASED INTERESTS; CONTRIBUTION OF CONTRIBUTED INTEREST; ASSUMPTION OF LIABILITIES; CONSIDERATION.

         2.1 Agreement to Sell and Buy Purchased Interests and to Contribute Contributed Interest. Subject to the terms and conditions set forth in this Agreement,

                  (a) Sellers hereby agree to sell, transfer, convey and deliver to Buyer at the Closing, and Buyer hereby agrees to purchase at the Closing, the Equity Interests specified below (the "Purchased Interests"), free and clear of all Encumbrances, other than the pledges disclosed on Schedule 4.3 and subject to the Legal Restrictions:

                           (1) from TCI, its entire partnership interest in
Falcon;

                           (2) from FHGLP, that portion of its partnership
interest in Falcon that is not represented by the Contributed Interest;

                           (3) from FC Trust, its entire partnership interest in
Falcon Video Communications Investors, L.P.;

                           (4) from FHGI, its entire partnership interest in
each of Falcon Media Investors Group, a California Limited Partnership, Falcon Community Investors, L.P., Falcon Telecable Investors Group, a California Limited Partnership, and Falcon Investors Group, Ltd. a California Limited Partnership;

                           (5) from FHGLP, all of the capital stock in Enstar
and its entire membership interest in Enstar Finance Company, LLC; and

                           (6) from DHN, its entire membership interest in
Adlink.

                  (b) FHGLP agrees to contribute to Charter LLC, free and clear of all Encumbrances, other than the pledges disclosed on Schedule 4.3 and subject to the Legal Restrictions, a portion of its partnership interest in Falcon (the "Contributed Interest"). The percentage of FHGLP's partnership interest in Falcon represented by the Contributed Interest shall be set forth in
Part I of a written notice delivered to Buyer at least two days prior to Closing substantially in the form set forth in Exhibit F (the "Allocation Notice"). In exchange for such contribution to Charter LLC, FHGLP shall receive Units in Charter LLC as provided in the Charter LLC Operating Agreement (the "Equity Consideration"). The Contributed Interest shall not be less than 44.5% of FHGLP's partnership interest in Falcon (the "Minimum Contributed Interest") and it shall not be greater than that percentage of FHGLP's partnership interest in Falcon that would cause the Equity Value to equal Five Hundred Fifty Million Dollars ($550,000,000) provided, however, (i) if receipt of the Equity Consideration may result in Taxes being recognized by the equity owners of FHGLP, as reasonably determined by counsel to FHGLP, then FHGLP may elect to contribute to Charter LLC a portion of its partnership interest in Falcon that is less than the Minimum Contributed Interest, or may elect to not contribute any portion of its partnership interest in Falcon to Charter LLC, in which event FHGLP's entire partnership interest in Falcon (or the portion not so contributed) shall be sold to Buyer pursuant to Section 2.1(a) hereof and otherwise treated as a Purchased Interest hereunder; (ii) if prior to the Closing Buyer, Charter LLC, or Charter Holdings takes an action (other than dispositions of obsolete equipment or other equipment deemed to be unnecessary in the ordinary operations of Charter Holdings' business) that results in a reduction in the assets of Charter LLC or Charter Holdings, then (in addition to the right of FHGLP and Buyer to mutually agree to an appropriate adjustment to the number of units in Charter LLC received by FHGLP as set forth in Exhibit D) FHGLP may elect not to contribute any portion of its partnership interest in Falcon to Charter LLC, in which event FHGLP's entire partnership interest in Falcon shall be sold to Buyer pursuant to Section 2.1(a) hereof and otherwise treated as a Purchased Interest hereunder; and (iii) if FHGLP makes the election to receive a cash payment pursuant to Section 6.6(c) hereof, FHGLP's entire partnership interest in Falcon shall be sold to Buyer pursuant to Section 2.1(a) hereof and otherwise treated as a Purchased Interest hereunder. If the status or qualification of the recipient of the Equity Consideration from FHGLP would cause the issuance of the Equity Consideration hereunder to require public registration of the Equity Consideration, as reasonably determined by Buyer, Buyer may elect to require FHGLP to not distribute the Equity Consideration to such recipient.

                  (c) FHGLP hereby agrees to assign or cause to be assigned to Buyer at the Closing all of its rights and interest in Case No. BC193800, Superior Court of the State of California, County of Los Angeles, Falcon Britannia, L.P. and Camelot Cable, Inc. v. NYNEX Corporation, NYNEX U.K. Telephone and Cable T.V. Holding Company Limited, and Cable & Wireless Communications plc, and all related rights and claims (the "NYNEX Litigation").

                  (d) Subject to the terms and conditions set forth in Section 6.4(f) and this Agreement, FHGLP and TCI hereby agree to cause 100% of the joint venture interests in Pacific Microwave Joint Venture to be assigned to Falcon at or prior to the Closing.

         2.2 Assumption of Obligations; Effect on Partnership Agreement of
Falcon.

                  (a) In consideration of the sale of the Purchased Interests and the contribution of the Contributed Interest, concurrently with the Closing, Buyer shall assume and be responsible for (and shall indemnify and hold Sellers harmless from and against) all obligations and liabilities associated with the Purchased Interests purchased by Buyer and the Contributed Interest contributed to Charter LLC by FHGLP, whether such obligations and liabilities arose prior to Closing or arise after the Closing, including (and notwithstanding any provision of applicable law to the contrary) all obligations and liabilities arising out of the ownership of a general partnership interest in any Falcon Company (collectively, the "Assumed Liabilities"), it being the intent of the parties that Sellers be protected against liabilities of the Falcon Companies as if the Sellers were stockholders in a corporation or members in a limited liability company; provided that Buyer shall not be deemed to have assumed directly any obligations and liabilities of the Falcon Companies vis-a-vis any Person that is not a party to this Agreement, and no such Person shall have any greater rights vis-a-vis Buyer or any of the Falcon Companies than as a result of Buyer's and the Falcon Companies' status as a general partner of the Falcon Companies.

                  (b) It is understood and agreed by Buyer that from and after the Closing, none of Sellers or their partners or Shareholders or TCI Communications, Inc. (or any successor thereto) shall have any further rights (subject to and without limiting their indemnification and exculpation rights as provided in Section 6.13), obligations or responsibilities of any nature whatsoever pursuant to the provisions of the Amended and Restated Agreement of Limited Partnership of Falcon Communications, L.P. dated as of December 30, 1997, as amended, or the Contribution and Purchase Agreement dated as of December 30, 1997 among Falcon, FHGLP, TCI and certain other parties, as amended, irrespective of when such obligations or responsibilities may have arisen or be deemed to have arisen.

         2.3 Consideration for Purchased Interests and Contributed Interest.

                  (a) The consideration for the Purchased Interests and the Contributed Interest shall be Three Billion Four Hundred Eighty-One Million Dollars ($3,481,000,000) in the aggregate, subject to adjustment in accordance with Sections 2.4, 2.5 and 2.6 (the "Aggregate Consideration"). The Aggregate Consideration shall be determined by Falcon based on the Preliminary Closing Statement and set forth in Part II of the Allocation Notice. The Buyer shall pay a portion of the Aggregate Consideration in cash (the "Cash Consideration"), and the balance of the Aggregate Consideration shall be represented by the Equity Consideration delivered to FHGLP pursuant to Section 2.1(b). The value of the Aggregate Consideration shall be allocated among the Sellers as determined by the Sellers and set forth in Part III of the Allocation Notice.

                  (b) The amount of the Cash Consideration shall equal the Aggregate Consideration reduced by the "Equity Value", which shall equal the product of (i) the value of the Aggregate Consideration allocated to FHGLP in
Part III of the Allocation Notice, and (ii) the percentage of FHGLP's partnership interest in Falcon that is contributed to Charter LLC pursuant to
Section 2.1(b). The Equity Value shall be set forth in Part IV of the Allocation Notice.

                  (c) Each Seller acknowledges that upon payment of the Aggregate Consideration to the accounts or Persons designated by the Sellers in accordance with this Agreement, Buyer shall have no additional liability or obligation to the Sellers with respect to the allocation of the Aggregate Consideration among the Purchased Interests and the Contributed Interest and the Sellers, and each Seller agrees to indemnify and hold Buyer harmless from and against any claim by a Seller (or a partner, shareholder or member of such Seller) arising out of the allocation of the Aggregate Consideration.

                  (d) The Sellers and Buyer agree to allocate the Cash Consideration among the Sellers of the Purchased Interests as follows:

                           (1) $1 shall be paid to FHGLP for all of its capital
stock in Enstar,

                           (2) $1 shall be paid to DHN for its entire membership
interest in Adlink, and

                           (3) the balance of the Cash Consideration allocated
to each Seller of the other Purchased Interests shall equal the sum of (x) the cash portion of the Net Closing Payment paid to such Seller as set forth in Part V of the Allocation Notice, plus (y) the portion of the Adjustment Escrow Amount paid to such Seller pursuant to Section 2.6(b)(1)(B) hereof (if any).

         2.4 Adjustments.

                  (a) Closing Equivalent Subscribers. The Aggregate Consideration shall be decreased by the number, if any, by which the number of Closing Equivalent Subscribers is less than 979,700 multiplied by $3,516. For purposes of this Agreement, "Closing Equivalent Subscribers" means the total number of Equivalent Subscribers for all of the Systems as of the Closing Date, subject to the provisions of Sections 2.4(c) and 6.1(c)(3).

                  (b) Closing Net Liabilities. The Aggregate Consideration shall be decreased by the amount of the Closing Net Liabilities. For purposes of this Agreement, "Closing Net Liabilities" means:

                                    (i)     the Senior Discount Debentures
                                            Accreted Value; plus

                                    (ii)    the Senior Debentures Amount; plus

                                    (iii)   the Senior Debt Amount; plus

                                    (iv)    the principal amount and any accrued
                                            but unpaid interest as of the
                                            Adjustment Time in respect of any
                                            other indebtedness for borrowed
                                            money (not included in the foregoing
                                            clauses (b)(i), (ii) and (iii) of
                                            this Section 2.4), if any, of the
                                            Falcon Companies as of the
                                            Adjustment Time (in each case of the
                                            foregoing clauses (b)(i), (ii),
                                            (iii) and (iv) of this Section 2.4,
                                            prior to giving effect to any
                                            repayment of such indebtedness by
                                            Buyer at the Closing); plus

                                    (v)     the absolute value of Working
                                            Capital if such number is less than
                                            zero; plus

                                    (vi)    expenses of the Falcon Companies
                                            relating to the consummation of the
                                            transactions contemplated by this
                                            Agreement, including fees and
                                            expenses of attorneys, accountants,
                                            financial advisors and broker fees,
                                            if such fees and expenses are paid
                                            after the Closing Date and were not
                                            otherwise reflected as a Current
                                            Liability or Closing Net Liability
                                            in the computation of Aggregate
                                            Consideration or paid by the
                                            Sellers, but excluding any expenses
                                            that Buyer agrees to pay or is
                                            obligated to pay pursuant to this
                                            Agreement; plus

                                    (vii)   without limiting Falcon's
                                            obligations under Section 6.9, all
                                            amounts to be paid by Falcon or the
                                            Falcon Companies at or before the
                                            Closing pursuant to Section 6.9(b)
                                            if such amounts are not so paid on
                                            or prior to the Closing Date and are
                                            not otherwise reflected as a Current
                                            Liability or Closing Net Liability
                                            in the computation of Aggregate
                                            Consideration or paid by the
                                            Sellers; minus

                                    (viii)  one-half of the amount paid by
                                            Falcon at or before the Closing in
                                            respect of severance to the
                                            Headquarters Employees pursuant to
                                            Section 6.9(b), provided that the
                                            maximum adjustment pursuant to this
                                            clause (viii) shall be $4,500,000
                                            and Buyer shall have no other
                                            obligation in respect of such
                                            payments other than the adjustment
                                            provided in this clause (viii);
                                            minus

                                    (ix)    Working Capital if such number is
                                            greater than zero; minus (x) the
                                            amount provided for in Section
                                            6.1(c)(3) (Pending Acquisitions);
                                            minus

                                    (xi)    the $2,500,000 investment made by
                                            Falcon Community Cable, L.P. in the
                                            Bend, Oregon joint venture; minus

                                    (xii)   that portion of the capital
                                            expenditures provided for in Section
                                            6.1(b)(7) (Capital Expenditures).

                           (1) Subject to the other provisions of this Section
2.4(b), "Working Capital" means Current Assets as of the Adjustment Time minus Current Liabilities as of the Adjustment Time.

                           (2) Subject to the other provisions of this Section
2.4(b), "Current Assets" means the total current assets of the Falcon Companies as defined for purposes of GAAP, and prepayments in respect of performance bonds and long term rights of way with a maturity in excess of one year, computed for the Falcon Companies as of the Adjustment Time on a consolidated basis and without duplication in accordance with GAAP.

                           (3) Subject to the other provisions of this Section
2.4(b) and Section 3.12(a), "Current Liabilities" means the total current liabilities of the Falcon Companies as defined for purposes of GAAP, including vacation pay and sick pay, computed for the Falcon Companies as of the Adjustment Time on a consolidated basis and without duplication in accordance with GAAP; provided, however, that notwithstanding GAAP, or anything to the contrary in this Agreement, Current Liabilities shall not include and no adjustment to the Aggregate Consideration shall be made in respect of: (A) any amount payable in respect of or pursuant to the Debt Documents or any indebtedness for borrowed money referred to in clause (b)(iv) above; (B) any prepayment penalty or premium, breakage costs, change of control penalty or premium or other payment arising out of or resulting from the consummation of the transactions contemplated by this Agreement, including the termination of any Contract, under or pursuant to the Debt Documents or any other Contract or other obligation to which any of the Falcon Companies is a party or by which it may be bound, including any swap or interest rate hedge Contract; (C) any Taxes to be paid by the Buyer pursuant to Section 6.10; (D) any amounts paid or to be paid by Falcon or the Falcon Companies in respect of severance to the Headquarters Employees pursuant to the provisions of Section 6.9 hereof except as provided in the preceding provisions of this Section 2.4(b); and (E) any liability that is otherwise included in Closing Net Liabilities.

                  (c) Right of First Refusal Sale. If prior to the Closing hereunder any Franchising Authority notifies any Falcon Company or Buyer in writing of such Franchising Authority's intent to purchase the assets of any System (or portion thereof) that serves the Franchise Area covered by the Franchise granted by such Franchising Authority pursuant to any right of first refusal or similar right in such Franchise that is triggered by the consummation of the purchase and sale of the Purchased Interests and contribution of the Contributed Interest, and the Franchising Authority does not rescind such notice prior to the Closing, then (1) at the Closing the amount of the Aggregate Consideration shall be reduced by an amount equal to the product of (A) the number of Closing Equivalent Subscribers represented by the Subscribers served in such Franchise Area (determined as if the effective time of the consummation of the respective sale of such system to the Franchising Authority were the Adjustment Time hereunder) multiplied by (B) $3,516, and the target number of 979,700 Closing Equivalent Subscribers referred to in Section 2.4(a) shall be reduced by the number of Closing Equivalent Subscribers referred to in clause
(A) above; (2) upon consummation of such purchase by the Franchising Authority prior to the date the Aggregate Consideration is finally determined pursuant to
Section 2.6(a), Buyer shall promptly remit (or cause the Falcon

Companies to remit) to Sellers the aggregate amount of sale proceeds received by Buyer or the Falcon Companies; and (3) if the Aggregate Consideration is finally determined pursuant to Section 2.6(a) prior to the consummation of such purchase by the Franchising Authority, Buyer shall pay to the Sellers in cash the amount by which the Aggregate Consideration was reduced pursuant to clause (1) above within three business days after the date on which the amount of the Aggregate Consideration is finally determined.

         2.5 Payments at Closing.

                  (a) No later than ten (10) days prior to the date scheduled for the Closing, Falcon shall prepare and deliver to Buyer a written report (the "Preliminary Closing Statement") setting forth Falcon's estimates of Closing Net Liabilities, Closing Equivalent Subscribers, and the Aggregate Consideration, determined in accordance with Section 2.4. The Preliminary Closing Statement shall be prepared by Falcon in good faith and shall be certified by Falcon to be its good faith estimate of the Closing Net Liabilities, Closing Equivalent Subscribers and the Aggregate Consideration as of the date thereof. Falcon shall make available to Buyer such information as Buyer shall reasonably request relating to the matters set forth in the Preliminary Closing Statement. If Buyer does not agree with the Closing Net Liabilities, Closing Equivalent Subscribers or Aggregate Consideration set forth in the Preliminary Closing Statement, then on or prior to the third (3rd) day prior to the date scheduled for the Closing, Buyer may deliver to Falcon a written report (the "Preliminary Dispute Notice") setting forth in reasonable detail Buyer's good faith estimates (supported by substantial evidence) of any amount set forth in the Preliminary Closing Statement with which Buyer disagrees. In the case of any such estimated amount set forth in the Preliminary Dispute Notice, Falcon and Buyer shall endeavor in good faith to agree prior to the Closing on the appropriate amount of such estimates to be used in calculating the Closing Payment (as defined below). If Falcon and Buyer do not agree on any such amounts by the business day prior to the date scheduled for the Closing, Falcon, at its election, may either:

                           (1) Elect to postpone the Closing and retain Price
Waterhouse Coopers (Los Angeles, California office) (the "Referee") to make a determination as to the appropriate treatment for purposes of agreeing on estimates to be made at Closing of any amounts under dispute and the Closing shall thereafter take place on the third business day following resolution of such dispute, subject to satisfaction or waiver of all applicable conditions precedent. The Referee shall endeavor to resolve the dispute as promptly as practicable and the Referee's resolution of the dispute shall be final and binding on the parties for purposes of the estimates to be made at Closing; provided, however, that in no event shall such resolution result in (i) amounts less than the amounts therefor (in the case of liabilities) or greater than the amounts therefor (in the case of assets) set forth in the Preliminary Closing Statement or (ii) amounts greater than the amounts therefor (in the case of liabilities) or less than the amounts therefor (in the case of assets) set forth in the Preliminary Dispute Notice. The costs and expenses of the Referee and its services rendered pursuant to this Section 2.5 shall be borne one-half by Buyer and one-half by Sellers; or

                           (2) Elect to proceed to Closing and cause Buyer, at
the Closing, to deposit an amount in cash equal to the difference (the "Adjustment Escrow Amount") between the Aggregate Consideration, adjusted pursuant to Section 2.4(a) and (b) that would be calculated using the estimates set forth in the Preliminary Closing Statement (with any changes thereto mutually agreed to by Buyer and Falcon) and the Aggregate Consideration adjusted pursuant to Section 2.4(a) and (b) that would be calculated using the estimates set forth in the Preliminary Dispute Notice (with any changes thereto mutually agreed to by Buyer and Falcon), to the Adjustment Escrow Agent, to be held and disbursed in accordance with the terms of the Adjustment Escrow Agreement and
Section 2.6.

                  (b) At Closing, Buyer shall pay cash and FHGLP shall receive the Equity Consideration as follows:

                           (1) if Falcon has made the election in Section
2.5(a)(2) above, Buyer shall pay cash to the Adjustment Escrow Agent in an amount equal to the Adjustment Escrow Amount, such cash to be held by the Adjustment Escrow Agent in escrow on behalf of the parties in accordance with the terms of the Adjustment Escrow Agreement and Section 2.6;

                           (2) Buyer shall pay cash to the Sellers in an
aggregate amount equal to the excess of (i) the amount of the Aggregate Consideration pursuant to Section 2.4(a) and (b), as determined pursuant to this
Section 2.5 (including as determined pursuant to Section 2.5(a) and as mutually agreed by Buyer and Falcon) over (ii) the sum of (x) the amount of the Equity Value (as set forth in Part IV of the Allocation Notice), and (y) the aggregate amount paid under clause (1), if applicable, to the Adjustment Escrow Agent; and

                           (3) FHGLP shall contribute the Contributed Interest
to Charter LLC in exchange for the Equity Consideration.

The sum of the cash paid to Sellers pursuant to clause (2) above and the Equity Value represented by the Equity Consideration received by FHGLP pursuant to clause (3) above is referred to as the "Net Closing Payment" and the sum of the Net Closing Payment and the Adjustment Escrow Amount is referred to as the "Closing Payment."

                  (c) None of the Adjustment Escrow Amount will be available for any purpose, other than as described in Section 2.6(b), and the Adjustment Escrow Amount shall not be available to satisfy any other obligations of Sellers under this Agreement or otherwise.

         2.6 Post-Closing Payment of  Aggregate Consideration Adjustments.

                  (a) Final Closing Statement. Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to FHGLP a written report (the "Final Closing Statement") setting forth Buyer's final estimates of Closing Net Liabilities, Closing Equivalent Subscribers and the Aggregate Consideration, determined in accordance with Section 2.4. The Final Closing Statement shall be prepared by Buyer in good faith and shall be certified by Buyer to be, as of the date prepared, its good faith estimate of the Closing Net Liabilities, Closing Equivalent Subscribers and Aggregate Consideration. Buyer shall allow FHGLP and its agents access at all reasonable times after the Closing Date to copies of the books, records and accounts of the Falcon Companies and make available to FHGLP such information as FHGLP reasonably requests to allow FHGLP to examine the accuracy of the Final Closing Statement. Within thirty (30) days after the date that the Final Closing Statement is delivered by Buyer to FHGLP, FHGLP shall complete its examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to any amounts set forth in the Final Closing Statement; provided, however, that if Buyer does not comply with its obligations pursuant to the preceding sentence, such thirty (30) day period shall run from the day after the date on which Buyer complies with such obligations. After submission of the Final Closing Statement, Buyer shall have no right to raise further adjustments in its favor and after submission of FHGLP's report of any proposed adjustments, FHGLP shall have no right to raise further adjustments in Sellers' favor. If FHGLP notifies Buyer of its acceptance of the amounts set forth in the Final Closing Statement, or if FHGLP fails to deliver its report of any proposed adjustments within the period specified in the second preceding sentence, the amounts set forth in the Final Closing Statement shall be conclusive, final and binding on the parties as of the last day of such period. Buyer and FHGLP shall use good faith efforts to resolve any dispute involving the amounts set forth in the Final Closing Statement. If FHGLP and Buyer fail to agree on any amount set forth in the Final Closing Statement within fifteen (15) days after Buyer receives FHGLP's report pursuant to this
Section 2.6, then FHGLP shall retain the Referee to make the final determination, under the terms of this Agreement, of any amounts under dispute. The Referee shall endeavor to resolve the dispute as promptly as practicable and the Referee's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction; provided that in no event shall such resolution result in (i) amounts less than the amounts therefor (in the case of liabilities) or more than the amounts therefor (in the case of assets) set forth in FHGLP's written report pursuant to this Section 2.6(a) or (ii) amounts greater than the amounts therefor (in the case of liabilities) or less than the amounts therefor (in the case of assets) set forth in the Final Closing Statement. The costs and expenses of the Referee and its services rendered pursuant to this Section 2.6 shall be borne one-half by Buyer and one-half by Sellers.

                  (b) Payment of Aggregate Consideration Adjustments.

                           (1) After the amount of the Aggregate Consideration
is finally determined pursuant to Section 2.6(a), payments shall be made as follows:

                                    (A) If the amount of the Aggregate
Consideration as finally determined pursuant to Section 2.6(a) exceeds the Closing Payment, then within three business days after the date the amount of Aggregate Consideration is finally determined pursuant to Section 2.6(a), (i) Buyer will pay to Sellers in cash the amount of such excess by wire or accounts transfer of immediately available funds to an account or accounts designated by FHGLP by written notice to Buyer and (ii) Buyer and FHGLP will direct the Adjustment Escrow Agent to pay to Sellers in cash the Adjustment Escrow Amount, if any, to an account or accounts designated by FHGLP by written notice to the Adjustment Escrow Agent.

                                    (B) If the amount of the Closing Payment
exceeds the amount of the Aggregate Consideration as finally determined pursuant to Section 2.6(a), then within three business days after the date on which the amount of the Aggregate Consideration is finally determined pursuant to Section 2.6(a), (i) FHGLP will direct the Adjustment Escrow Agent to pay to Buyer in cash the amount of such excess to the extent of the Adjustment Escrow Amount, if any, and (ii) if such excess is greater than the amount paid to Buyer from the Adjustment Escrow Amount, Sellers will pay to Buyer in cash the amount of such excess to the extent not paid from the Adjustment Escrow Amount, by wire or accounts transfer of immediately available funds to an account designated by Buyer by written notice to FHGLP. If any portion of the Adjustment Escrow Amount, if any, remains after payment to Buyer of any amounts pursuant to the preceding sentence, Buyer and FHGLP will direct the Adjustment Escrow Agent to promptly pay such amounts to Sellers in accordance with the percentage interests set forth in Part VI of the Allocation Notice.

                           (2) Any amount which becomes payable pursuant to this
Section 2.6 will constitute an adjustment to the Purchase Consideration for all purposes.

SECTION 3:        REPRESENTATIONS AND WARRANTIES OF FALCON

         Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, and to the disclosures set forth in Falcon's Disclosure Schedules, as such schedules are referenced herein, Falcon hereby represents and warrants to Buyer as set forth in this Section 3.

         3.1 Organization and Authority. Each of the Falcon Companies was duly formed and is validly existing and in good standing under the laws of the state of its organization or formation. Each of the Falcon Companies has the requisite partnership, limited liability company or corporate (as the case may be) power and authority to own, lease and operate its properties, to carry on its business in the places where such properties are now owned, leased or operated and in the manner in which such business is now conducted, and, in the case of Falcon, to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party according to their respective terms.

         3.2 Authorization and Binding Obligation. The execution, delivery and performance by Falcon of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary partnership action on its part. This Agreement and the other Transaction Documents to which Falcon is a party has been duly executed and delivered by Falcon (or in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of Falcon in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions.

         3.3 Organization and Ownership of  Falcon Companies.

                  (a) Schedule 3.3 sets forth the name of each Falcon Company, including the jurisdiction of incorporation or formation (as the case may be) of each. Each Falcon Company is duly qualified, validly existing and in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in each jurisdiction listed in Schedule 3.3, which are all jurisdictions in which such qualification is required. Except as disclosed in
Schedule 3.3, no Falcon Company, directly or indirectly, owns, of record or beneficially, any outstanding securities or other interest in any Person (each such Person described in Schedule 3.3 other than a company listed on Schedule 1.1(a), an "Investment Person") or has the right or obligation to acquire, any Equity Interests, outstanding securities or other interest in any Person. Except as set forth in Schedule 3.3, the owner of the Equity Interests of each Investment Person owns such Equity Interests free and clear of all Encumbrances, but subject to the Legal Restrictions (except that no representation is made in this Section 3 as to the Purchased Interests held by Sellers).

                  (b) Schedule 3.3 sets forth the record and beneficial owner of each issued and outstanding Equity Interest of each of the Falcon Companies, and the ownership chart of Falcon and the other Falcon Companies included in
Schedule 3.3 is true and correct in all material respects. Upon the Closing, Buyer will acquire, directly or indirectly, beneficial ownership of all of the issued and outstanding Equity Interests of all of the Falcon Companies, free and clear of all Encumbrances and options to purchase, other than the pledges disclosed in Schedule 3.3 and Encumbrances created by the Buyer and subject to the Legal Restrictions. All of such issued and outstanding Equity Interests of the Falcon Companies have been validly issued, are fully paid and non-assessable and have not been issued in violation of any federal or state securities laws. Except as set forth in Schedule 3.3, the owner of the Equity Interests of each Falcon Company owns such Equity Interests free and clear of all Encumbrances and options to purchase, but subject to the Legal Restrictions (except that no representation is made in this Section 3 as to the Purchased Interests held by Sellers). Except as disclosed in Schedule 3.3, there are no (1) outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings or (2) outstanding stock appreciation, phantom equity or similar rights of any kind to which any Falcon Company is a party or by which any of them is bound obligating such Falcon Company to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Interests of such Falcon Company or obligating such Falcon Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Falcon Companies have delivered to Buyer complete and correct copies of the Organizational Documents of each Falcon Company as in effect on the date hereof.

         3.4 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, or as set forth in Schedule 3.4 or Schedule 3.8 or as would not impair the ability of Falcon to perform its obligations under the Transaction Documents to which it is a party, the execution, delivery and performance by Falcon and Sellers of this Agreement and the other Transaction Documents to which they are a party (with or without the giving of notice, the lapse of time, or both): (a) do not require any Consent of, declaration to , notice to, or filing with any Governmental Authority or any other Person under any Franchise, FCC License or Material Contract; (b) will not conflict with any provision of the Organizational Documents of any Falcon Company, each as currently in effect; (c) assuming receipt of all Consents listed in Schedule 3.4 or Schedule 3.8, will not conflict with, in any material way, result in a material breach of, or constitute a material default under any Legal Requirement to which any Falcon Company is bound; (d) assuming receipt of all Consents listed in Schedule 3.4 or
Schedule 3.8, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Franchise, FCC License, or Material Contract; and (e) assuming receipt of all Consents, will not result in the creation of any Encumbrance upon the Assets or the Purchased Interests. Notwithstanding the foregoing, Falcon makes no representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of Buyer or its Affiliates or as a result of any other facts that specifically relate to the business or activities in which Buyer or its Affiliates is or proposes to be engaged other than the cable television business.

         3.5 Financial Statements.

                  (a) Falcon has delivered to Buyer true and complete copies of the audited consolidated financial statements of Falcon (including the notes thereto) for the year ended December 31, 1998 and the unaudited consolidated financial statements of Falcon for the three months ended March 31, 1999 (collectively, the "Falcon Financial Statements").

                  (b) The Falcon Financial Statements: (1) have been prepared from the books and records of the Falcon Companies to which they relate; (2) have been prepared in accordance with GAAP consistently applied (except as indicated in the notes thereto and except, in the case of the unaudited Falcon Financial Statements, for the omission of footnotes and changes resulting from customary and recurring year-end adjustments); and (3) subject to the addition of footnotes and changes resulting from customary and recurring year-end adjustments in the case of the unaudited Falcon Financial Statements which in the aggregate are not expected to be material, present fairly in all material respects the financial condition of the Falcon Companies to which they relate as at December 31, 1998, or March 31, 1999, as the case may be, and the results of operations for the period then ended.

         3.6 Absence of Undisclosed Liabilities.

                  (a) None of the Falcon Companies has any indebtedness, liability or obligation of a type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet of the Falcon Companies included in the Falcon Financial Statements, other than indebtedness, liabilities and obligations that were incurred in the ordinary course of business after December 31, 1998, or that would not, in the aggregate, reasonably be expected to be material in accordance with GAAP.

                  (b) As of the date hereof, except as provided in or arising pursuant to the loan or credit agreements, notes, bonds, indentures and other agreements and instruments listed in Schedule 3.6, or under certain of the property leases listed in Schedule 3.8, the Falcon Companies have no Indebtedness.

         3.7 Absence of Certain Changes. Between December 31, 1998 and the date of this Agreement, except as disclosed in Schedule 3.7 and except for matters occurring after the date hereof that are permitted by the provisions of this Agreement or consented to by Buyer, no Falcon Company has:

                  (a) made any sale, assignment, lease or other transfer of assets other than in the ordinary course of business;

                  (b) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any Indebtedness;

                  (c) made or promised any material increase in the salary or other compensation payable or to become payable to any executive officer or other employee of any Falcon Company other than in the ordinary course of business or as contemplated under any employment or bonus arrangement currently in effect;

                  (d) entered into any transaction, other than transactions entered into in the ordinary course of business, which would be required to be presented in the audited financial statements of the Falcon Companies and the notes thereto prepared in conformity with GAAP, applied in a manner consistent with the past practices of the Falcon Companies relating to the preparation of audited financial statements of the Falcon Companies;

                  (e) amended or terminated any Material Contract, or any material License, agreement or understanding to which any Falcon Company is a party, except in the ordinary course of business;

                  (f) waived or released any material right or claim relating to any Falcon Company or the Systems except in the ordinary course of business; provided, however, that all material rights or claims related to any Falcon Company or the Systems waived or released between December 31, 1998 and the date of this Agreement are set forth on Schedule 3.7; or

                  (g) entered into an agreement to do any of the things described in the preceding clauses (a) through (f).

         3.8 Franchises, Licenses, Material Contracts. Schedule 3.8 contains a list of the Franchises (including the Franchising Authority which granted each Franchise and the stated expiration date of each Franchise), the System to which the Franchise applies, FCC Licenses and Material Contracts in effect on the date hereof, each pending application for a Franchise and a list of any System or portion thereof owned or operated by the Falcon Company which does not require a Franchise authorizing the installation, construction, development, ownership or operation of the same in such Franchise Area; which list is true, correct and complete. Except as set forth on Schedule 3.8, the Falcon Companies possess all Franchises and FCC Licenses necessary to operate their business as currently conducted. Without material exception, except as set forth on Schedule 3.8, the Falcon Companies possess all other Licenses necessary to operate their business as currently conducted. Falcon has delivered or made available to Buyer true and complete copies of all Franchises, FCC Licenses and Material Contracts as in effect on the date hereof. Except as set forth on Schedule 3.8, the Franchises, FCC Licenses and Material Contracts are in full force and effect (subject to Franchises which have already expired and expiration at the end of their current term, which expired Franchises are identified on Schedule 3.8, together with the approximate number of Subscribers served in the Franchise Areas related to such Franchises) and, subject to such expiration, are valid, binding and enforceable upon the Falcon Company that is a party thereto and, to Falcon's Knowledge, the other parties thereto in accordance with their terms, except to the extent such enforceability may be affected by Enforceability Exceptions. Except as disclosed in Schedule 3.8, the Falcon Companies are in compliance with the terms of the Franchises, FCC Licenses and Material Contracts, except for such noncompliance which in the aggregate is immaterial to the Falcon Companies, taken as a whole, or would not prevent the operation of the business of the Falcon Companies as currently conducted, and, as of the date of this Agreement, none of the Falcon Companies has received any written notice from a Franchising Authority, a consultant representing a Franchising Authority, any state cable regulatory authority or the FCC to the effect that any of the Falcon Companies are not currently in compliance with the terms of the Franchise granted by such Franchising Authority or with any FCC License. Except as set forth in Schedule 3.8, a valid request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Franchising Authority with respect to each Franchise that has expired prior to, or will expire within thirty months after, the date of this Agreement.

         3.9 Title to and Condition of Real Property and Tangible Personal Property. Schedule 3.9 will, when delivered to Buyer no later than 60 days after the execution of this Agreement, list the street address for all Real Property owned in fee by any of the Falcon Companies as of the date of this Agreement (excluding easements, rights-of-way, and similar authorizations) (the "Fee Properties"). A true and correct copy of (i) each deed pursuant to which any of the Falcon Companies acquired any Fee Property, any survey and title insurance policies issued to such Falcon Company, (ii) any leases under which any Falcon Company is the lessor affecting such Fee Property or (iii) any other easements, rights-of-way, covenants, conditions and restrictions, document or agreement affecting title to such Fee Property (and, in the case of this clause (iii), in the possession of the Falcon Companies) will have been delivered or made available to Buyer within 60 days after the execution of this Agreement (or, in the case of deeds, will be made available or delivered to

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
Buyer prior to Closing). Schedule 3.9 will, when delivered to Buyer within 60 days after the execution of this Agreement, list the street address for the material Real Property sites leased by any of the Falcon Companies, as lessee, as of the date of this Agreement and will set forth the parties to the applicable lease and any amendments, supplements or modifications thereto. Except as disclosed in Schedule 3.9: (a) the Falcon Company that owns a fee estate in a Real Property parcel has good and marketable title thereto; (b) the Falcon Company that owns any material item of Tangible Personal Property has good and valid title thereto; (c) the Falcon Company that leases any material Real Property site has a valid leasehold interest therein (subject to expiration of such lease in accordance with its terms), except to the extent that the failure to have any such valid leasehold interests would not impair the operation of the Systems in any material respect; and (d) the Falcon Company that leases any material item of Tangible Personal Property has a valid leasehold interest therein (subject to expiration of such lease in accordance with its terms), in each case of (a), (b), (c) and (d) above, free and clear of all Encumbrances, other than Permitted Encumbrances and subject to the Legal Restrictions. Except as disclosed on Schedule 3.9, the Falcon Companies own, lease or otherwise have rights to use all real property (excluding easements, rights-of-way and similar authorizations) and tangible personal property necessary to operate the Systems as presently operated by the Falcon Companies in all material respects. Notwithstanding the express language of this Section
3.9 or as may otherwise be provided in this Agreement, no representation or warranty is being made as to title to the internal wiring, house drops and unrecorded dwelling-unit easements, rights of entry or rights-of-way held or used by the Falcon Companies.

         3.10 Intangibles. Schedule 3.10 contains a true and correct description and list of the Intangibles (exclusive of those required to be listed in Schedule 3.8), that are owned or leased by any of the Falcon Companies and that are necessary for the conduct of the business or operations of the Systems as currently conducted. Except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems or as disclosed in Schedule 3.10, no Falcon Company is infringing upon any trademarks, trade names, copyrights or similar intellectual property rights of others.

         3.11 Information Regarding the Systems.

                  (a) Subscribers. Schedule 3.11 sets forth the approximate number of Equivalent Subscribers as of the date indicated therein (including the approximate number of Equivalent Subscribers served by each headend) and sets forth a true, complete and correct statement of all Subscribers' rates, tariffs and other charges for cable television and other services provided by any Falcon Company, and a list of all free, discount or other promotional service obligations (other than those obligations which are regularly offered or arise in the ordinary course of the business and operations of the Falcon Companies and free accounts offered to lessors under Real Property leases) of any Falcon Company, with respect to the Systems as of the date of this Agreement. The Falcon Companies' billing records are prepared by Cable Services Group, Inc. in accordance with its customary practices.

                  (b) Certain Systems Information. Schedule 3.11 sets forth the approximate number of plant miles (aerial and underground) for each headend, the approximate bandwidth capability of each headend, the channel lineup for each headend, and the monthly rates charged for each class of service offered by each headend, the stations and signals carried by each headend and the channel position of each such signal and station, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein. Except as described in Schedule 3.11, each of the respective channel lineups set forth in Schedule
3.11 is capable of being viewed in its entirety by each Subscriber in the applicable System (subject to ordinary course service interruptions).

                  (c) Franchise and FCC Matters. Except as set forth in Schedule 3.11, all reports or other documents, payments or submissions required to be filed by any of the Falcon Companies with any of the Franchising Authorities or the FCC have been duly filed and were correct in all material respects when filed. Except as set forth in Schedule 3.11, the Falcon Companies are permitted under all applicable Franchises and FCC Regulations to distribute the television broadcast signals distributed by the Systems and to utilize all carrier frequencies generated by the operations of the Systems, and are licensed to operate in all material respects all the facilities of the Systems required by Legal Requirements to be licensed.

                  (d) Request for Signal Carriage. Except for nonduplication and blackout notices received in the ordinary course of business, none of the Falcon Companies has received any FCC order requiring any System to carry a television broadcast signal or to terminate carriage of a television broadcast signal with which it has not complied, and, except as disclosed in Schedule 3.11, the Falcon Companies have complied in all material respects with all written and bona fide requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on a System.

                  (e) Rate Regulatory Matters. Schedule 3.11 sets forth a list of all Governmental Authorities that are certified to regulate rates of the Systems pursuant to the Cable Act and FCC Regulations as of the date of this Agreement. Except as disclosed in Schedule 3.11, no pending rate complaints have been filed with the FCC against the Systems. Except as disclosed in Schedule 3.11, as of the date of this Agreement, none of the Falcon Companies has received any written notice and, to Falcon's Knowledge, any notice (other than written notice) from any Governmental Authority that it has any obligation or liability to refund to subscribers of the Systems any portion of the revenue received by such Falcon Company from subscribers of the Systems (excluding revenue with respect to deposits for converters, encoders, decoders and related equipment and other prepaid items) that has not been resolved.

                  (f) Insurance. The Systems and Assets are insured against claims, loss or damage in amounts generally customary in the cable television industry and consistent with the Falcon Companies' past practices. All such policies are with financially sound insurers and are each outstanding and in full force and effect on the date hereof. Except as set forth on Schedule 3.11, as of the date hereof, within the past two (2) years no insurance carrier has denied any claim for insurance made by any Falcon Company in respect of any of the Systems and Assets or refused to renew any policy issued in respect of any of the Systems and Assets.

                  (g) Right of First Refusal. No Person (excluding Governmental Authorities) has any right to acquire any interest in any of the Systems (including any right of first refusal or similar right). Except as will be disclosed in Schedule 3.11 (which will be delivered to Buyer within 30 days after the execution of this Agreement), no Governmental Authority has any right to acquire any interest in any of the Systems (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Franchise.

         3.12 Taxes.

                  (a) Without material exception, the Falcon Companies have filed or have caused to be filed in a timely manner all required Tax Returns with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed by the Falcon Companies (except Tax Returns for which the filing date has not expired or has been extended and such extension period has not expired). All Taxes shown on any Tax Returns required to be filed by the Falcon Companies (other than sales, use and property Taxes in an aggregate amount not to exceed $350,000) have been properly accrued or paid to the extent such Taxes have become due and payable. Schedule 3.12 lists all jurisdictions where material Tax Returns are required to be filed with respect to the Falcon Companies. Falcon has delivered or made available to Buyer true, correct and complete copies of such Tax Returns (in the form filed) for fiscal years ending after December 31, 1992. The Falcon Financial Statements reflect an adequate reserve in accordance with GAAP (without regard to any amounts reserved for deferred taxes) for all material unpaid Taxes payable by the Falcon Companies for all Tax periods and portions thereof through the date of such Financial Statements. All material unpaid Taxes of the Falcon Companies (other than (i) any Taxes referred to in Section 6.10(d) and (ii) Taxes attributable to Buyer's actions on the Closing Date that are not in the ordinary course of business) for all Pre-Closing Tax Periods shall be included as Current Liabilities in the computation of Closing Net Liabilities to the extent that such unpaid Taxes are not reflected on the Falcon Financial Statements. There are no material Tax liens on any assets of the Falcon Companies, other than liens for current Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings and are disclosed on
Schedule 3.12.

                  (b) Except as disclosed in Schedule 3.12,

                           (1) none of the Falcon Companies has executed any
waiver or extension of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom;

                           (2) none of the federal, state or local income Tax
Returns filed by the Falcon Companies with respect to fiscal years ending after December 31, 1992 have been audited by any taxing authority;

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
                           (3) neither the Internal Revenue Service nor any
other taxing authority has asserted, or to Falcon's Knowledge, threatened to assert any deficiency or claim for additional Taxes (other than sales, use and property Taxes in an aggregate amount not to exceed $350,000) against, or any adjustment of Taxes (other than sales, use and property Taxes in an aggregate amount not to exceed $350,000) relating to, any of the Falcon Companies and, to Falcon's Knowledge, no basis exists for any such deficiency, claim or adjustment;

                           (4) there are no proposed reassessments of any
property owned by any of the Falcon Companies that would affect the Taxes of any of the Falcon Companies;

                           (5) none of the Falcon Companies has any liability
for the Taxes of any person (other than any Falcon Company) pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of a consolidated, combined or unitary Tax Return;

                           (6) none of the Falcon Companies was included or is
includible in any consolidated, combined or unitary Tax Return with any entity;

                           (7) no consent under Section 341(f) of the Code has
been filed with respect to any of the Falcon Companies;

                           (8) each of the Falcon Companies has had since its
inception and will continue to have through the Closing Date the federal tax status (i.e. partnership or C corporation) such entity reported on its 1997 federal Tax Returns except as results from any actions taken pursuant to this Agreement;

                           (9) none of the Falcon Companies has been at any time
a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes (a "Tax Partnership") or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired, except for a Tax Partnership which is a Falcon Company;

                           (10) there are no tax sharing agreements or similar
arrangements with respect to or involving any of the Falcon Companies;

                           (11) none of the Falcon Companies has any (a) income
reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (b) deferred gain or loss arising out of any deferred intercompany transaction;

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
                           (12) each Falcon Company that is a Tax Partnership
has a valid section 754 election in effect; and

                           (13) None of the Falcon Companies has entered into
any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to any Falcon Company pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code.

         3.13 Employee Plans.

                  (a) Employee Plans. Schedule 3.13 contains a list of all Employee Plans and material Compensation Arrangements. The Falcon Companies have delivered or made available to Buyer (or, in accordance with Section 6.1(b), will deliver or make available to Buyer following execution of this Agreement) true, complete and correct copies of each Employee Plan and each Compensation Arrangement, if any, together with any other material documents relating to such Employee Plan or Compensation Arrangement, including, without limitation, any governmental filings, all annual reports together with any schedules or attachments thereto, each auditor's report, if any, and all other material documents relating to such Employee Plan or Compensation Arrangement. Except as disclosed in Schedule 3.13, none of the Falcon Companies or any of their ERISA Affiliates is or has been required to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), nor has any Falcon Company or any such ERISA Affiliate experienced a complete or partial withdrawal, within the meaning of ERISA Section 4203 or 4205, from such a "multiemployer plan." Except as disclosed on Schedule 3.13 or as required under Code Section 4980B or ERISA Sections 601-609, no Employee Plan provides health, life insurance or medical coverage to former employees of the Falcon Companies.

                  (b) Qualified Plans. Except as disclosed in Schedule 3.13, with respect to each Employee Plan, and after taking into consideration the effect of the payments to be made with respect to the Employee Plans: (1) each such Employee Plan that is intended to be tax-qualified is the subject of a favorable determination letter, and no such determination letter has been revoked, and to the best of Falcon's Knowledge, no revocation has been threatened, no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Employee Plan; (2) no Employee Plan is , or within the past six years has been, subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (3) no non-exempt prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject the Falcon Companies to any material liability; (4) there is no termination or partial termination, or requirement to provide security with respect to any Employee Plan; (5) the fair market value of the assets of any Employee Plan would equal or exceed the value of all liabilities and obligations of such Employee Plan if such plan were to terminate on the Closing Date; and (6) the transactions contemplated by this Agreement will not result in liability under ERISA to any Falcon Companies or Buyer, or any of their respective ERISA Affiliates, or any entitlement to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Plan of any Falcon Company for any employee of any Falcon Company.

                  (c) Plan Administration. Each Employee Plan and each Compensation Arrangement has been operated and administered in all material respect in accordance with its terms and all applicable laws, including ERISA and the Code. No Falcon Company has received notice of any investigations by any governmental agency or other claims (except claims for benefits payable in the normal operation of any Employee Plan), suits or proceedings against or involving any Employee Plan or asserting any rights to or claims for benefits under any Employee Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of such investigation, claim, suit or proceeding.

                  (d) Welfare Plan Funding. The list of Employee Plans in
Schedule 3.13 discloses whether each Plan that is an "employee welfare benefit plan" as defined in section 3(1) of ERISA is (i) unfunded, (ii) funded through a "welfare benefit fund," as such term is defined in section 419(e) of the Code, or other funding mechanism or (iii) insured.

                  (e) Employee Classification. Each of the Falcon Companies and their ERISA Affiliates have properly classified individuals providing services to any Falcon Company or any ERISA Affiliates as employees or non-employees except to the extent that a misclassification would not be material.

                  (f) Labor Unions. As of the date of this Agreement, other than as disclosed in Schedule 3.13, none of the Falcon Companies is party to or bound by any collective bargaining agreement. As of the date of this Agreement, other than as disclosed in Schedule 3.13, to Falcon's Knowledge, (1) none of the employees of the Falcon Companies is presently a member of any collective bargaining unit related to his or her employment and (2) no collective bargaining unit has filed a petition for representation of any of the employees of the Falcon Companies.

                  (g) Employment Contracts. The Falcon Companies do not have any employment agreements with any employee of the Falcon Companies.

         3.14 Environmental Laws. Except as disclosed in Schedule 3.14: (a) the Falcon Companies' operations with respect to the Systems comply in all material respects with all applicable Environmental Laws as in effect on the Closing Date; and (b) none of the Falcon Companies has used the Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for gasoline and diesel fuel and such use of Hazardous Substances (in cleaning fluids, solvents and other similar substances) customary in the construction, maintenance and operation of a cable television system and in amounts or under circumstances that would not reasonably be expected to give rise to material liability for remediation. Except as disclosed in Schedule 3.14, as of the date of this Agreement, no Environmental Claim has been filed or issued against the Falcon Companies and Falcon does not have Knowledge of any matter that would reasonably be expected to give rise to material liability for remediation. To Falcon's Knowledge, the Falcon Companies' operations with respect to the Systems have complied with all applicable Environmental Laws, except such non-compliance that would not reasonably be expected to have a Material Adverse Effect.

         3.15 Claims and Litigation. Except as disclosed in Schedule 3.15, as of the date of this Agreement, there is no claim, legal action, arbitration or other legal, administrative or tax proceeding, order, decree, or judgment or complaint or, to Falcon's Knowledge, investigation, dispute or controversy reasonably likely to result in, or, to Falcon's Knowledge, any other reasonable basis for, litigation against or relating to the Falcon Companies (or any of their respective Affiliates, directors, officers, employees or agents related to the business or operations of any Falcon Companies) or the business or operations of any of the Systems (other than FCC and other proceedings generally affecting the cable television industry and not specific to the Falcon Companies and other than rate complaints or certifications filed by customers or Franchising Authorities), other than routine collection matters or ordinary course matters expected to be covered by insurance policies maintained by the Falcon Companies, subject to applicable deductibles.

         3.16 Compliance With Laws. Except as disclosed in Schedule 3.16 and except for any such noncompliance as has been remedied, each of the Falcon Companies, the Systems and the Assets are in compliance in all material respects with all Legal Requirements (including, without limitation, (i) the Code, ERISA, the National Labor Relations Act, the Cable Act, FCC Regulations, and the Copyright Act and (ii) the FCC's Cumulative Leakage Index). Falcon has delivered or made available to Buyer complete and correct copies of all FCC forms relating to rate regulation filed by the Falcon Companies with any Governmental Authority with respect to the Systems and copies of all correspondence from or to the Falcon Companies with any Governmental Authority relating to rate regulation generally and any other Rate Regulatory Matter or specific rates charged to subscribers of the Systems, and any other documentation prepared by the Falcon Companies supporting an exemption from the rate regulation provisions of the Cable Act claimed by any Falcon Company with respect to any of the Systems. Falcon has made available to Buyer, to the extent in the possession of the Falcon Companies, copies of all FCC forms relating to rate regulation filed with any Governmental Authority with respect to the Systems by parties other than the Falcon Companies and copies of all correspondence from or to parties other than the Falcon Companies with any Governmental Authority relating to rate regulation generally and any other Rate Regulatory Matter or specific rates charged to subscribers of the Systems, and any other documentation supporting any exemption from the rate regulation provisions of the Cable Act claimed by the Systems by parties other than the Falcon Companies.

         3.17 Transactions with Affiliates. Except to the extent disclosed in the Falcon Financial Statements and the notes thereto or Schedule 3.17, none of the Falcon Companies is involved in any business arrangement or business relationship or is a party to any agreement, contract, commitment or transaction with any Affiliate of any of the Falcon Companies (other than another Falcon Company), and no Affiliate of any of the Falcon Companies (other than another Falcon Company) owns any property or right, tangible or intangible, that is used in the business of the Falcon Companies (other than in its capacity as a direct or indirect equity or debt holder of the Falcon Companies).

         3.18 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of any Falcon Company in connection with this Agreement, any Transaction Document or the transactions contemplated hereby or thereby, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Buyer or any Falcon Company.

         3.19 Inventory. Each Falcon Company has inventory, spare parts and materials relating to the Systems of the type and nature and maintained at a level consistent with past practice (the "Inventory"), and such Inventory will be sufficient to operate their respective businesses in the ordinary course for at least thirty (30) days after the Closing.

         3.20 Overbuilds; Competition. Except as set forth in Schedule 3.20, as of the date of this Agreement, (i) no construction programs have been undertaken by any Governmental Authority or other Person or other active cable television, multichannel multipoint distribution system (as defined by the rules and regulations of FCC), or multipoint distribution system provider in any of the Franchise Areas and, to Falcon's Knowledge, without investigation but upon inquiry of its regional managers and as should reasonably be known to a reasonable cable television operator, no such construction programs are proposed or threatened to be undertaken; (ii) no franchise or other applications or requests of any Person to provide cable television service in the Franchise Areas have been filed more than two (2) weeks prior to the date hereof or, to Falcon's Knowledge (subject to the same limitation referred to in clause (i) above), have been filed less than two (2) weeks prior to the date hereof or are pending, threatened, or proposed; (iii) there is no other cable television or other video services provider within any of the Franchise Areas which is providing or, to Falcon's Knowledge (subject to the same limitation referred to in clause (i) above), has applied for a franchise to provide cable television services or other video services to any of the Franchise Areas in competition with any of the Falcon Companies; and (iv) none of the Falcon Companies has received any written notice that any other provider of cable television services or other existing or prospective video service provider intends to provide such cable television or other video service in competition with any Falcon Company. Notwithstanding the foregoing, it is understood that Falcon makes no representation or warranty in this Section 3.20 or this Agreement regarding competition or potential competition by satellite master antenna television systems or direct broadcast satellite systems. Except as set forth in Schedule 3.20, no Falcon Company is, nor is any Affiliate of any Falcon Company, a party to any agreement restricting the ability of any Falcon Company or Buyer to operate cable television systems or any other video programming distribution business within any of the Franchise Areas.

         3.21 Disconnections. Schedule 3.21 sets forth (i) the approximate aggregate number of Subscribers which the Falcon Companies have disconnected from service during each of the months specified thereon and (ii) a general description of the Falcon Companies' policies relating to the disconnection of Subscribers from service.

         3.22 Year 2000. Each Falcon Company has (i) initiated a review and assessment of all areas within its business that would reasonably be expected to be adversely affected by "Year 2000 Matters" (that is, the risk that computer applications used by such Falcon Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan (the "Year 2000 Plan") for addressing Year 2000 Matters on a timely basis, and (iii) to date, implemented the Year 2000 Plan.

         3.23 Budgets. Schedule 3.23 sets forth true, correct and complete copies of the Falcon Companies' capital expenditure budgets for the period from June 1, 1999 to December 31, 1999 (the "Capital Expenditure Budget"); it being understood that the obligations of the parties with respect to capital expenditures is subject to Section 6.1(b)(7).

         3.24 SEC Reports. The statements made by Falcon in the public documents previously filed by it with the SEC were true and correct in all material respects as of the date made in light of the circumstances in which they were made.

         3.25 Foreign Corrupt Practices Act. No Falcon Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

         3.26 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of Falcon (as modified by Falcon's Disclosure Schedules) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 4:        REPRESENTATIONS AND WARRANTIES OF SELLERS

         Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, and to the disclosures set forth in Falcon's Disclosure Schedules, as such Schedules are referenced herein, each Seller severally represents and warrants to Buyer (with respect to such Seller and not with respect to any other Seller, and only FHGLP makes the representations and warranties in Sections 4.4(b) and 4.7) as set forth in this Section 4.

         4.1 Organization. Such Seller is a corporation, partnership or limited liability company (as the case may be) duly organized, validly existing and in good standing under the laws of the state of its organization or formation.

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
         4.2 Authorization and Binding Obligation. Such Seller has the requisite partnership, limited liability company or corporate (as the case may be) power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party according to their respective terms. The execution, delivery, and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party have been duly authorized by all necessary action on the part of such Seller. This Agreement and the other Transaction Documents to which such Seller is a party have been duly executed and delivered by such Seller (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of such Seller enforceable against such Seller in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions.

         4.3 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, or as set forth in Schedule 4.3 or as would not impair the ability of such Seller to perform its obligations under this Agreement and the Transaction Documents to which it is a party, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party (with or without the giving of notice, the lapse of time, or both): (a) do not require any consent of, declaration to, notice to, or filing with any Governmental Authority or any other Person under any material agreement or instrument to which such Seller is bound; (b) will not conflict with any provision of the Organizational Documents of such Seller as currently in effect; (c) assuming receipt of all Consents, will not conflict in any material way with, result in any material breach of, or constitute a default in any material respect under any Legal Requirement to which such Seller is bound; (d) assuming receipt of all Consents, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement or instrument to which such Seller is bound; and (e) assuming receipt of all Consents, will not result in the creation of any Encumbrance, but subject to the Legal Restrictions, upon the Purchased Interests held by such Seller. Notwithstanding the foregoing, no Seller makes any representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of Buyer or its Affiliates or as a result of any other facts that specifically relate to the business or activities in which any of Buyer or its Affiliates is or proposes to be engaged other than the cable television business.

         4.4 Title to Purchased Interests.

                  (a) Such Seller holds all legal and beneficial rights to the Purchased Interests held by such Seller, free and clear of all Encumbrances and options to purchase, other than the pledges disclosed in Schedule 4.4 and subject to the Legal Restrictions, and upon the Closing Buyer will acquire legal and beneficial ownership of such Purchased Interests, free and clear of all Encumbrances and options to purchase, other than the pledges disclosed in
Schedule 4.4 and subject to the Legal Restrictions and any Encumbrances created by Buyer.

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
                  (b) Except as disclosed in Schedule 4.4, Enstar does not, directly or indirectly, own, of record or beneficially, any outstanding securities or other interest in any Person or have the right or obligation to acquire, any Equity Interests, outstanding securities or other interest in any Person. Except as set forth in Schedule 4.4, Enstar owns such Equity Interests free and clear of all Encumbrances, but subject to the Legal Restrictions.

         4.5 Claims and Litigation. Except as disclosed in Schedule 4.5, as of the date of this Agreement, there is no claim, legal action, arbitration or other legal, administrative or tax proceeding pending or threatened in writing or, to such Seller's Knowledge, threatened (other than in writing), nor is there outstanding any order, decree or judgment against such Seller that, if adversely determined, would materially impair such Seller's ability to perform its obligations under this Agreement.

         4.6 Certain Fees. Except as disclosed in Schedule 4.6, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of such Seller in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Buyer or any Falcon Company.

         4.7 Investment Purpose; Investment Company. FHGLP is acquiring the Equity Consideration for investment for its own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act (other than tranfers by FHGLP to its partners). FHGLP (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Equity Consideration and is capable of bearing the economic risks of such investment. FHGLP is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of equity interests such as contemplated hereunder. FHGLP has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. FHGLP acknowledges that Buyer has given FHGLP complete and open access to the key employees, documents and facilities of Buyer and its Subsidiaries. FHGLP will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. FHGLP agrees to accept the Equity Consideration based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Buyer, except as expressly set forth in this Agreement. FHGLP will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         4.8 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of such Seller (as modified by Falcon's Disclosure Schedules) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 5:        REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Falcon and Sellers as set forth in this Section 5.

         5.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business in the places where such properties are now owned, leased or operated and such business is now conducted and to execute, deliver and perform this Agreement and the other Transaction Documents to which Buyer is a party according to their respective terms. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is required. Charter LLC will be a limited liability company formed under the laws of the State of Delaware. When formed Charter LLC will have the requisite limited liability company power and authority to perform this Agreement and the other Transaction Documents to which it is a party according to their respective terms.

         5.2 Authorization and Binding Obligation. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate, shareholder or other action on the part of Buyer. This Agreement and the other Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions. When executed and delivered by Charter LLC, the Transaction Documents to be executed and delivered by Charter LLC will have been duly authorized by all necessary limited liability company action on the part of Charter LLC and will be duly executed and delivered and will constitute the legal, valid, and binding obligation of Charter LLC, enforceable against Charter LLC in accordance with their terms, except as the enforceability of such Transaction Documents may be limited by Enforceability Exceptions.

         5.3 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, and the filing by Buyer with the SEC of any reports required to be filed in connection with the consummation of the transactions contemplated hereby, the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the execution, delivery and performance by Charter LLC of the Transaction Documents to which Charter LLC will be a party (with or without the giving of notice, the lapse of time, or both): (a) do not require any Consent, declaration to, or filing with any Governmental Authority or any other Person that has not been obtained; (b) will not conflict with any provision of the Organizational Documents of Buyer as currently in effect or the Organizational Documents of Charter LLC as then in effect; (c) will not conflict with, result in a material breach of, or constitute a default in any material respect under any Legal Requirement to which Buyer is bound or Charter LLC will be bound; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement or instrument to which Buyer is a party or bound or Charter LLC will be a party or bound. Notwithstanding the foregoing, Buyer makes no representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of any Falcon Company or any Seller or as a result of any other facts that specifically relate to the business or activities in which any Falcon Company or Seller is or proposes to be engaged other than the cable television business.

         5.4 Claims and Litigation. Except as disclosed in Schedule 5.4, as of the date of this Agreement, there is no claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding pending, or threatened in writing or, to Buyer's Knowledge, threatened (other than in writing), nor is there outstanding any order, decree or judgment against Buyer that, if adversely determined, would materially impair Buyer's or Charter LLC's ability to perform its obligations under this Agreement.

         5.5 Investment Purpose; Investment Company. Buyer is acquiring the Purchased Interests and Charter LLC is acquiring the Contributed Interest for investment for its own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Interests and Charter LLC's investment in the Contributed Interest and is capable of bearing the economic risks of such investment. Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Falcon Companies as contemplated hereunder. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer acknowledges that Falcon and Sellers have given Buyer complete and open access to the key employees, documents and facilities of the Falcon Companies. Buyer will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees for itself and Charter LLC to accept the Purchased Interests and the Contributed Interest and the Systems in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Falcon or Sellers, except as expressly set forth in this Agreement. Buyer is not and Charter LLC will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         5.6 Ownership of Buyer and its Subsidiaries. The ownership chart of Buyer and its Subsidiaries included as Schedule 5.6 is (or, with respect to CCI's ownership of Charter Holdings, will be within five days after execution of this Agreement) true and correct in all material respects. Without limiting the generality of the foregoing, Buyer is or will be within five days after execution of this Agreement, and as of the Closing either Buyer or Charter LLC will be, the record and beneficial owner of all of the issued and outstanding Equity Interests of Charter Holdings, and as of the formation of Charter LLC and as of the Closing, Buyer will be the record and beneficial owner of all of the issued and outstanding Equity Interests of Charter LLC.

         5.7 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Buyer in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Falcon or Sellers.

         5.8 Availability of Funds. Buyer has, as of the date hereof, the ability to obtain, and will have, as of the Closing Date, sufficient cash, lines of credit or other immediately available funds to enable it to consummate the transactions contemplated hereby.

         5.9 Financial Statements.

                  (a) Buyer has delivered to Falcon true and complete copies of the audited consolidated financial statements of Charter Holdings (including the notes thereto) for the year ended December 31, 1998 (by inclusion of such financial statements in the Form S-4 referred to in Section 5.10) and the unaudited consolidated financial statements of Charter Holdings for the three months ended March 31, 1999, in each case that are described on Schedule 5.9 (collectively, the "Charter Financial Statements").

                  (b) Except as disclosed in Schedule 5.9, the Charter Financial
Statements: (1) have been prepared from the books and records of the Buyer and its Subsidiaries to which they relate; (2) have been prepared in accordance with GAAP consistently applied (except as indicated in the notes thereto and except, in the case of the unaudited Charter Financial Statements, for the omission of footnotes and changes resulting from customary and recurring year-end adjustments); and (3) subject to the addition of footnotes and changes resulting from customary and recurring year-end adjustments in the case of the unaudited Charter Financial Statements which in the aggregate are not expected to be material, present fairly in all material respects the financial condition of Buyer and its Subsidiaries to which they relate as at December 31, 1998, or March 31, 1999, as the case may be, and the results of operations for the period then ended.

         5.10 Private Offering Memorandum and S-4. Buyer has delivered to Falcon true and complete copies of each of the Offering Circular dated March 12, 1999 relating to the offering by Charter Holdings and Charter Communications Holdings Capital Corporation of 8.25% Senior Notes due 2007, 8.625% Senior Notes due 2009, and 9.920% Senior Discount Notes due 2011 and the Form S-4 dated May 12, 1999 relating to an exchange offer in respect of such securities. The statements made by Charter Holdings in each of the Offering Circular and Form S-4 referred to in the previous sentence were true and correct in all material respects as of the date made in light of the circumstances in which they were made.

         5.11 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of Buyer on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 6:        SPECIAL COVENANTS AND AGREEMENTS

         6.1 Operation of Business Prior to Closing. Except as required by applicable Legal Requirements or as contemplated by Schedule 6.1 or Section 6.1(c), and subject to Falcon's obligation to comply with the terms and conditions hereof and the operation of the Falcon Companies' business in the ordinary course, and except as consented to by Buyer, between the date hereof and the Closing Date, Falcon will cause the Falcon Companies to operate the Systems in the ordinary course of business (subject to, and except as modified by, compliance with the following negative and affirmative covenants) and abide by the following negative and affirmative covenants:

                  (a) Negative Covenants. The Falcon Companies shall not do any of the following between the date hereof and the Closing Date:

                           (1) Franchises. Fail to timely file a valid request
for renewal in accordance with Section 626(a) of the Cable Act, or fail to use commercially reasonable efforts to renew on substantially the same or on other commercially reasonable terms any Franchise that has expired or will expire after the date hereof and prior to the date which is thirty (30) months after the Closing Date in accordance with its terms (it being understood that the Falcon Companies shall not be required to take any steps necessary to obtain renewals of any Franchise earlier than such steps are required to be taken by applicable FCC Regulations, and obtaining renewals of any Franchise shall not be a condition precedent to Buyer's or Falcon's obligations hereunder).

                           (2) Contracts. Modify or amend in any material
respect, except in the ordinary course of business or in connection with payments to employees as provided in Section 6.9(a), any Contract that shall survive the Closing; or enter into any new Contracts that will be binding on the Falcon Companies following the Closing except: (A) agreements for the provision of services to customers; (B) the renewal or extension of any existing Contract on its existing terms, in all material respects, in the ordinary course of business; (C) with respect to utility pole attachment agreements, Contracts with terms as customarily required by the utility whose poles are utilized; (D) Contracts in connection with capital expenditures made in accordance with
Section 6.1(b)(7); or (E) any other contracts or commitments entered into in the ordinary course of business that are terminable on not more than sixty days prior notice without the payment of any penalty or that do not involve post-Closing obligations in excess of One Hundred Fifty Thousand Dollars ($150,000)

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
per year in any one case or in excess of One Million Dollars ($1,000,000) per year in the aggregate; provided that the Falcon Companies shall not enter into any employment agreements or new Contracts for the acquisition or disposition of cable television systems without the prior consent of Buyer or amend any existing employment agreement or Contract for the acquisition or disposition of cable television systems without the prior consent of Buyer, such consent with respect to amendments not to be unreasonably withheld or delayed.

                           (3) Disposition of Assets. Sell, assign, lease, swap
or otherwise transfer or dispose of any of the Assets, except for Assets consumed or disposed of in the ordinary course of business.

                           (4) Encumbrances. Create, assume or permit to exist
any Encumbrance upon the Assets, except for Permitted Encumbrances or other Encumbrances disclosed in Schedule 3.9 and subject to the Legal Restrictions on any Equity Interests owned by the Falcon Companies.

                           (5) Indebtedness. Permit the Falcon Companies to
incur any additional indebtedness for borrowed money, except to the extent (if not repaid at or prior to the Closing) included in the computation of Closing Net Liabilities; provided that any such incurrence shall be in the ordinary course of business and the Falcon Companies shall give Buyer prior notice of such borrowing;

                           (6) Compensation. Increase annually recurring
compensation by more than 5%, on average, for the Falcon Companies' employees retained in connection with the conduct of the business or operation of the Systems, except for customary merit or time-in-grade increases for qualifying employees or otherwise in accordance with the Falcon Companies' employee policies.

                           (7) Waivers. Waive any material right relating to the
Systems or the Assets.

                           (8) Marketing Plan. Implement any new marketing plans
that are materially different from marketing plans previously implemented by the Falcon Companies, except as consented to by Buyer, such consent not to be unreasonably withheld.

                           (9) Affiliate Transactions. Enter into any new
business arrangements or business relationships that would be required to be disclosed on Schedule 3.17 or modify, revise or alter any existing such arrangements or relationships if it would have an adverse economic effect on the Falcon Companies or would be binding on the Falcon Companies after the Closing.

                  (b) Affirmative Covenants. Falcon shall, and shall cause the Falcon Companies to, do the following between the date hereof and the Closing
Date:

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
                           (1) Access to Information. Subject to Buyer's and
Charter's obligations hereunder and under the Confidentiality Agreement with respect to confidentiality, allow Buyer and its authorized representatives reasonable access during normal business hours to the Assets and the physical plant, offices, properties and records of the Falcon Companies for the purpose of inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the Assets or the Falcon Companies that Buyer may reasonably request. Any investigation or request for information shall be conducted in such a manner as not to interfere with the business or operations of the Falcon Companies and the Systems.

                           (2) Insurance. Maintain the existing insurance
policies on the Systems and the Assets (or comparable replacement policies).

                           (3) Books and Records. Maintain the Falcon Companies'
books and records substantially in accordance with past practices.

                           (4) Financial Information. Furnish to Buyer (i)
within forty-five days after the end of each calendar quarter between the date hereof and the Closing Date, an unaudited consolidated balance sheet and statement of operations for the Falcon Companies for each such calendar quarter and (ii) any other information (including management notes) furnished to the Falcon Companies' senior lenders or filed by the Falcon Companies with the SEC, which financial information shall be prepared from the Falcon Companies' books and records maintained in the ordinary course of business substantially in accordance with past practices;

                           (5) Compliance with Laws. Comply with all Legal
Requirements applicable to the Falcon Companies and the operation of the Systems, except to the extent of matters of non-compliance which in the aggregate would not be material to the Falcon Companies taken as a whole.

                           (6) Keep Organization Intact. Except with respect to
any departure of any of the Falcon Companies' employees between the date hereof and Closing, or the termination of employment of certain Falcon Company employees as provided in Section 6.9(a), use commercially reasonable efforts to preserve intact the Falcon Companies' business and organization relating to the Systems and preserve for Buyer the goodwill of the Falcon Companies' suppliers, customers and others having business relations with them.

                           (7) Capital Expenditure Program. After the execution
of this Agreement Falcon will cause the Falcon Companies to use commercially reasonable efforts to make capital expenditures, including maintenance and rebuild and upgrade expenditures, materially consistent with the Capital Expenditure Budget, subject to applicable contractual restrictions. If requested by Buyer, subject to applicable contractual restrictions and Falcon's approval, which approval will not be unreasonably withheld, Falcon will cause the Falcon Companies to use commercially reasonable efforts to make capital expenditures in excess of the Capital Expenditure Budget at the written request of Buyer, so long as the timing and manner of the expenditures so requested by Buyer are




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
reasonable. As provided for in Section 2.4(b)(xii), at the Closing, the Closing Net Liabilities shall be decreased by the total amount of capital expenditures made by the Falcon Companies after the date of this Agreement (other than routine maintenance capital expenditures), but only to the extent the Falcon Companies have made an actual payment in respect thereof or a liability for payment is reflected in the computation of Closing Net Liabilities.

                  (c) Certain Permitted Actions. Notwithstanding anything in this Agreement (including Sections 6.1(a) and (b) above) to the contrary, Buyer consents and agrees as follows:

                           (1) Contractual Commitments. The Falcon Companies may
comply with all of their contractual commitments under their existing Contracts and under any Contracts entered into after the date of this Agreement in compliance with Section 6.1(a)(2) or with Buyer's (in each case, as such Contracts may be in effect from time to time in accordance with Section 6.1(a)(2) or with Buyer's and Charter's consent). The Falcon Companies may take such actions as are contemplated by the other Sections of this Agreement and otherwise comply with their obligations under the other Sections of this Agreement.

                           (2) Excluded Assets. Buyer acknowledges that the
artwork and photography throughout Falcon's Westwood and Pasadena corporate offices and the furniture and furnishings in Marc Nathanson's office and certain other furniture in Falcon's Westwood and Pasadena corporate offices are personal assets of Marc Nathanson that will be retained by him and are not and will not become assets of Buyer or the Falcon Companies.

                           (3) Pending Acquisitions. The Falcon Companies may
consummate the transactions contemplated by the acquisition agreements set forth in Schedule 6.1 of Falcon's Disclosure Schedule substantially in accordance with such acquisition agreements as currently in effect (such transactions, the "Pending Acquisitions"). As provided for in Section 2.4(b)(x), at the Closing, the Closing Net Liabilities shall be decreased by the amounts paid by the Falcon Companies to the sellers under such agreements (plus reasonable out-of-pocket costs and expenses incurred in connection with consummating such transactions), but only to the extent the Falcon Companies have made an actual payment in respect thereof or a liability for payment is reflected in the computation of Closing Net Liabilities. Buyer acknowledges that none of the representations and warranties made by Falcon or any Seller in this Agreement applies to the assets, systems, or liabilities acquired in the Pending Acquisitions or any other matter relating to such assets, systems, and liabilities, other than the representations and warranties made by Falcon in Section 3.4 with respect to Material Contracts. The parties agree and acknowledge that the subscribers acquired in the Pending Acquisitions shall not be counted for purposes of determining the subscriber adjustment pursuant to Section 2.4(a) or for purposes of determining whether the condition in Section 7.1(c) has been satisfied.

                           (4) Other Matters. The Falcon Companies may take the
other actions contemplated in Schedule 6.1 of Falcon's Disclosure Schedule.





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
         6.2      Confidentiality; Press Release.

                  (a) Buyer and Falcon are parties to a Confidentiality Agreement dated May 4, 1999 (the "Confidentiality Agreement"). Notwithstanding the execution, delivery and performance of this Agreement, or the termination of this Agreement prior to Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, but shall expire concurrently with the Closing hereunder.

                  (b) No party will issue any press release or make any other public announcements concerning this Agreement or the transactions contemplated hereby except with the prior approval (not to be unreasonably withheld) of the other parties, except that if any such disclosure is required by law, no party will make such disclosure without first providing to the other parties an advance copy of any such disclosure and a reasonable opportunity to review and comment.

         6.3 Cooperation; Commercially Reasonable Efforts. Without limiting any of the obligations of the parties hereunder, the parties shall cooperate with each other and their respective counsel, accountants, agents and other representatives in all commercially reasonable respects in connection with any actions required to be taken as part of their respective obligations under this Agreement, and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder as expeditiously as practicable. Buyer shall provide to Falcon such information relating to Buyer and its Subsidiaries and their businesses and operations as Falcon shall reasonably request.

         6.4      Consents and Notices.

                  (a) Following the execution hereof, until the Closing Date, Falcon shall use its commercially reasonable efforts, and shall cause the Falcon Companies to use their commercially reasonable efforts, and Buyer shall use its commercially reasonable efforts, to obtain as expeditiously as possible all Consents and Designated Consents required to be obtained by the Falcon Companies, including Consents and Designated Consents under the Franchises, FCC Licenses and Contracts of the Falcon Companies. Falcon shall, and shall cause the Falcon Companies to, and Buyer shall, prepare and file, or cause to be prepared and filed, within thirty (30) days after the date hereof (subject to extension for a period of up to an additional fifteen (15) days, if reasonably necessary for a party to complete its application), all applications (including FCC Forms 394 or other appropriate forms) required to be filed with the FCC and any Franchising Authority that are necessary for the transfer of control to Buyer in connection with the consummation of the transactions contemplated by this Agreement of the Franchises and the FCC Licenses identified in Schedule
3.4. The parties shall also make appropriate requests, as soon as practicable after the date hereof, for any Consents required under any Contract (other than the Debt Documents, which shall be governed by Section 6.7). If, notwithstanding their commercially reasonable efforts, Falcon and the other Falcon Companies are unable to obtain any of the Consents or Designated Consents, none of the Falcon Companies nor Sellers shall be liable to Buyer for any breach of covenant, and, for the avoidance of doubt, after the Closing, Sellers shall not have any obligation or any liability for the failure of such Consents or Designated Consents to be obtained. Except as expressly provided herein, nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys fees, filing fees or other normal costs of doing business) or the giving of any other consideration by Sellers or the Falcon Companies.

                  (b) Buyer agrees that if in connection with the process of obtaining any Consent or Designated Consent, a Governmental Authority or other Person purports to require any condition, change or additional or different terms to a Franchise, License or Contract to which such Consent or Designated Consent relates that would be applicable to any of Buyer or any Falcon Company as a requirement for granting its Consent or Designated Consent, Buyer may negotiate jointly with Falcon with such Governmental Authority or other Person, as appropriate, with respect to such condition or change, and each agrees that neither Sellers, the Falcon Companies nor Buyer shall have any obligation to bear any monetary obligations to a Governmental Authority or other Person as a condition to obtaining any required Consent or Designated Consent therefrom; provided, however, that either Sellers or Buyer may elect, in its sole discretion, to satisfy such monetary obligations, in which case, Buyer will accept (and agree that Falcon may cause any Falcon Company to accept) any condition or change in the Franchise, License or Contract to which such Consent or Designated Consent relates to the extent provided herein (but, in the case of Sellers electing to satisfy any such monetary obligations, Buyer and the Falcon Companies will be deemed to have accepted such condition or change only to the extent Sellers reimburse the Falcon Companies or give Buyer credit against the Aggregate Consideration at the Closing for the amount of such monetary obligations, as determined by the mutual agreement of Buyer and Sellers, each acting reasonably); and provided further that Buyer will accept and comply with any commercially reasonable non-monetary obligation imposed by any such Governmental Authority or other Person.

                  (c) Each of Falcon and Buyer shall make its representatives available (at its own expense) to attend one or more meetings of a Governmental Authority from whom a Consent is requested and shall promptly furnish to any Governmental Authority or other Person from whom a Consent is requested such accurate and complete information regarding it and its Subsidiaries, including financial information concerning Buyer and other information relating to the cable and other media operations of Buyer, as a Governmental Authority or other Person may reasonably require in connection with obtaining any Consent. The parties shall promptly consult with each other regarding any prospective meeting or information request and promptly furnish to each other a copy of any such information provided to a Governmental Authority or other Person, and any other information concerning Buyer as Falcon may reasonably request in connection with obtaining any Consent. To the extent Falcon is required to supply such information as to Buyer and its Subsidiaries to Persons from whom Consents are sought, Falcon may supply such information and shall have no obligation to Buyer with respect to the disclosure or use of such information by such Persons.

                  (d) It is understood and agreed that nothing herein shall prevent Buyer (or their employees, agents, representatives and any other Person acting on behalf of Buyer) from making statements or inquiries to, attending meetings of, making presentations to, or from responding to requests initiated by, Governmental Authorities or other Persons from which a Consent is sought, and Buyer shall use commercially reasonable efforts to apprise Falcon of all such requests.

                  (e) After the Closing, Sellers will cooperate in all reasonable respects with Buyer and the Falcon Companies to obtain any of the Consents that were not obtained prior to the Closing, provided that such cooperation will not require the Sellers to make any expenditure or payment of any funds and Buyer will reimburse Sellers for any expenditure or payment that Sellers voluntarily make.

                  (f) Following the execution hereof, until the Closing Date, FHGLP and TCI shall use their commercially reasonable efforts to obtain as expeditiously as possible all consents necessary for the joint venture interests in Pacific Microwave Joint Venture to be assigned to Falcon, it being understood that receipt of such consents and the assignment of such joint venture interests shall not be a condition precedent to Buyer's obligation to consummate the transactions to be consummated hereunder and that, if such consents shall not have been obtained prior to the Closing, such joint venture interests will not be assigned to Falcon at the Closing, but provided that in such event FHGLP and TCI shall continue to use their commercially reasonable efforts after the Closing to obtain such consents and until such time as the joint venture interests are assigned to Falcon they shall cause the benefits that are currently made available to the Systems by the Pacific Microwave Joint Venture to be made available to Buyer at no cost to Buyer.

                  (g) Following the execution hereof, until the Closing Date, FHGLP shall use its commercially reasonable efforts, and shall cause the Enstar Partnerships to use their commercially reasonable efforts, and Buyer shall use its commercially reasonable efforts, to obtain as expeditiously as possible all Franchise Consents that FHGLP and Buyer mutually agree, each acting reasonably, are required to be obtained by the Enstar Partnerships in connection with the transfer of control to Buyer in connection with the consummation of the transactions contemplated by this Agreement. FHGLP shall, and shall cause the Enstar Partnerships to, and Buyer shall, prepare and file, or cause to be prepared and filed, within thirty (30) days after the date hereof (subject to extension for a period of up to an additional fifteen (15) days, if reasonably necessary for a party to complete its application), all FCC Forms 394 required to be filed in accordance with the preceding sentence. It is expressly understood that the receipt of such Consents is not a condition precedent to Buyer's obligation to consummate the transactions contemplated by this Agreement and that if, notwithstanding their commercially reasonable efforts, FHGLP and the Enstar Partnerships are unable to obtain any of such Consents, FHGLP shall not be liable to Buyer for any breach of covenant, and, for the avoidance of doubt, after the Closing, FHGLP shall not have any obligation or any liability for the failure of such Consents to be obtained. Nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys fees, filing fees or other normal costs of doing business) or the giving of any other consideration by FHGLP or the other Sellers or the Enstar Partnerships or the Falcon Companies.

                  (h) Following the execution hereof, without acknowledging that any notice or consent is required with respect to such Franchises, Falcon shall, and shall cause the Falcon

Companies to, and Buyer shall, prepare and file, or cause to be prepared and filed, within thirty (30) days after the date hereof (subject to extension for a period of up to an additional fifteen (15) days, if reasonably necessary for the parties to complete such notices), a notification to the appropriate Franchising Authority with respect to each Franchise marked with an asterisk in Schedule 3.8, such notification to be in a form mutually and reasonably satisfactory to Falcon and Buyer. Each of Falcon and Buyer shall promptly furnish to any of such Franchising Authorities such additional information as it may reasonably require in connection with the transactions contemplated by this Agreement.

         6.5 HSR Act Filing. As soon as practicable after the execution of this Agreement, but in any event no later than thirty (30) days after such execution (subject to extension for a period of up to an additional ten (10) days, if reasonably necessary for a party to complete its notification and report if not filed by the expiration of such thirty (30) day period) the parties will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act; and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters.

         6.6      No Inconsistent Actions; Charter LLC.

                  (a) No party hereto, nor any of their respective Affiliates, will take any action that is inconsistent with its obligations under this Agreement or which does, or would reasonably be expected to, hinder or delay the consummation of the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, at all times between the date hereof and the Closing Date, Buyer will take all necessary or advisable actions to ensure, and Buyer will ensure, that Buyer is able to deliver the Cash Consideration and the Equity Consideration at Closing.

                  (b) Buyer shall form Charter LLC as a Delaware limited liability company as soon as practicable after the execution of this Agreement and in any event prior to the filing of any Consent applications to be filed pursuant to Section 6.4. Buyer shall cause Charter LLC to execute such applications as the transferee as appropriate and to take all appropriate actions with respect to any such applications. Buyer shall cause Charter LLC to take all appropriate actions necessary for Buyer and Charter LLC to perform their obligations under this Agreement and the other Transaction Documents.

                  (c) Within 60 days after the date hereof, Buyer and FHGLP shall negotiate in good faith (1) the definitive Charter LLC Operating Agreement to be effective upon the Closing in




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
accordance with the terms set forth on Exhibit D and such additional terms as Buyer and FHGLP may mutually agree, (2) the definitive Exchange Agreement in accordance with the terms set forth on Exhibit E and such additional terms as Buyer and FHGLP may mutually agree, (3) a form of amended and restated limited partnership agreement of Falcon Communications, L.P. to be effective immediately after the Closing (the "Amended Falcon Partnership Agreement"), which agreement shall provide for pro rata and nondiscriminatory treatment of its partners and shall otherwise be reasonably acceptable to FHGLP, (4) the definitive Put Agreement to be effective upon the Closing in accordance with Exhibit B and such additional terms as Buyer and FHGLP may mutually agreement, and (5) the definitive Registration Rights Agreement to be effective in accordance with Exhibit C and such additional terms as FHGLP and Buyer may mutually agree. If Buyer and FHGLP do not agree on a definitive Charter LLC Agreement and/or a definitive Exchange Agreement and/or a definitive Amended Falcon Partnership Agreement and/or a definitive Put Agreement and/or a definitive Registration Rights Agreement prior to the Closing, the terms set forth in Exhibits B, C, D and E and the preceding sentence (with respect to the Amended Falcon Partnership Agreement) shall be binding on each of Buyer, Charter LLC and FHGLP, except that FHGLP may elect at its sole option to receive a cash payment in lieu of the Equity Consideration and not to contribute any portion of its partnership interest in Falcon to Charter LLC, in which event FHGLP's entire partnership interest in Falcon shall be sold to Buyer pursuant to Section 2.1(a) hereof and otherwise treated as a Purchased Interest hereunder and the terms set forth in Exhibits B, C, D and E and the preceding sentence (with respect to the Amended Falcon Partnership Agreement) shall not be binding on any of Buyer, Charter LLC or FHGLP.

                  (d) On or prior to the Closing, Buyer shall contribute all of its interest in Charter Holdings to Charter LLC in accordance with the terms of Exhibit D hereto and the Charter LLC Operating Agreement.

                  (e) Prior to the Closing and issuance of the Equity Consideration to FHGLP, Buyer shall not cause or permit Charter Holdings or Charter LLC to dispose of its assets other than in the ordinary course of its business or other than for fair market value.

                  (f) If the entity defined as "Charter" in the Registration Rights Agreement ("PublicCo") is formed prior to the Closing, Buyer shall cause PublicCo to execute and deliver the Registration Rights Agreement and the Exchange Agreement at the Closing. If PublicCo is formed after the Closing, Buyer will cause PublicCo to execute and deliver the Registration Rights Agreement and the Exchange Agreement at the time of the formation of PublicCo.

         6.7      Falcon Company  and Enstar Debt Obligations.

                  (a) Buyer acknowledges and agrees that all obligations of the Falcon Companies with respect to Indebtedness, including the Senior Discount Debentures, the Senior Debentures, the Senior Debt, the MONY Notes, and swap and interest rate hedging Contracts (including all principal, accrued and unpaid interest and all other amounts), shall remain obligations of the Falcon Companies through and after Closing, and Buyer will cooperate with the Falcon Companies with respect to any information relating to Buyer that shall be reasonably requested by any of the holders of the Senior Debt or MONY Notes.

                  (b) After the Closing, Buyer agrees to cause the Falcon Companies to commence an Offer to Purchase (as defined in the Indenture) in accordance with the terms and conditions of the Indenture and to discharge all of their obligations under the Indenture in accordance with its terms, and Buyer agrees that Sellers shall not have any liability or obligation in respect thereof, including any change of control penalty or premium or other payment arising out of or resulting from the consummation of the transactions contemplated by this Agreement under or pursuant to the Indenture, the Senior Debentures or the Senior Discount Debentures.

                  (c) Buyer will either (1) prior to the Closing procure from the lenders under the Credit Agreement and from the purchasers under the MONY Agreement a written waiver, in form and substance reasonably satisfactory to Sellers, that will permit the transactions contemplated by this Agreement to be consummated without a default or an event of default thereunder being caused thereby, that will permit the sale and transfer of the Purchased Interests and the Contributed Interest to Buyer and Charter LLC as contemplated by this Agreement and the receipt by the Sellers of the Aggregate Consideration therefor free and clear of the pledges under the Credit Agreement, and that will release Sellers from any obligations and restrictions they may have under the Senior Debt and the Credit Agreement and the MONY Notes and the MONY Agreement and related Debt Documents, or (2) simultaneously with the Closing and without limiting any other obligations of Buyer, satisfy and discharge all obligations of the Falcon Companies in respect of the Senior Debt and the Credit Agreement and the MONY Notes and the MONY Agreement and related Debt Documents (including all principal, accrued and unpaid interest and all other amounts, including any prepayment penalty or premium or any breakage costs) that become due and payable concurrently with, or as a result of, the consummation of the Closing.

                  (d) Buyer acknowledges and agrees that all obligations of Enstar Finance with respect to Indebtedness, including the Enstar Credit Agreement (including all principal and unpaid interest and all other amounts) shall remain obligations of Enstar Finance through and after the Closing, and Buyer will cooperate with Enstar Finance with respect to any information relating to Buyer that shall be reasonably requested by the lenders under the Enstar Credit Agreement.

                  (e) Buyer will either (1) prior to the Closing procure from the lenders under the Enstar Credit Agreement a written waiver, in form and substance reasonably satisfactory to Falcon, that will permit the receipt by the applicable Sellers of the Aggregate Consideration therefor free and clear of the pledges under the Enstar Credit Agreement, and that will release the applicable Sellers from any obligations and restrictions they may have under the Enstar Credit Agreement and related Enstar Debt Documents, or (2) simultaneously with the Closing and without limiting any other obligations of Buyer, satisfy and discharge all obligations of Enstar Finance in respect of the Enstar Credit Agreement and related Enstar Debt Documents (including all principal, accrued and unpaid interest and all other amounts, including any prepayment penalty or premium or any breakage costs) that become due and payable concurrently with, or as a result of, the consummation of the Closing.


         6.8 Retention and Access to the Falcon Companies' Records. Except as provided in Section 6.10(c)(1), Sellers shall, for a period of four years from the Closing Date, have access to, and the right to copy, at its expense, during usual business hours upon reasonable prior notice to Buyer, all of the books and records relating to the Falcon Companies, Assets and Systems that were transferred to Buyer pursuant to this Agreement. Buyer shall retain and preserve all such books and records for such four year period. Subsequent to such four year period, Buyer shall only destroy such books and records if there is no ongoing litigation, governmental audit or other proceeding, and subsequent to thirty days' notice to Sellers of their right to remove and retain such books and records or to copy such books and records prior to their destruction.

          6.9 Employee Matters.

                  (a) Falcon shall terminate, effective as of the Adjustment Time, the employment of each Headquarters Employee who remains in employment as of the Closing other than those Headquarters Employees designated in a written notice delivered by Buyer to Sellers not later than 60 days after the date of this Agreement. Seller shall provide affected Headquarters Employees, and other parties entitled to receive notice, such notice as may be required under the Worker Adjustment and Retraining Notification Act promptly following receipt of written notice from Buyer described in the preceding sentence. Buyer shall indemnify and hold harmless Sellers from and against any and all liability arising out of either Buyer's failure to provide such notice not later than 60 days after the date of this Agreement or the termination of the employment of any Headquarters Employee, except for the payment of compensation and severance benefits, as provided in Section 6.9(b) below.


                  (b) On or prior to Closing, Falcon shall pay any and all compensation owing to Headquarters Employees for any time period prior to and including the Closing, including any wages, salaries, bonuses and payments under any Compensation Arrangement owing to such employees. On or prior to the Closing, subject to the adjustment provided in 2.4(b)(viii), Falcon will pay each of the Headquarters Employees (including Headquarters Employees who decline continued employment with Buyer), other than (i) those employees identified on
Schedule 6.9 and (ii) those Headquarters Employees whose employment will not be terminated in accordance with Section 6.9(a) above (the "Transferred Headquarters Employees"), severance pay on such terms and in such amounts as Falcon may determine in its sole discretion. On or prior to the Closing, Falcon will terminate the Falcon Communications, L.P. 1993 Incentive Performance Plan and provide for the payment of all benefits due under the terms of such plan and provide for the payment of any amounts due under the Falcon Communications, L.P. Key Executive Equity Program and any such program sponsored by any Falcon Company.

                  (c) At Closing, Falcon shall provide Buyer a schedule setting forth a severance pay amount for each Transferred Headquarters Employee. Upon the termination of employment for any reason other than for Cause of any Transferred Headquarters Employee within six months after the Closing, Buyer shall pay such Transferred Headquarters Employee severance pay in an amount not less than the severance pay amount identified in the schedule of severance pay described in the foregoing sentence. For purposes of this Section, "Cause" shall mean (i) conviction of a felony or a crime involving moral turpitude, or (ii) engaging in acts constituting willful dishonesty, fraud and/or willful failure to carry out the employee's job responsibilities.

                  (d) Except as otherwise required in this Section 6.9, all employees of the Falcon Companies who continue in employment following the Closing shall be employed on such terms and conditions as are substantially similar in the aggregate to the terms and conditions of employment of Buyer's and Charter's employees. Each such employee shall receive credit for all purposes other than benefit accrual purposes under any retirement plan or program under any Employee Plan or Compensation Arrangement of the Buyer for past service with any Falcon Company and, to the extent credited under any Employee Plan or Compensation Arrangement of any Falcon Company, for past service with any predecessor employer.

                  (e) Buyer shall offer group health plan coverage to all of the employees of the Falcon Companies and to the spouse and dependents of such employees who become employed by the Buyer or any ERISA Affiliate of the Buyer as of the Closing on terms and conditions generally applicable to all of Buyer's similarly situated employees. For purposes of providing such coverage, Buyer shall waive all preexisting condition limitations for all such employees covered by the health care plan of any Falcon Company as of the Closing and shall provide such health care coverage effective as of the Closing without the application of any eligibility period for coverage. In addition, Buyer shall credit all employee payments toward deductible, out-of-pocket and co-payment obligation limits under the Falcon Companies' health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Buyer's health care plans during the plan year which includes the Closing Date, with respect to employees of the Falcon Companies and the spouse and any dependents of such employees who become employed by Buyer as of the Closing Date.

                  (f) Buyer shall assume full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" and any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by any of the Falcon Companies who has experienced a "qualifying event" or is receiving "continuation coverage" on or prior to the Closing. "Continuation coverage," "covered employee," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                  (g) Notwithstanding anything in this Agreement to the contrary, on or prior to the Closing Date, Falcon shall take such action as may be necessary or appropriate to cause each participant in the Falcon Communications, L.P. "Smart" 401(k) Plan and each participant in the Enstar Cable Corporation "Smart" 401(k) Plan (the "Falcon 401(k) Plans") to become fully vested in his or her benefit under such plans. Notwithstanding the foregoing or anything in this Agreement to the contrary, Sellers will take such actions as may be necessary to adopt resolutions to terminate the Falcon 401(k) Plans effective on or prior to the Closing Date; provided after the Closing Buyer shall take such actions as may be necessary or appropriate to complete the termination of the Falcon 401(k) Plans and provide for the distribution of benefits thereunder. Upon distribution of benefits following the termination of the Falcon 401(k) plans, a tax-qualified retirement plan sponsored by Buyer or an entity required to be combined with Buyer under Code Sections 414(b) or (c) shall accept rollover contributions with respect to any person who remains an employee of any Falcon Company following the Closing and as of the date of distribution of cash and promissory notes that relate to loans made to participants from the Falcon 401(k) plans.

          6.10 Tax Matters.

                  (a) Tax Periods Ending on or Before the Closing Date. FHGLP shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Falcon Companies (i) that are due on or before the Closing Date, or (ii) that relate to taxable periods ending on or prior to the Closing Date but are required to be filed after the Closing Date. Such Tax Returns shall be prepared in accordance with each Falcon Company's past custom and practice, and allocations of items of income and gain and loss and deduction shall be made using the closing-of-the-books method. In the case of any Falcon Company that is a partnership or a limited liability company, such Tax Returns shall be prepared in accordance with the Organizational Documents of such Falcon Company as in effect immediately prior to the Closing. In preparing each Falcon Company's Tax Returns, FHGLP shall consult with Buyer in good faith and shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review and consent (which consent shall not be unreasonably withheld) at least twenty days prior to filing; provided, however, if Buyer has not provided comments on such Tax Returns to FHGLP within such twenty-day period, then such consent shall be deemed to be given and, if Buyer's comments or refusal to provide such consent results in any penalties imposed upon FHGLP or any Falcon Company for failing to file a timely Tax Return, then Buyer shall be liable for and shall pay, such penalties; provided further, however, if any such penalties for failure to file a timely Tax Return could be avoided by filing an extension to file such Tax Return with the applicable Governmental Authority, FHGLP shall, or shall cause the appropriate Falcon Company to, timely file such extension. After the Closing, Buyer shall not prepare or cause to be prepared or file or cause to be filed any Tax Return for the Falcon Companies for any period ending on or prior to the Closing Date.

                  (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Falcon Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Such Tax Returns shall be prepared in accordance with each Falcon Company's past custom and practice but, except as otherwise provided in this Agreement, allocations of items of income and gain and loss and deduction shall be made using the closing-of-the-books method. In preparing such Tax Returns, Buyer shall consult with FHGLP in good faith and shall provide FHGLP with drafts of such Tax Returns (together with the relevant back-up information) for review at least ten days prior to filing.

                  (c)      Cooperation on Tax Matters.

                           (1) Buyer and FHGLP shall cooperate fully, as and to
the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.10 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and FHGLP agree (A) to retain all books and records with respect to Tax matters pertinent to the Falcon Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or FHGLP, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or FHGLP, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded, subject to a confidentiality agreement provided by the party turning over such books and records and reasonably acceptable to the other party.

                           (2) Buyer and FHGLP further agree, upon request, to
use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

                  (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions consummated pursuant to this Agreement shall be paid by Buyer. Buyer and FHGLP will cooperate in all reasonable respects to prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. Buyer shall be liable for any Taxes attributable to any election made by Buyer or any Affiliate of Buyer with respect to any of the Falcon Companies under Section 338 of the Code or any comparable provision of state or local law.

                  (e) Buyer covenants that it will not, and it will not cause or permit any Falcon Company or any Affiliate of Buyer, (i) to take any action on or after the Closing Date, including the distribution of any dividend or the effectuation of any redemption, that could give rise to any tax liability of any Seller or any direct or indirect holder of equity interests in any Seller or
(ii) to make or change any tax election, amend any Tax Return or take any tax position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased tax liability of any Seller or any direct or indirect holder of equity interests in any Seller in respect of any Pre-Closing Tax Period.

                  (f) Except to the extent taken into account in Closing Net Liabilities, Buyer shall promptly pay or cause to be paid to Sellers all refunds of taxes and interest thereon received by Buyer, any Affiliate of Buyer, or any Falcon Company attributable to taxes paid by Sellers or any Falcon Company with respect to any Pre-Closing Tax Period.

                  (g) From and after the date of this Agreement, Sellers and each Falcon Company shall not without the prior written consent of the Buyer (which consent shall not be unreasonably withheld) make, or cause or permit to be made, any Tax election that would adversely affect any of the Falcon Companies or Buyer.

                  (h) Allocation of Purchase Price. The sum of (i) the Cash Consideration allocable (pursuant to Section 2.3(d)) to the partnership interests in Falcon other than the Contributed Interest, (ii) the Equity Value, and (iii) liabilities of the Falcon Companies allocable pursuant to Section 752 of the Code to the partnership interests in Falcon, shall be allocated among the assets of the Falcon Companies that are Tax Partnerships in accordance with an agreement (the "Falcon Allocation Agreement"), and the aggregate gross value of all the membership interests in Charter Holdings (including liabilities of Charter Holdings and its Subsidiaries) shall be allocated among the assets of Charter Holdings and its Subsidiaries in accordance with an agreement ("the Charter Allocation Agreement" and together with the Falcon Allocation Agreement, the "Allocation Agreements"). Each of the Allocation Agreements shall be prepared in accordance with the rules under Section 704(c), 743(b), 751 and 755 of the Code, as applicable. Buyer shall deliver a draft of the Allocation Agreements to Falcon within 90 days after the execution of the Purchase and Contribution Agreement for approval and consent, and Buyer and Falcon shall mutually agree upon the Allocation Agreements prior to the Closing Date. In this regard, Buyer and Falcon agree that (x) for purposes of the Falcon Allocation Agreement, each asset of any Falcon Company that is a Tax Partnership that is a Class I Asset, Class II Asset, or Class III Asset (as defined in Treasury Regulation Section 1.338(b)-2T) (other than the stock of FFI) shall be allocated value equal to its net book value, the stock of FFI shall be allocated value equal to the value determined by the mutual agreement of Buyer and Falcon, and any remaining value shall be allocated to Franchises of the Falcon Companies that are Tax Partnerships, and (y) for purposes of the Charter Allocation Agreement, each asset of Charter Holdings and its Subsidiaries that is a Class I Asset, Class II Asset, or Class III Asset (other than the Equity Interests in any Subsidiary of Charter Holdings that is not a Tax Partnership or a disregarded entity for federal income tax purposes (a "Charter Corporate Subsidiary")) shall be allocated value equal to its net book value, the Equity Interests in any Charter Corporate Subsidiary shall be allocated value equal to the value determined by the mutual agreement of Buyer and Falcon, and any remaining value shall be allocated to Franchises of Charter Holdings and its Subsidiaries (other than Franchises of Charter Corporate Subsidiaries). Neither Falcon nor Buyer shall unreasonably withhold its approval and consent with respect to the Allocation Agreements. Unless otherwise required by applicable law, Buyer and Sellers agree to act, and cause their respective affiliates to act, in accordance with the Allocation Agreements in any relevant Tax Returns or similar filings, and shall make any filings required by Code Sections 704(c), 743(b), 751, 755 and 1060 (if any) in accordance with the Allocation Agreements.

                  (i) Buyer will cause Charter LLC to file a Section 754 election with respect to its first taxable year. Buyer will not revoke, and will not cause to be revoked, the Section 754 election in effect for itself or for any of the Falcon Companies and will administer, or cause to be administered, the elections so as to reflect (A) gain recognized by the Sellers with respect to the sale of the Purchased Interests and the contribution of the Contributed Interest, and (B) gain recognized by holders of membership interests in Charter LLC arising from dispositions of their interests.

         6.11 Falcon Name. The parties agree that the Falcon Companies shall retain the right to use the names "Falcon" and "Falcon Cable TV" and any and all derivations thereof with respect to the domestic U.S. cable television and related businesses conducted by the Falcon Companies from and after the Closing and that the Sellers shall retain the right to use the name "Falcon" and "Falcon International" and any and all derivatives thereof with respect to the non-U.S. cable television and related businesses conducted by certain Falcon entities.

         6.12 No Recourse; Release of Claims. Anything in this Agreement or applicable law to the contrary notwithstanding, other than claims against Sellers as and to the extent expressly provided for in Section 9.4 and Section 10 of this Agreement (and other than any claim for fraud or criminal conduct), neither Buyer nor any of the Falcon Companies will have any claim or recourse against any of the Released Parties as a result of the breach of any representation, warranty, covenant or agreement of Falcon or Sellers contained herein or otherwise arising in connection with the transactions contemplated by the Transaction Documents or the business or operations of the Falcon Companies prior to the Closing. Effective as of the Closing, Buyer and each of its Subsidiaries hereby releases and forever discharges each of the Released Parties from all actions, causes of action, suits, debts and claims (other than claims for fraud or criminal conduct) arising out of facts or circumstances prior to the Closing, whether at law or in equity or otherwise, which Buyer or any of the Falcon Companies ever had or now or hereafter may have for, upon or by reason of any matter, cause or thing whatsoever related to the Falcon Companies, whether, contingent, accrued or otherwise arising out of facts or circumstances prior to the Closing; provided that the foregoing shall not limit Buyer's rights provided for in Section 10.

         6.13 Exculpation and Indemnification. After the Closing, Buyer and the Falcon Companies will be bound by and will assume the same obligations to satisfy (and Buyer will cause the Falcon Companies to continue to satisfy) the rights of exculpation, indemnification and advancement of expenses to which the present and former partners, members, stockholders, directors, representatives, officers, employees and agents of the Falcon Companies and any of their respective Affiliates are entitled with respect to any matter existing or occurring prior to the Closing and/or with respect to this Agreement and the Transaction Documents, under each such Falcon Company's Organizational Documents, by contract or agreement or by resolution of the Board of Representatives or Board of Directors or other similar governing entity (as the case may be) of such Falcon Company, in accordance with the terms and conditions of any such exculpation and indemnification provisions as in effect on the date of this Agreement. Without limiting the foregoing, Buyer agrees to maintain in place for a period of not less than six years from the Closing, for the benefit of the parties mentioned in the foregoing sentence, directors' and officers' insurance,



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
on substantially the same terms and to the same extent as presently in effect for the Falcon Companies; provided that Buyer's obligation pursuant to this sentence only shall lapse on the third anniversary of the Closing if the cost of maintaining such insurance has increased more than twofold since the Closing Date and the beneficiaries of such insurance do not elect to reimburse Buyer for the amount of any such cost increase.

         6.14 Rate Regulatory Matters. Buyer acknowledges that, except as expressly represented and warranted in Section 3.11(e) and Section 3.16, Falcon is not making any representation or warranty regarding any Rate Regulatory Matter (including with respect to compliance with any Legal Requirements dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise)). Accordingly, except for any right or remedy that Buyer may have arising out of a breach of the representations and warranties made by Falcon in Section 3.11(e) and Section 3.16, no Rate Regulatory Matter and no matter relating to, in connection with or resulting or arising from any Rate Regulatory Matter, or any actions taken prior to or after the date hereof by any Falcon Company to comply with or in a good faith attempt to comply with any Rate Regulatory Matter (including any rate reduction, refund, penalty or similar action having the effect of reducing the rates previously or subsequently paid by subscribers, whether instituted or implemented by or imposed on any Falcon Company and changes to rate practices instituted or implemented by or imposed on any Falcon Company), shall: (a) cause or constitute, directly or indirectly, a breach by Falcon or Sellers of any of their representations, warranties, covenants or agreements contained in this Agreement or any other Transaction Document (and such representations, warranties, covenants, and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Rate Regulatory Matters and to permit any action by any Falcon Company to comply with or attempt in good faith to comply with such Rate Regulatory Matters); (b) otherwise cause or constitute, directly or indirectly, a default or breach by any Falcon Company or Sellers under this Agreement or any other Transaction Document; (c) result in the failure of any condition precedent to the obligations of Buyer under this Agreement or any other Transaction Document; (d) otherwise excuse Buyer's performance of its obligations under this Agreement or any other Transaction Document; or (e) give rise to any claim for
(i) any adjustment to the Aggregate Consideration or other compensation or (ii) indemnification or other claim.

         6.15 Disclosure Schedules. The parties acknowledge and agree that (i) Falcon's Disclosure Schedules and Charter's Disclosure Schedules may include certain items and information solely for informational purposes for the convenience of the parties hereto and (ii) the disclosure of any matter in Falcon's Disclosure Schedules or Charter's Disclosure Schedules shall not be deemed to constitute an acknowledgment by Falcon or Sellers, in the case of Falcon's Disclosure Schedules, or Buyer in the case of Charter's Disclosure Schedules, that the matter is material.

         6.16 Environmental Reports. At any time after the date hereof, Buyer shall have the right to engage an environmental consultant to conduct a Phase I environmental audit and to prepare a Phase I environmental report, and if recommended in such Phase I environmental report, a Phase II environmental audit and Phase II environmental report for any Real Property site. The cost of Phase



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
I and Phase II environmental audits and reports shall be borne by Buyer. The Falcon Companies shall cooperate with Buyer in all reasonable respects in connection with such Phase I and Phase II environmental audits and reports, including providing all reasonable access to their respective properties and facilities.

         6.17 Year 2000 Matters. The Falcon Companies shall have taken commercially reasonable actions to implement the Year 2000 Plan and to complete implementation of the Year 2000 Plan as soon as is reasonably practicable. The Falcon Companies shall cooperate with Buyer prior to the Closing with respect to the Year 2000 Matters. Such cooperation shall include providing Buyer with status reports as Buyer may reasonably request regarding Year 2000 Matters, assisting Buyer in the refinement and implementation of the Year 2000 Plan, assisting Buyer in developing and implementing plans for Buyer to continue the Year 2000 Plan after the Closing, and using commercially reasonable efforts to implement all solutions identified as reasonably necessary to the implementation of the Year 2000 Plan by vendors, distributors and manufacturers of the Falcon Companies' computer applications.

         6.18 TCI Arrangements. At the Closing, the business arrangements specified on Schedule 6.18 between the Falcon Companies and TCI or Affiliates of TCI will be terminated, except as provided in Schedule 6.18.

         6.19 Restructuring. Falcon will in good faith cooperate with Buyer in examining a restructuring to be effected at or after Closing of Falcon and certain Falcon Companies, as contemplated by Buyer; provided that neither Falcon nor any of the Falcon Companies will be required to undertake any actions that would, or could reasonably be expected to (as determined by Falcon in its reasonable discretion): (i) have an adverse economic effect on Falcon, any of the Falcon Companies, any Seller or any direct or indirect equity holder of any Seller for which Buyer does not make any such party economically whole, or (ii) more than immaterially delay the Closing.

SECTION 7:        CONDITIONS TO OBLIGATIONS

         7.1 Conditions to Obligations of the Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment (or waiver at the option of Buyer) prior to or at the Closing of each of the following conditions:

                  (a) Representations and Warranties of Falcon and Sellers. As to the representations and warranties of Falcon set forth in Section 3 and of Sellers set forth in Section 4, (1) those representations and warranties set forth in Section 3 and Section 4 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date (without regard to the materiality or material adverse effect qualifiers set forth therein), and (2) all other representations and warranties of Falcon or Sellers set forth in Section 3 and
Section 4 respectively, shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time (without regard to the materiality or material adverse effect qualifiers set forth therein); provided that for purposes of each of clauses (1)




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
and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect.

                  (b) Covenants. Falcon and Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  (c) Consents. The Material FCC Consents shall have been obtained. The aggregate number of Equivalent Subscribers as of any applicable date, in those Franchise Areas that are Transferable Franchise Areas shall be at least eighty-seven and one-half percent (87 1/2%) of the aggregate number of Equivalent Subscribers in all Franchise Areas as of the most recent month ended prior to satisfaction of this condition.

                  (d) Hart-Scott-Rodino. The requisite waiting period under the HSR Act shall have expired or been terminated, without the FTC or the Antitrust Division, as applicable, taking any action which has not been terminated or resolved.

                  (e) Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing, provided that Buyer shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

                  (f) Deliveries. Falcon and Sellers shall have made or stand willing to make all the deliveries to Buyer described in Section 8.2.

                  (g) Compliance with FIRPTA. Sellers shall have provided the Buyer with a statement, in a form reasonably satisfactory to the Buyer, pursuant to Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that Sellers are not foreign persons.

                  (h) Material Adverse Effect. From and after the date of this Agreement until the Closing Date, no event shall have occurred which has had a Material Adverse Effect.

                  (i) Falcon Franchise Notice. Falcon shall have delivered to Buyer a notice that the condition set forth in the second sentence of Section 7.1(c) has been satisfied at least two (2) business days prior to the date scheduled for Closing.

         7.2      Conditions to Obligations of Sellers.

         All obligations of Sellers at the Closing hereunder are subject to the fulfillment (or waiver at the option of Sellers) prior to or at the Closing of each of the following conditions:

                  (a) Representations and Warranties. As to the representations and warranties of Buyer set forth in Section 5, (1) those representations and warranties set forth in Section 5 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all material respects as of such date, and (2) all other representations and warranties shall be true and correct in all material respects at and as of the Closing as though made at and as of that time.

                  (b) Covenants. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  (c) Hart-Scott-Rodino. The requisite waiting period under the HSR Act shall have expired or been terminated, without the FTC or the Antitrust Division, as applicable, taking any action which has not been terminated or resolved.

                  (d) Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing, provided that Falcon and Sellers shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

                  (e) Deliveries. Buyer shall have made or stand willing to make all the deliveries described in Section 8.3.

                  (f) Release. Sellers shall have been released from any obligations they may have under the Debt Documents and Enstar Debt Documents, pursuant to documents in form and substance reasonably satisfactory to Sellers.

SECTION 8:        CLOSING AND CLOSING DELIVERIES

         8.1      Closing.

                  (a)      Closing Date.

                           (1) Subject to satisfaction or, to the extent
permitted by law, waiver, of the closing conditions described in Section 7, and subject to Section 8.1(a)(2), 8.1(a)(3) and 8.1(a)(4), the Closing shall take place on the date specified by FHGLP by notice to Buyer, which specified date shall be no earlier than two business days and no later than five business days after satisfaction or waiver of the conditions set forth in Sections 7.1(c) and
(d) and Sections 7.2(c), or on such earlier or later date as FHGLP and Buyer shall mutually agree; provided, however, (A) if pursuant to Section 2.1(b) and 6.6(b), Sellers elect a cash payment, the Closing will take place on



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at least 10 days notice from FHGLP, and (B) subject to Section 8.1(a)(3) and
8.1(a)(4), the Closing shall not take place beyond the Upset Date.

                           (2) If on the date on which the Closing would
otherwise be required to take place pursuant to Section 8.1(a)(1) (A) there shall be in effect any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent or make unlawful the Closing, or (B) any other circumstance beyond the reasonable control of the Falcon Companies, Sellers, or Buyer (which shall in no event include any matters relating to financing of the transactions contemplated hereby) shall exist that would prevent the Closing or the satisfaction of any of the conditions precedent to any party set forth in Section 7, then either Sellers or Buyer may, at its option, postpone the date on which the Closing is required to take place until such date, to be set by the party that elects to postpone the date for Closing pursuant to this subsection (2) on at least five business days' written notice to the other party, as soon as practicable after such judgment, decree, order or other prohibition ceases to be in effect, or such other circumstance ceases to exist; provided, however, that any postponement of the date on which the Closing is required to take place to a date beyond the Upset Date shall require the consent of both Sellers and Buyer (it being agreed that the Upset Date shall be extended one day for each day up to one year that a judgment, decree, order or other prohibition referenced in clause (A) above remains in effect).

                           (3) Notwithstanding anything in this Agreement to the
contrary, if on the date scheduled for Closing, the Closing has not occurred because any notice period required by Section 8.1(a)(1) or (2) has not lapsed, the Upset Date shall be extended until one business day after the lapse of such period.

                           (4) If the date on which the Closing would otherwise
be required to take place pursuant to Section 8.1(a)(1), 8.1(a)(2) or 8.1(a)(3) the Referee shall not have completed its determination pursuant to Section 2.5(a) of any of the amounts disputed by FHGLP and Buyer, then FHGLP may, at its option, postpone the date on which the Closing is required to take place until the third (3rd) business day after the date the Referee makes its final determination pursuant to Section 2.5(a); provided, however, that if such postponement results in the Closing taking place on a date after the Upset Date, the Upset Date shall be extended until one business day after the date of the Closing as postponed pursuant to this Section 8.1(a)(4).

                  (b) Closing Place. The Closing shall be held at the offices of Irell & Manella, LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California, or any other place or time as FHGLP and Buyer shall mutually agree.

         8.2 Deliveries by Sellers. Sellers shall deliver or cause to be delivered to Buyer the following:

             (a) Purchased Interests and Contributed Interest. An assignment agreement providing for the assignment of the Purchased Interests and Contributed Interest (if applicable) by



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
Sellers to Buyer, in a form reasonably satisfactory to Buyer. An assignment agreement providing for the assignment of all of FHGLP's rights and interest in the NYNEX Litigation.

                  (b) Certificate of Falcon. A certificate executed by a duly authorized representative on behalf of Falcon, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.1(a) and (b) have been satisfied as to Falcon, except as disclosed in said certificate.

                  (c) Certificate of Sellers. A certificate executed by each Seller, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.1(a) and (b) have been satisfied as to such Seller, except as disclosed in such certificate.

                  (d) Secretaries' Certificate. A certificate executed by a duly authorized representative on behalf of Falcon, dated as of the Closing Date, providing, as attachments thereto, to the extent available, certificates of Good Standing for each of the Falcon Companies certified by an appropriate state official of the State of their organization, all certified by such state officials as of a date not more than fifteen days before the Closing Date.

                  (e) Consents. Copies of Consents which have been obtained by Falcon or any of the Falcon Companies prior to the Closing.

                  (f) Opinion of Counsel. An opinion of Dow, Lohnes & Albertson, PLLC, counsel to Sellers (other than TCI), dated as of the Closing Date, substantially in the form of Exhibit G-1 hereto; an opinion of Fleischman and Walsh, L.L.P., counsel to Falcon, dated as of the Closing Date, substantially in the form of Exhibit G-2 hereto; and an opinion of Sherman & Howard L.L.C., counsel to TCI, dated as of the Closing Date, substantially in the form of Exhibit G-3.

                  (g) Adjustment Escrow Agreement. The Adjustment Escrow Agreement, duly executed by Sellers and the Adjustment Escrow Agent, if required pursuant to Section 2.5(b).

                  (h) Securities Releases. If, as of the Closing Date, there are outstanding any options, warrants or other similar claims or securities in respect of the Equity Interests of the Falcon Companies (collectively, "Options"), other than Options held by any Falcon Company, releases, in form and substance reasonably acceptable to Buyer, executed by each holder of such Options, releasing and terminating such Options and all rights of such holder thereunder.

                  (i) Releases. A release, duly executed by each Seller, substantially in the form of Exhibit H hereto.

                  (j) Other Transaction Documents. If FHGLP contributes the Contributed Interest to Charter LLC pursuant to Section 2.1(b), the Put Agreement, the Registration Rights Agreement, the Charter LLC Operating Agreement, and the Exchange Agreement (to the extent each is agreed to prior to Closing), each duly executed by FHGLP or the appropriate distributee of FHGLP.



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         8.3 Deliveries by Buyer. Prior to or at the Closing, Buyer shall deliver, or cause to be delivered, to Sellers the following:

                  (a)      Aggregate Consideration.

                           (1) An assumption agreement providing for the
assumption by Buyer of the Assumed Liabilities, in a form reasonably satisfactory to Sellers.

                           (2) As provided in Section 2.6, the cash portion of
the Net Closing Payment to Sellers, by wire or accounts transfer of immediately available funds to one or more accounts designated by FHGLP in Part V of the Allocation Notice.

                           (3) As and to the extent provided by Section 2.5(b),
the Adjusted Escrow Amount to the Adjustment Escrow Agent, by wire or accounts transfer of immediately available funds to the account specified in the Adjustment Escrow Agreement.

                           (4) As provided in Section 6.7, if applicable,
satisfaction and discharge of all obligations of the Falcon Companies and the Sellers in respect of the Senior Debt and the Credit Agreement, the MONY Notes and the MONY Agreement, and the related Debt Documents, and the Enstar Credit Agreement, and the related Enstar Debt Documents.

                  (b) Officers' Certificate. A certificate executed by Buyer, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.2(a) and (b) have been satisfied, except as disclosed in said certificate.

                  (c) Secretaries' Certificate. A certificate executed by Buyer, dated as of the Closing Date, (1) certifying that the resolutions, as attached to said certificate, were duly adopted by the Board of Directors and shareholders (if applicable) of Buyer, authorizing and approving the execution by Buyer of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (2) providing, as attachments thereto, a Certificate of Good Standing for Buyer certified by an appropriate state official of the State of Delaware, certified by such state official as of a date not more than fifteen days before the Closing Date.

                  (d) Opinion of Counsel. An opinion of counsel to Buyer, dated as of the Closing Date, substantially in the form of Exhibit I hereto.

                  (e) Adjustment Escrow Agreement. The Adjustment Escrow Agreement, duly executed by Buyer and the Adjustment Escrow Agent if required pursuant to Section 2.5(b).

                  (f) Releases. The releases of Sellers under the Debt Documents and Enstar Debt Documents referred to in Section 6.7 and 7.2.



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
                  (g) Other Transaction Documents. If FHGLP contributes the Contributed Interests to Charter LLC pursuant to Section 2.1(b), the Put Agreement, duly executed by Paul Allen, the Registration Rights Agreement, duly executed by PublicCo if required at the Closing by Section 6.6(f), the Charter LLC Operating Agreement duly executed by Buyer and Charter LLC (if agreed to prior to Closing) and the Exchange Agreement, duly executed by PublicCo if required at the Closing by Section 6.6(f) (to the extent each is agreed to prior to Closing); and the Amended Falcon Partnership Agreement, duly executed by Buyer and Charter LLC, in a form reasonably acceptable to FHGLP.

SECTION 9: TERMINATION

         9.1 Agreement between Sellers and Buyer. This Agreement may be terminated at any time prior to the Closing and the purchase and sale of the Purchased Interests abandoned, by written agreement among the parties hereto.

         9.2 Termination by Sellers. This Agreement may be terminated at any time prior to the Closing by Sellers and the purchase and sale of the Purchased Interests abandoned, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) Conditions. If on any date determined for the Closing in accordance with Section 8.1, each condition set forth in Section 7.1 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing by Buyer on such date and either (i) a condition set forth in
Section 7.2 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing by Sellers on such date or (ii) Buyer has nonetheless refused to consummate the Closing, provided that Buyer shall have five days to cure such matter after receipt of notice of Seller's intent to terminate pursuant to this Section 9.2(a). Notwithstanding the foregoing, Sellers may not rely on the failure of any condition set forth in
Section 7.2 to be satisfied if such failure was principally caused by Sellers' or any Falcon Company's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

                  (b) Upset Date. If the Closing shall not have occurred on or prior to the Upset Date as extended as provided in Section 8.1(a)(3) or Section 8.1(a)(4), unless the failure of the Closing to occur was principally caused by Sellers' or any Falcon Company's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

         9.3 Termination by Buyer. This Agreement may be terminated at any time prior to the Closing by Buyer and the purchase and sale of the Purchased Interests abandoned, upon written notice to Sellers, upon the occurrence of any of the following:



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
                  (a) Conditions. If on any date determined for the Closing in accordance with Section 8.1, each condition set forth in Section 7.2 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing by Sellers on such date and either (i) a condition set forth in Section 7.1 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing by Buyer on such date or (ii) Sellers have nonetheless refused to consummate the Closing; provided that Sellers shall have five days to cure such matter after receipt of notice of Buyer's intent to terminate pursuant to this Section 9.3(a). Notwithstanding the foregoing, Buyer may not rely on the failure of any condition set forth in
Section 7.1 to be satisfied if such failure was principally caused by Buyer's or Charter's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

                  (b) Upset Date. If the Closing shall not have occurred on or prior to the Upset Date as extended as provided in Section 8.1(a)(3) or Section 8.1(a)(4), unless the failure of the Closing to occur was principally caused by any Buyer's or Charter's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

         9.4 Effect of Termination. If this Agreement is terminated as provided in this Section 9, then this Agreement will forthwith become null and void and there will be no liability on the part of any party to any other party or any other Person in respect thereof, provided that:

                  (a) Surviving Obligations. The obligations of the parties described in Sections 6.2, 9.4, 9.5 and 11.1 (and all other provisions of this Agreement relating to expenses) will survive any such termination.

                  (b) Withdrawal of Applications. All filings, applications and other submissions relating to the consummation of the transaction contemplated hereby shall, to the extent practicable, be withdrawn from the Governmental Authority or other Person to whom made.

                  (c) Willful Breach by Buyer. No such termination will relieve Buyer from liability for a willful breach by Buyer of this Agreement (which shall in all events include, without limitation, a failure to pay the Cash Consideration or the Equity Consideration and discharge the Senior Debt and the Credit Agreement). If Sellers terminate this Agreement pursuant to Section 9.2(a) because Buyer wrongfully refuses to close after all conditions precedent to its obligations have been satisfied, (i) Buyer shall, immediately upon written notice from Sellers of such breach, make a payment in cash (by wire transfer of immediately available funds to an account or accounts designated by Sellers) to Sellers of Two Hundred Million Dollars ($200,000,000); and (ii) in addition to such payment, Sellers and Falcon shall have all rights and remedies available at law and equity, including additional monetary damages (for example, to compensate the Sellers for any diminution in the market value of the Falcon Companies). Buyer agrees that the foregoing payment referred to in clause (i) of the forgoing sentence is a reasonable estimate of the damages that will be suffered by Sellers and the Falcon Companies in the event of such a breach by Buyer as a result of the foregone opportunity to complete an initial public offering and other commercial, partnership and corporate opportunities foregone as a result of entering into the Purchase Agreement, that such payment does not include amounts in respect of the category of damages referred to in clause (ii) above relating to diminution in value and does not constitute a penalty, and Buyer hereby waives any defense that such amount is a penalty or is otherwise not enforceable. Sellers agree that notwithstanding the foregoing, any amounts paid in respect of damages described in clause (i) above will be credited against any payment required for damages described in clause (ii) above.

                  (d) Willful Breach by Falcon or Sellers. No such termination will relieve Seller or Falcon from liability for a willful breach of this Agreement. If Buyer terminates this Agreement pursuant to Section 9.3(a) because Falcon wrongfully refuses to close after all conditions precedent to its obligations have been satisfied, Buyer shall have all rights and remedies available at law or equity, including the remedy of specific performance, against Falcon. No such termination will relieve any Seller from liability for its willful breach of this Agreement. If Buyer terminates this Agreement pursuant to Section 9.3(a) because any Seller wrongfully refuses to close after all conditions precedent to its obligations have been satisfied, Buyer shall have all rights and remedies available at law or equity, including the remedy of specific performance against such breaching Seller.

                  (e) No Recourse. Anything in this Agreement or applicable law to the contrary notwithstanding, in the event this Agreement is terminated as provided in this Section 9:

                           (1) Buyer will not have any claim or recourse against
any of the Sellers, or any of their respective officers, directors, shareholders, members, partners, employees, agents or Affiliates (other than Falcon) as a result of the breach of any representation, warranty, covenant or agreement of Falcon contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the business or operations of the Falcon Companies prior to the Closing. Buyer's sole recourse shall be against Falcon.

                           (2) No Seller or Falcon Company will have any claim
or recourse against Buyer's respective officers, directors, shareholders, members, partners, employees, agents or Affiliates as a result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the compliance by Buyer with its covenants prior to the Closing. The Sellers' and Falcon's sole recourse shall be against Buyer.

         9.5 Attorneys' Fees. Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).



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SECTION 10: SURVIVAL

         10.1     Survival.

                  None of the representations and warranties of Falcon or Sellers set forth herein shall survive the Closing, except for: (i) the representation and warranty of the respective Seller set forth in Section 4.4(a) as to the title to the Purchased Interests of such Seller, which shall survive indefinitely, and (ii) the representations and warranties of Falcon set forth in the second and fifth sentences of Section 3.3(b), which shall also survive indefinitely, and (iii) the representation of Falcon set forth in Section 3.12 with respect to income Taxes, which shall survive for the applicable statute of limitations period. Sellers will indemnify and hold Buyer harmless from and against all losses and damages arising out of any breach of any representation and warranty that survives the Closing so long as such representation and warranty survives as provided in the preceding sentence, provided that no Seller shall have any liability for a breach by another Seller of the representation and warranty referred to in clause (i) above, and each Seller's liability for a breach by Falcon of the representations and warranties referred to in clauses
(ii) and (iii) above shall be limited to its proportionate share of the losses and damages based on its proportionate share of the Aggregate Consideration. None of the covenants and agreements of Sellers set forth herein shall survive the Closing, other than the agreements of Sellers contained in Sections 2.6(b)(1)(B), 6.2(b), 6.4(e), 6.4(g) (if applicable), 6.10, 11.1, 11.2, 11.3,
11.4, 11.5, 11.6, 11.7, 11.8, 11.9, 11.10 and 11.11, which shall survive the
Closing until performed and discharged in full. None of the representations and warranties of Buyer set forth herein shall survive the Closing. The covenants and agreements of Buyer set forth herein to be discharged in full prior to the Closing shall not survive the Closing. All covenants and agreements of Buyer set forth herein to be performed in whole or in part after the Closing shall survive the Closing until performed and discharged in full. Notwithstanding anything in this Section 10.1 to the contrary, this Section 10.1 shall not apply to any representations, warranties, covenants or agreements set forth in the other Transaction Documents, which shall be governed by their respective terms.

SECTION 11: MISCELLANEOUS

         11.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives.

         11.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing, may be sent by telecopy (with automatic machine confirmation), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, shall be deemed to have been given on the date of actual receipt, which may be conclusively evidenced by the date set forth in the records of any commercial delivery service or on the return receipt, and shall be addressed to the recipient at the address specified below, or with respect to any party, to any other address that such party may from time to time designate in a writing delivered in accordance with this Section 11.2:

If to Falcon or Sellers:  Falcon Cable TV
                          10900 Wilshire Boulevard
                          15th Floor
                          Los Angeles, CA  90024
                          Attention:       Marc B. Nathanson, CEO
                                                    and
                                           Stanley Itskowitch, Executive Vice
                                           President and General Counsel
                          Telephone:       (310) 209-7313
                          Telecopier:      (310) 209-7239

                                                    and

                          TCI Falcon Holdings, LLC
                          9197 South Peoria Street
                          Englewood, Colorado 80112
                          Attention: Derek Chang
                          Telephone:        (720) 875-5241
                          Telecopier:      (720) 875-5396
with a copy (which shall
not constitute notice) to:   Dow, Lohnes & Albertson
                             1200 New Hampshire Avenue, N.W.
                             Suite 800
                             Washington, D.C.  20036-6802
                             Attention:       Leonard J. Baxt, Esq.
                                                       and
                                              John T. Byrnes, Esq.
                             Telephone:       (202) 776-2000
                             Telecopier:      (202) 776-2222

                                                       and

                             Goldman & Kagon
                             1801 Century Park East
                             Suite 2222
                             Los Angeles, California  90067
                             Attention:       Richard D. Goldman, Esq.
                             Telephone:       (310) 552-1707
                             Telecopier:      (310) 552-7938

                                                       and

                             Sherman & Howard
                             633 17th Street
                             Suite 3000
                             Denver, Colorado  80202
                             Attention:       Peggy Knight, Esq.
                             Telephone:       (303) 299-8140
                             Telecopier:      (303) 298-0940

If to Buyer:                 Charter Communications, Inc.
                             12444 Powerscourt Drive, Suite 100
                             St. Louis, Missouri  63131
                             Attention:       Jerald L. Kent, President & C.E.O.
                             (with a copy to Curtis S. Shaw, Senior Vice
                             President and General Counsel)
                             Telephone:       (314) 965-0555
                             Telecopier:      (314) 965-8793
with a copy (which should
not constitute notice) to:          Irell & Manella LLP
                                    1800 Avenue of the Stars, Suite 900
                                    Los Angeles, California  90067-4276
                                    Attention:       Alvin G. Segel, Esq.
                                    Telephone:       (310) 277-1010
                                    Telecopier:      (310) 203-7199

         11.3 Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto (and, in the case of Sections 6.9, 6.12 and 6.13, the parties specified therein) and their respective successors and permitted assigns; provided that (a) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Falcon or Sellers without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), and (b) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Buyer without the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed), except (i) Buyer may, upon notice to Sellers, assign all or a portion of its rights, but not its obligations, hereunder to an Affiliate of Buyer, as long as such assignment does not hinder or delay the consummation of the transactions contemplated hereby and by the other Transaction Documents. Consent shall be deemed to be reasonably withheld if the consenting party reasonably determines that the assignment would be reasonably likely to hinder or delay the Closing or adversely affect the payment of the Aggregate Consideration at the Closing or the performance of any covenants or agreements of Buyer. Buyer also agrees that Sellers may distribute the Purchase Consideration or their right to receive the Purchase Consideration to their respective stockholders, partners and members. This Agreement is not intended to confer upon any Person other than the parties hereto (and, in the case of Sections 6.9, 6.12 and 6.13, the parties specified therein) any rights or remedies hereunder.

         11.4 Further Assurances. After the Closing the parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of any other party, at the expense of the requesting party.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         11.7 Severability. Any provision (or portion thereof) of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled and consummated to the maximum extent possible.

         11.8 Entire Agreement. This Agreement, the Disclosure Schedules and the Exhibits hereto, the other Transaction Documents to be delivered by the parties pursuant to this Agreement and the Confidentiality Agreement collectively represent the entire understanding and agreement between Buyer, Falcon and Sellers with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations between the parties. Buyer acknowledges that none of Falcon or Sellers has made any, or makes any, promises, representations, warranties, covenants or undertakings, express or implied, other than those expressly set forth in this Agreement, the other Transaction Documents and the Confidentiality Agreement.

         11.9 Amendments; Waiver of Compliance; Consents. This Agreement may be amended and any provision of this Agreement may be waived; provided that any such amendment or waiver (a) will be binding upon Falcon or Sellers prior to the Closing only if such amendment or waiver is set forth in a writing executed by Falcon and Sellers, (b) will be binding upon Sellers after the Closing only if such amendment or waiver is set forth in a writing executed by Sellers and (c) will be binding upon Buyer only if such amendment or waiver is set forth in a writing executed by Buyer.

         11.10 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         11.11 Specific Performance. The parties recognize that in the event Sellers should refuse to perform at the Closing any of its obligations under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of any of the obligations of the Sellers under the provisions of this Agreement to be performed at Closing, without the requirement of posting a bond or other security. In the event of any action to enforce this Agreement specifically pursuant to this Section 11.12, Sellers hereby waive the defense that there is an adequate remedy at law.

         11.12 Tax Consequences. No party to this Agreement makes any representation or warranty, express or implied, with respect to the Tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any Tax consequences arising under this Agreement. Each party has relied solely on its own Tax advisors with respect to the Tax implications of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                         SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, this Agreement has been executed by each of Buyer, Falcon and Sellers as of the date first written above.

SELLERS:

FALCON HOLDING GROUP, L.P.

By:      Falcon Holding Group, Inc.,
         General Partner


By:      /s/      Stanley S. Itskowitch
        -------------------------------
         Name:    Stanley S. Itskowitch
         Title:   Executive Vice President



TCI FALCON HOLDINGS, LLC


By:      /s/     Derek Chang
        ------------------------------
         Name:    Derek Chang
         Title:   Vice President



FALCON HOLDING GROUP, INC.


By:      /s/     Stanley S. Itskowitch
        -------------------------------
         Name:    Stanley S. Itskowitch
         Title:   Executive Vice President



FALCON CABLE TRUST


By:      /s/      Marc B. Nathanson
        -------------------------------
         Name:    Marc B. Nathanson
         Title:   Trustee



DHN INC.


By:      /s/      Stanley S. Itskowitch
        -------------------------------
         Name:    Stanley S. Itskowitch
         Title:   Executive Vice President


BUYER:

CHARTER COMMUNICATIONS, INC.


By:      /s/    Curtis S. Shaw
        -------------------------------
         Name:  Curtis S. Shaw
         Title:    Senior Vice President




FALCON:

FALCON COMMUNICATIONS, L.P.


By:      Falcon Holding Group, L.P.,
         General Partner


By:      Falcon Holding Group, Inc.
         General Partner


By:      /s/     Stanley S. Itskowitch
        ---------------------------------
         Name:    Stanley S. Itskowitch
         Title:   Executive Vice President


By:      TCI Falcon Holdings, LLC,
         General Partner


By:      /s/     Derek Chang
        -------------------------------
         Name:    Derek Chang
         Title:   Vice President




                            [THIS IS A SIGNATURE PAGE
                           TO THE PURCHASE AGREEMENT]

                                    EXHIBIT B

                                  PUT AGREEMENT

         This Put Agreement ("Agreement") is made as of the ___ day of _____, by and between Paul G. Allen, an individual ("Allen"), and Falcon Holding Group, L.P., a Delaware corporation (the "Holder"), with reference to the following facts:

         A. Charter Communications, Inc. ("Charter") is a party to that certain Purchase and Contribution Agreement (the "Purchase and Contribution Agreement"), dated May ____, 1999, pursuant to which Charter and its affiliates have acquired all of the outstanding equity of Falcon Communications, L.P., and certain of its affiliated entities. Allen is the controlling stockholder of Charter and expects to derive benefit from the transactions contemplated by the Purchase and Contribution Agreement.

         B. Under the Purchase and Contribution Agreement, the Holder has acquired __________ units of limited liability company interests in __________ ("Charter LLC"), which are exchangeable for shares of common stock of __________ ("PublicCo").

         C. As an inducement for the Holder to enter into the Purchase and Contribution Agreement, Charter agreed that Allen would grant the Holder the Put Option provided for herein, and the execution and delivery of this Agreement by Allen was a condition to the Holder's performance of its obligations under the Purchase and Contribution Agreement.

         NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Closing Price" means, with respect to a share of PublicCo common stock, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of PublicCo common stock are listed or admitted for trading or (ii) if shares of PublicCo common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, if shares of PublicCo common stock are not listed on the Nasdaq National Market, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

         "Interests" means all limited liability company interests in Charter LLC issued to the Holder pursuant to the Purchase and Contribution Agreement, all shares of common stock of PublicCo issued in exchange for such limited liability company interests in Charter LLC, and all other securities that constitute "Interests" in accordance with Section 5 of this Agreement.

         "IPO Price" means the price per share at which shares of common stock of PublicCo are sold to the price in PublicCo's initial public offering (without reduction for underwriters' fees, discounts, commissions, and other selling expenses).

         "Issuer" means the issuer of the Interests.

         "Minimum Amount" means the least of (i) Interests for which the Purchase Price under this Agreement is at least $50,000,000, (ii) Interests representing at least 50% of the equity represented by all Interests issued to the Holder pursuant to the Purchase and Contribution Agreement, or (iii) all Interests that are subject to the Holder's Put Option under this Agreement.

         2. Put Option. Allen hereby grants to the Holder the right and option (the "Put Option"), exercisable from the date hereof through and including the date of termination of the Put Option under Section 7 by written notice delivered to Allen, to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the Holder's Interests that represents at least the Minimum Amount. Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to Section 5.4, the Holder shall be obligated to sell, the amount of the Holder's Interests specified in the Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in Section 3.

         3. Purchase Price; Closing.

            3.1 The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall be equal to $____ per unit of limited liability company interests in Charter LLC 1 represented by the Interests to be purchased and sold (calculated in accordance with Section 5, if applicable), plus interest thereon at a rate of four and one-half percent (4.5%) per year, compounded annually, for the period from the date of the closing under the Purchase and Contribution Agreement through the closing of the purchase and sale of the Interests hereunder (the "Closing").

            3.2 At each Closing, (a) Allen or his designee shall pay to the Holder the Purchase Price in immediately available funds by wire transfer or certified bank check; and (b) the Holder shall deliver to Allen or his designee one or more certificates evidencing the Interests to be purchased and sold at such Closing (if such Interests are certificated securities), together with duly executed assignments separate from certificate in form and substance sufficient to effectuate the transfer of such Interests to Allen or his designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 4; provided, however, that the Holder shall not be required to take any actions or deliver any documents to satisfy any restrictions imposed by the Issuer on the transfer of the Interests.

            3.3 Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on the tenth business day after the Holder delivers the written notice described above, or at such other time and place as the Holder and Allen may agree. The Holder and Allen will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

____________

         (1) The amount per unit will be inserted upon execution and will equal the Equity Value (as defined in the Purchase and Contribution Agreement) divided by the total number of units issued to Falcon Holding Group, L.P. at the closing under the Purchase and Contribution Agreement.

         4. Representations of the Holder. The Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each
Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Closing, the Holder will own all of the Interests required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Interests), other than those arising under applicable law and those arising under the organizational documents of the Issuer; (d) upon the transfer of the Interests pursuant to
Section 3, Allen or his designee will receive good title to the Interests, free and clear of all liens, encumbrances and adverse interests created by the Holder, other than those arising under applicable law or those arising under the organizational documents of the Issuer.

         5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

            5.1 Upon the exchange of Interests consisting of units of limited liability company interests in Charter LLC for Interests consisting of shares of common stock of PublicCo, the Purchase Price per share for such shares of common stock of PublicCo shall equal the aggregate Purchase Price for all Interests immediately prior to such exchange, as specified in Section 3.1, as it may have been adjusted pursuant to this Section 5, divided by the number of shares of common stock of PublicCo issued in exchange for such units, subject to further adjustment pursuant to this Section 5.

            5.2 If the Interests are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Issuer through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option, without change in the total price applicable to the unexercised portion of the Put Option but with a corresponding adjustment in the price for unit of any security covered by the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 5.2 shall constitute "Interests" for purposes of this Agreement.

            5.3 Upon a reorganization, merger or consolidation of the Issuer with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding Interests are converted into or exchanged for any other security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "Interests" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the Interests pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all Interests immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 5.3 shall constitute "Interests" for purposes of this Agreement.

            5.4 In the event of any proposed Business Combination pursuant to which the outstanding Interests will be converted into a right to receive consideration other than securities of the Issuer or Replacement Securities, (i) Allen will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any Interests that are specified in a notice delivered by the Holder pursuant to Section 2 prior to such date. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this Section 5.4, the purchase and sale of any of the Interests specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 5.4.

         6. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; and (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms.

         7. Termination of Put Option.

            7.1 The Put Option shall terminate on the earliest of the following dates, except with respect to any Interests that are specified in a notice delivered by the Holder pursuant to Section 2 prior to such earliest date:

                (a) the second anniversary of the date of the closing under the Purchase and Contribution Agreement;

                (b) the date specified in Section 5.4; and

                (c) the first date on which both of the following conditions are satisfied:

                    (i) the Closing Price of PublicCo common stock has exceeded 115% of the IPO Price for any 90 trading days during the preceding 100 consecutive trading days (which period of 100 trading days shall not have commenced prior to the closing under the Purchase and Contribution Agreement); and

                    (ii) all shares of PublicCo common stock then held by the Holder and subject to the Put Option (or all shares of PublicCo common stock that the Holder may then acquire in exchange for limited liability company interests in Charter LLC that are held by the Holder and subject to the Put Option) may be sold to the public in their entirety on such date (x) without registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 144 under the Act or another comparable provision or (y) pursuant to a then effective registration statement under the Act.

            7.2 The Put Option shall terminate as to any Interests on the date on which such Interests are first transferred by the Holder to a person or entity that is not a "Permitted Transferee."

            7.3 For purposes of determining whether the condition in Section 7.1(c)(i) is satisfied, appropriate adjustments will be made to take into account any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of PublicCo common stock occurring after the consummation of PublicCo's initial public offering.

         8. Miscellaneous.

            8.1 Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

            8.2 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

            8.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

                  If to the Holder:

                           Falcon Holding Group, L.P.
                           10900 Wilshire Blvd., 15th Floor
                           Los Angeles, California  90024
                           Attention:  Marc B. Nathanson
                           Telecopy: (310) 208-3655

                  with a copy to:

                           Dow, Lohnes & Albertson
                           1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C.  20036-6802
                           Attention: Leonard J. Baxt
                           Telecopy: (202) 776-2222

                  If to Allen:

                           Paul G. Allen
                           c/o William D. Savoy @ Vulcan Northwest
                           110 110th Avenue Northwest
                           Bellevue, Washington 98004
                           Telecopy: (425) 453-1985
                  with a copy to:

                           Irell & Manella LLP
                           1800 Avenue of the Stars, Suite 900
                           Los Angeles, California 90067-4276
                           Attention: Alvin G. Segel
                           Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

            8.4 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

            8.5 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

            8.6 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

            8.7 Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

            8.8 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

            8.9 Assignments.

                (a) The Holder may transfer some or all of its Interests to any person or entity that is a partner of the Holder at the time of the transfer (each such person or entity, a "Permitted Transferee"), and the Holder may assign its rights under this Agreement with respect to the transferred Interests, without the consent of Allen, to such Permitted Transferee.

                (b) Upon the transfer of Interests to any Permitted Transferee and the assignment to such Permitted Transferee of the Holder's rights under this Agreement with respect to the transferred Interests, Allen and the Permitted Transferee will enter into a Put Agreement in the form of Attachment A-1 or Attachment A-2 to this Agreement, and Allen and the Permitted Transferee will thereupon have the rights and be subject to the obligations set forth in such Put Agreement.

                (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any Interests under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

         8.10 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

         8.11 Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

         8.12 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

         8.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.14 Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any Interests pursuant to this Agreement.

         8.15 Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                             ___________________________________
                                             Paul G. Allen, by William D. Savoy,
                                             attorney-in-fact

                             HOLDER

                             Falcon Holding Group, L.P.

                             By:      Falcon Holding Group, Inc., its general
                                      partner



                             By: _________________________________
                                Name:
                                Title:

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of __________, is entered into by and among [Charter], a Delaware corporation ("Charter") and the other Persons executing this Agreement.

                             PRELIMINARY STATEMENTS

         In connection with the consummation of the transactions contemplated by the Purchase and Contribution Agreement, dated as of May __, 1999 (the "Purchase Agreement"), among Charter Communications, Inc., Falcon Holding Group, L.P., and certain other parties, Falcon Holding Group, L.P. acquired membership interests in [New Charter LLC]. Falcon Holding Group, L.P. subsequently distributed the membership interests in [New Charter LLC] to the parties to this Agreement (other than [itself and] Charter). Pursuant to the Exchange Agreement, the holder of a membership interest in [New Charter LLC] may exchange its membership interest for shares of Common Stock.

         As a result of such transactions, each of the parties to this Agreement (other than Charter), either holds a membership interest in [New Charter LLC] and has the right to exchange its membership interest in [New Charter LLC] for shares of Common Stock or holds shares of Common Stock that were issued in exchange for a membership interest in [New Charter LLC].

         In the Purchase Agreement, Charter Communications, Inc. agreed that Charter would enter into this Agreement to provide for certain registration rights with respect to the shares of Common Stock issued or issuable in exchange for membership interests in [New Charter LLC].

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Certain Definitions.

            1.1 Terms Defined in this Section. For purposes of this Agreement, the following terms have the following meanings:

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

         "Charter Indemnified Parties" means Charter, its officers, directors, employees, and agents, and each Person, if any, who controls Charter within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees, and agents of the foregoing parties.

         "Common Stock" means the [Series __] Common Stock, par value $__________ per share, of Charter and any securities into or for which such securities are converted or exchanged by Charter.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

         "Exchange Agreement" means __________.

         "Indemnified Party" means a Person claiming a right to indemnification pursuant to Section 6 of this Agreement.

         "Indemnifying Party" means a Person required to provide indemnification pursuant to Section 6 of this Agreement.

         "IPO" means the initial primary underwritten public offering of shares of Common Stock by Charter.

         "Losses" means any losses, claims, damages, or liabilities, and any related legal or other fees and expenses.

         "Nathanson Stockholder Group" means a group of Stockholders consisting of each of the following Persons (so long as it is a Stockholder):

            (i) Falcon Holding Group, Inc., Falcon Cable Trust, Nathanson Family Trust, Blackhawk Holding Company, Inc., Advance Company, Ltd., Advance TV of California, Inc., Greg Nathanson, Lilliane Vladimirschi, Marc B. Nathanson, any member of Marc B. Nathanson's family, any Person controlled by Marc B. Nathanson or one or more members of his family, and any trust or similar entity for the benefit of Marc B. Nathanson or one or more members of his family, and

            (ii) any Person (other than Stanley S. Itskowitch) to whom any Registrable Securities or rights to acquire Registrable Securities are transferred by any Person that was, immediately prior to such transfer, a member of the Nathanson Stockholder Group.

          "Non-Nathanson Stockholder Group" means a group of Stockholders consisting of all Stockholders other than the members of the Nathanson Stockholder Group.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization, or other entity.

         "Prospectus" means the prospectus included in a Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, each as amended, and each applicable prospectus supplement relating to the offering and sale of any of the Registrable Securities pursuant to such Registration Statement.

         "Registrable Securities" means:

            (i) any shares of Common Stock that are issued or issuable to a Stockholder in exchange for membership interests in [New Charter LLC], pursuant to the Exchange Agreement, and

            (ii) any securities of Charter or its successors issued or issuable with respect to any shares referred to in paragraph (i) whether by way of conversion, exchange, dividend, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise.

         Securities that are Registrable Securities will cease to be Registrable
Securities:

            (i) when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement,

            (ii) when such securities shall have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the applicable purchaser does not receive "restricted securities" (as that term is defined for purposes of Rule 144 under the Securities Act),

            (iii) on the first date on which such securities can be sold without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision), or

            (iv) when such securities cease to be outstanding.

         "Registration Statement" means a registration statement (including the related Prospectus) of Charter under the Securities Act on any form selected by Charter for which Charter then qualifies and which permits the sale thereunder of the number and type of Registrable Securities (and any other securities of Charter) to be included therein in accordance with this Agreement by the applicable sellers in the manner described therein. The term "Registration Statement" shall also include all exhibits, financial statements, and schedules and all documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

         "Rule 144-Eligible Securities" means Registrable Securities that can then be sold by the Stockholder owning such Registrable Securities without registration under the Securities Act pursuant to Rule 144 (or any successor provision) under the Securities Act. Except as provided in Section 3.1(d), any reference in this Agreement to "Registrable Securities" that does not expressly exclude Rule 144-Eligible Securities shall be interpreted as a reference to all Registrable Securities, including all Rule 144-Eligible Securities.

          "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

         "Selling Stockholder" means any Stockholder whose Registrable Securities are included at the request of such Stockholder in any Registration Statement pursuant to Section 2 or Section 3.

         "Stockholder" means each party to this Agreement who owns Registrable Securities or has the right to acquire Registrable Securities pursuant to the Exchange Agreement and any other Person:

            (i) to whom any Registrable Securities or any rights to acquire any Registrable Securities are transferred by any Person that was, immediately prior to such transfer, a Stockholder,

            (ii) who continues to hold such Registrable Securities or the right to acquire such Registrable Securities,

            (iii) to whom the transferring Stockholder has assigned any of its rights under this Agreement, in whole or in part, in accordance with the provisions of Section 8.6 of this Agreement with respect to such Registrable Securities, and

            (iv) who has executed a counterpart hereof in connection with the transfer of such Registrable Securities.

         "Stockholder Group" means the Nathanson Stockholder Group or the Non-Nathanson Stockholder Group.

         "Stockholder Indemnified Parties" means each Selling Stockholder, its officers, directors, employees, and agents, each Person (if any) who controls such Selling Stockholder within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees, and agents of the foregoing parties.

         "Third-Party Demand Stockholder" means any Person having the right to require that Charter effect a registration under the Securities Act of securities owned by such Person, other than pursuant to this Agreement.

            1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                               Section
----                                               -------
Demand Registration                                Section 2.1
Demanding Stockholders                             Section 2.2(c)
Incidental Registration                            Section 3.1(a)
Initiating Stockholder                             Section 2.2(a)
Material Event                                     Section 2.6(a)
Minimum Condition                                  Section 2.2(d)

Term                                              Section
----                                              -------
Registration Expenses                             Section 5.1

            1.3 Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         2. Demand Registration.

            2.1 Demand Registration Rights. At any time on or after the 180th day following the consummation of the IPO, each Stockholder shall have the right to require that Charter register under the Securities Act the offer or sale of all or a portion of the Registrable Securities held by such Stockholder on the terms and subject to the conditions and limitations set forth herein. The registration of Registrable Securities under the Securities Act in accordance with this Section 2 is referred to in this Agreement as a "Demand Registration." The number of Demand Registrations to which the Stockholders shall be entitled shall be as follows:

                (a) the Stockholders who are members of the Nathanson Stockholder Group shall be entitled to two Demand Registrations in the aggregate, plus, if the Stockholders who are members of the Non-Nathanson Stockholder Group no longer own sufficient Registrable Securities (excluding any Rule 144-Eligible Securities) to satisfy the Minimum Condition and the number of Demand Registrations effected at the request of such Stockholders is less than two, the Stockholders who are members of the Nathanson Stockholder Group shall be entitled to a number of additional Demand Registrations in the aggregate equal to two minus the number of Demand Registrations effected at the request of the Stockholders who are members of the Non-Nathanson Stockholder Group; and

                (b) the Stockholders who are members of the Non-Nathanson Stockholder Group shall be entitled to two Demand Registrations in the aggregate, plus, if the Stockholders who are members of the Nathanson Stockholder Group no longer own sufficient Registrable Securities (excluding any Rule 144-Eligible Securities) to satisfy the Minimum Condition and the number of Demand Registrations effected at the request of such Stockholders is less than two, the Stockholders who are members of the Non-Nathanson Stockholder Group shall be entitled to a number of additional Demand Registrations in the aggregate equal to two minus the number of Demand Registrations effected at the request of the Stockholders who are members of the Nathanson Stockholder Group.

            2.2 Procedures for Demand Registrations.

                (a) A Stockholder holding Registrable Securities may elect to initiate a Demand Registration pursuant to this Section 21.3 by furnishing Charter and such Stockholder's Stockholder Group with a written notice specifying the number of Registrable Securities that such Stockholder desires to have registered, whether any of such Registrable Securities are Rule 144-Eligible Securities, and such Stockholder's intended method or methods of distribution of all such Registrable Securities. The Stockholder delivering a notice pursuant to the preceding sentence is referred to as the "Initiating Stockholder." The Registrable Securities that the Initiating Stockholder desires to have registered, as specified in its notice pursuant to this Section 2.2(a), must include some Registrable Securities that are not Rule 144-Eligible Securities. If the number of Registrable Securities (excluding any Rule 144-Eligible Securities) that the Initiating Stockholder desires to have registered, as specified in its notice pursuant to this Section 2.2(a), does not satisfy the Minimum Condition, then, any member of the Stockholder Group of which the Initiating Stockholder is a member may, within twenty days after its receipt of the Initiating Stockholder's notice pursuant to this Section 2.2(a), deliver a written notice to Charter and such Stockholder's Stockholder Group specifying the number of Registrable Securities that such Stockholder desires to have registered, whether any of such Registrable Securities are Rule 144-Eligible Securities, and such Stockholder's intended method or methods of distribution of such Registrable Securities.

                (b) If the number of Registrable Securities (excluding any Rule 144-Eligible Securities) that the Stockholders in a Stockholder Group desire to have registered, as specified in their notices pursuant to Section 2.2(a), does not satisfy the Minimum Condition, then Charter will have no obligation to effect a Demand Registration in response to such notices pursuant to Section 2.2(a), but nothing herein will limit the rights of the Stockholders in such Stockholder Group to require on a subsequent occasion that Charter effect a Demand Registration to which the Stockholders in such Stockholder Group are entitled under Section 2.1.

                (c) If the number of Registrable Securities (excluding any Rule 144-Eligible Securities) that the Stockholders in a Stockholder Group desire to have registered, as specified in their notices pursuant to Section 2.2(a), satisfies the Minimum Condition, then Charter will notify such Stockholder Group that the Minimum Condition was satisfied. Any member of that Stockholder Group may elect, by written notice delivered to Charter within ten days after its receipt of Charter's notice pursuant to this Section 2.2(c), to include any or all of its Registrable Securities in the Demand Registration. A Stockholder's notice pursuant to this Section 2.2(c) will specify (i) the amount of such Stockholder's Registrable Securities to be included the Demand Registration,
(ii) whether any of such Registrable Securities are Rule 144-Eligible Securities, (iii) such Stockholder's intended method or methods of distribution of its Registrable Securities, and (iv) any other information that Charter reasonably requests. The Stockholders in a Stockholder Group that deliver notices pursuant to Section 2.2(a) or this Section 2.2(c) are referred to as the "Demanding Stockholders."

                (d) The "Minimum Condition" means that the number of Registrable Securities (other than any Rule 144-Eligible Securities) that the Stockholders in a Stockholder Group desire to have registered, as specified in their notices pursuant to Section 2.2(a),

                   (i) have an aggregate market value on the date of the delivery of the Initiating Stockholder's notice pursuant to Section 2.2(a) (before any underwriting or brokerage discounts and commissions) of not less than $40,000,000; or

                   (ii) have an aggregate value at the price to the public of shares of Common Stock in the IPO (before any underwriting or brokerage discounts and commissions, and adjusted as necessary for any events described in
Section 2.9(d) occurring between the consummation of the IPO and the calculation of the Minimum Condition) of not less than $60,000,000.

                (e) Following the effectiveness of a Registration Statement filed in connection with a Demand Registration, Charter will not be required to file a Registration Statement for a subsequent Demand Registration within six months after the date on which it received the Initiating Stockholder's notice pursuant to Section 2.2(a) for the immediately preceding Demand Registration (regardless of whether the subsequent Demand Registration is requested by Stockholders in the same Stockholder Group as the immediately preceding Demand Registration).

                (f) As soon as reasonably practicable after the Stockholders in a Stockholder Group have notified Charter that they desire to have registered a number of Registrable Securities (excluding any Rule 144-Eligible Securities) that satisfies the Minimum Condition, subject to Section 2.6(a) and Section 2.6(e), Charter will file with the SEC and use its reasonable best efforts to cause to become effective as promptly as practicable a Registration Statement that covers the Registrable Securities requested to be registered in the manner set forth above. Subject to the provisions of Section 2.3 below, each Registration Statement may also include securities to be sold for the account of Charter, for Stockholders who do not participate as Demanding Stockholders but who exercise their rights under Section 3 below, or for any stockholder of Charter not holding Registrable Securities.

         2.3 Underwriters. One or more Demanding Stockholders owning more than 50% of the Registrable Securities to be included in a Demand Registration shall collectively have the right to select the lead book running managing underwriter for any underwritten public offering in connection with a Demand Registration, which lead managing underwriter shall be reasonably acceptable to Charter. Each Demanding Stockholder electing to participate in a Demand Registration involving an underwritten public offering shall, as a condition to Charter's obligation under this Section 2 to include such Demanding Stockholder's Registrable Securities in the Demand Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the lead underwriter of such offering.

         2.4 Shelf Registration. If at the time the Minimum Condition is satisfied, Charter is eligible to file a registration statement on Form S-3 (or any equivalent successor form), then one or more Demanding Stockholders owning more than 50% of the Registrable Securities to be included in a Demand Registration may elect to require that the Demand Registration be effected pursuant to a shelf registration under Rule 415 of the Securities Act; provided, however, that (a) Charter will not be required to effect the Demand Registration pursuant to a shelf registration under Rule 415 of the Securities Act if Charter has been advised by an independent investment banking firm of nationally recognized standing that such method of distribution could reasonably be expected to materially and adversely affect the public market for the Common Stock or materially and adversely affect any financing then being contemplated by Charter; (b) the Demanding Stockholders may not elect to require that the Demand

Registration be effected pursuant to a shelf registration under Rule 415 of the Securities Act unless the Registrable Securities to be included in the Demand Registration have an aggregate market value on the date of the Demanding Stockholders' election (before any underwriting or brokerage discounts and commissions) of at least $100,000,000; and (c) during the time any such shelf registration is effective, Charter may require from time to time that the Selling Stockholders refrain from selling pursuant to such registration under the circumstances, in the manner, and for the time period described in Section
2.6. Charter will use its reasonable best efforts to cause any Demand Registration effected as a shelf registration under Rule 415 of the Securities Act to remain effective for a period ending on the earlier of (i) the date that is a number of days after the effective date of the Registration Statement equal to 365 plus the number of days that the Selling Stockholders must refrain from selling pursuant to Section 2.6, and (ii) the date on which all Registrable Securities covered by the Registration Statement have been sold pursuant to the Demand Registration; and (d) Charter will not be required under this Section 2.4 to effect more than one Demand Registration as a shelf registration under Rule 415 of the Securities Act.

         2.5 Limitation on Inclusion of Registrable Securities.

            (a) If the book running managing underwriter of any underwritten public offering in connection with a Demand Registration determines in good faith that the aggregate number of Registrable Securities to be offered exceeds the number of shares that could be sold without having an adverse effect on such offering (including the price at which the Registrable Securities may be sold), then the number of Registrable Securities to be offered for the accounts of the Demanding Stockholders in such offering shall be reduced or limited on a pro rata basis, based on the respective numbers of Registrable Securities requested to be included in such offering by all Demanding Stockholders, to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by the book running managing underwriter; provided, however, that if such registration includes securities other than Registrable Securities of the Demanding Stockholders (whether for the account of Charter or for any stockholder of Charter not exercising rights under this Section 21.3), such reduction shall be made:

                (i) first, from securities held by Persons who are not Stockholders and from securities being offered for the account of Charter, allocated between Charter and such other Persons as Charter may determine, subject to any agreements between Charter and such other Persons;

                (ii) second, from the number of Registrable Securities requested to be included in such offering by Stockholders pursuant to their rights under
Section 3, on a pro rata basis, based on the number of Registrable Securities requested to be included in the registration by Stockholders pursuant to their rights under Section 3; and

                (iii) last, from the number of Registrable Securities requested to be included in such offering by the Demanding Stockholders, on a pro rata basis, based on the number of Registrable Securities requested to be included in the registration by the Demanding Stockholders.

            (b) One or more Demanding Stockholders owning more than 50% of the Registrable Securities to be included in a requested Demand Registration may elect not to proceed with the registration if less than 75% of the Registrable Securities requested to be registered by each of the Demanding Stockholders are included in such registration. If Demanding Stockholders owning more than 50% of the Registrable Securities to be included in a requested Demand Registration elect not to proceed with the registration pursuant to this Section 2.5(b), the Registration Statement for such registration shall be promptly withdrawn, a Demand Registration shall not be deemed to have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations of each Stockholder Group set forth in Section 2.1 above), and the Demanding Stockholders shall pay all out-of-pocket Registration Expenses incurred by Charter in connection with such Registration Statement.

         2.6 Delay of Filing or Sales.

            (a) Charter shall have the right, exercisable by giving notice of the exercise of such right to the applicable Selling Stockholders, subject to
Section 2.6(b), at any time and from time to time, to delay filing or the declaration of effectiveness of a Registration Statement or to require the applicable Selling Stockbrokers not to sell any Registrable Securities pursuant to an effective Registration Statement for a period not in excess of 120 days beginning on the date on which such notice is given, or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by Charter to such effect prior to or during the effectiveness of the Registration Statement, if:

                (i) Charter is engaged in discussions or negotiations with respect to, or there otherwise is pending, any merger, acquisition, or other form of business combination that is "probable" (within the meaning of the Securities Act), any divestiture, tender offer, financing, or other event that, in any such case, is material to Charter (any such activity or event, a "Material Event"),

                (ii) such Material Event would, in the judgment of Charter's board of directors (after consultation with counsel), require disclosure so as to permit the Registrable Securities to be sold in compliance with law, and

                (iii) disclosure of such Material Event would, in the judgment of Charter's board of directors (after consultation with counsel), be adverse to its interests.

            (b) Charter may not delay the filing of a Registration Statement or the sale of any Registrable Securities, whether pursuant to one or more notices pursuant to Section 2.6(a), for more than an aggregate of 120 days within any 12-month period.

            (c) If Charter postpones its obligations under this Agreement by reason of a Material Event as described in Section 2.6(a), any Selling Stockholder will have the right to withdraw its Registrable Securities from the applicable Demand Registration or Incidental Registration, by giving notice to Charter at any time following delivery of Charter's notice pursuant to Section 2.6(a).

            (d) No Stockholder may deliver a notice pursuant to the first sentence of Section 2.2(a) during the period of any postponement pursuant to
Section 2.6(a) until Charter
notifies all Stockholders of the end of such Material Event or the expiration of the 120-day period described in Section 2.6(a).

            (e) Charter shall have the right, exercisable by giving notice of the exercise of such right to the applicable Selling Stockholders, to delay filing or the declaration of effectiveness of a Registration Statement during any period in which, as a result of Charter's failure to satisfy the conditions in Rule 3-01(c) of Regulation S-X, Charter is required to include in the Registration Statement audited financial statements of Charter prior to the date on which such audited financial statements would normally have been prepared in accordance with Charter's past practices and the SEC's periodic reporting requirements.

         2.7 Withdrawal.

            (a) If (i) a Registration Statement filed pursuant to this Section 2 does not remain effective under the Securities Act for the period specified in
Section 2.8(a) due to a stop order, injunction, or other order of the SEC or other governmental agency, and (ii) each of the Demanding Stockholders has not sold at least two-thirds of its Registrable Securities registered under such Registration Statement, then the Demanding Stockholders may elect to withdraw such Registration Statement by written notice to Charter; and, in such an event, such registration shall not be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations contained in
Section 2.1, and Charter shall bear the Registration Expenses incurred in connection with such registration.

            (b) Each Selling Stockholder may, no less than five Business Days before any Registration Statement becomes effective, withdraw some or all of its Registrable Securities from inclusion in the Registration Statement. If such withdrawals result in the Minimum Condition not being satisfied, then Charter may withdraw such Registration Statement unless the remaining Demanding Stockholders agree to include additional Registrable Securities (excluding any Rule 144-Eligible Securities) in the registration such that the Minimum Condition would be satisfied or agree to bear the Registration Expenses incurred by Charter in connection with such registration.

            (c) If Charter withdraws a Registration Statement pursuant to
Section 2.7(b), then the requested registration shall be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations contained in Section 2.1 unless

                (i) at the time of a Stockholder's withdrawal of Registrable Securities pursuant to Section 2.7(b), there has been a material adverse change in the operating results, financial condition, or business of Charter that was not publicly known at the time that the Minimum Condition was originally satisfied; or

                (ii) Charter has postponed its obligations under this Agreement by reason of a Material Event as described in Section 2.6(a).

         2.8 Effectiveness of Registration Statement.

            (a) In connection with any Demand Registration pursuant to this
Section 21.3, subject to Section 2.6, Charter will use its best efforts to prepare and file with the SEC any amendments and supplements to the Registration Statement and the Prospectus used in connection therewith, and to take any other actions, that may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, until the sooner to occur of (i) the sale of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof or (ii) the 90th day following the effective date of such Registration Statement.

            (b) A Demand Registration shall not be deemed to have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations of each Stockholder Group set forth in Section 2.1 above) until the Registration Statement therefor shall have been declared effective under the Securities Act by the SEC (and is not then subject to any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court for any reason) for the period specified in Section 2.8.

         2.9 Right to Purchase Shares. In lieu of undertaking to effect a Demand Registration at any time that Charter would otherwise be required to do so under this Agreement, Charter may instead elect to purchase, or cause to be purchased, all Registrable Securities that the Demanding Stockholders desire to have registered, as specified in their notices pursuant to Section 2.2(a), and in any notice pursuant to Section 2.2(c), on the following terms:

            (a) Charter may elect to purchase all, but not less than all, of such Registrable Securities by delivering written notice of its election to the Demanding Stockholders within five Business Days after the deadline for a Stockholder's delivery of a notice pursuant to Section 2.2(c).

            (b) Charter may not make an election pursuant to this Section 2.9 unless all Registrable Securities specified in the Demanding Stockholders' notices pursuant to Section 2.2(a) and Section 2.2(c) are securities for which the "average trading price" can be determined in accordance with Section 2.9(d). Charter may not make an election pursuant to this Section 2.9 if such purchase would require any waiver, consent, or approval of any Person that could impede or materially delay the closing of the purchase and sale of the Registrable Securities required to be purchased.

            (c) Upon Charter's delivery of notice of its election pursuant to
Section 2.9(a), Charter shall be obligated to purchase, or to cause to be purchased, and each Demanding Stockholder shall be obligated to sell, the Registrable Securities specified in the Demanding Stockholder's notice pursuant to Section 2.2(a) or Section 2.2(c), as applicable.

            (d) The purchase price per share for such Registrable Securities shall be the "average trading price" (determined as provided below) as of the date on which the Initiating Stockholder sent its notice pursuant to Section 2.2(a) of a share of the same class as such Registrable Securities and shall be payable to each selling Stockholder in immediately available funds at the closing. The "average trading price" as of any date of any securities will be the average for the twenty full trading days preceding such date of (i) the last reported sales prices, regular way, as reported on the principal national securities exchange on which such securities are listed or admitted for trading or (ii) if such securities are not listed or admitted for trading on any national securities exchange, the last reported sales prices, regular way, as reported on the Nasdaq National Market or, if such securities are not listed on the Nasdaq National Market, the average of the highest bid and lowest asked prices on each such trading day as reported on the Nasdaq Stock Market, or (iii) if such securities are not listed or admitted to trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on each such trading day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. For purposes of this Section 2.9(d), a "trading day" means a day on which the principal national securities exchange on which such securities are listed or admitted to trading, or the Nasdaq National Market or the Nasdaq Stock Market, as applicable, if such securities are not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such securities are not listed or admitted to trading on any national securities exchange, the Nasdaq National Market or the Nasdaq Stock Market, any Business Day. For purposes of determining the "average trading price" of any securities,
(i) the applicable sales price or bid and asked prices of such securities on any day prior to any "ex-dividend" date or any similar date occurring prior to the closing of the purchase of Registrable Securities pursuant to this Section 2.9 for any dividend or distribution (other than a dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such securities shall be reduced by the fair value of the per share amount of such dividend or distribution and (ii) the applicable sales price or bid and asked prices of such securities on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such securities occurring prior to the closing of the purchase of Registrable Securities pursuant to this Section
2.9 or (B) any "ex-dividend" date or any similar date occurring prior to the closing of the purchase of Registrable Securities pursuant to this Section 2.9 for any dividend or distribution with respect to such securities to be made in shares of such securities or securities that are convertible, exchangeable, or exercisable for shares of Common Stock shall be appropriately adjusted, as determined by the Board of Directors of Charter, to reflect such subdivision, combination, dividend, or distribution.

            (e) The closing of the purchase and sale of such Registrable Securities shall take place on a date determined by Charter and set forth in the notice of its election pursuant to Section 2.9(a) which shall not be fewer than seven nor more than thirty days after the date of Charter's notice of its election pursuant to Section 2.9(a)

            (f) An election by Charter pursuant to this Section 2.9 shall not affect the number of Demand Registrations to which the Stockholders are entitled under Section 2.1.

         3. Incidental Registration.

                  3.1 Notice of Incidental Registration.

         (a) Subject to Section 3.1(b) and Section 3.1(c), if Charter at any time proposes to register under the Securities Act any shares of the same class as any of the Registrable Securities (whether in an underwritten public offering or otherwise and whether or not for the account of Charter or for any stockholder of Charter, including Selling Stockholders registering Registrable Shares in a Demand Registration pursuant to Section 21.3), in a manner that would permit the registration under the Securities Act of Registrable Securities for sale to the public, Charter will give written notice to each Stockholder of its intention to do so not later than ten days prior to the anticipated filing date of the applicable Registration Statement. If the proposed registration is intended to be a Demand Registration, Charter shall give the notice described in the preceding sentence but only to the Stockholders that did not previously elect to become Demanding Stockholders pursuant to Section 21.3 with respect to such registration. Any Stockholder may elect to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed registration by delivering written notice of its election to Charter within five days after its receipt of Charter's notice pursuant to this Section 3.1(a). A Stockholder's election pursuant to this Section 3.1(a) must (i) specify the amount of Registrable Securities desired to be included in such registration by such Stockholder and (ii) include any other information that Charter reasonably requests be included in such registration statement. Upon its receipt of a Stockholder's election pursuant to this Section 3.1(a), Charter will, subject to Section 3.2, use its reasonable best efforts to include in such registration all Registrable Securities requested to be included. Any registration of Registrable Securities pursuant to this Section 3 is referred to as an "Incidental Registration."

         (b) Charter shall have no obligation under this Section 3 with respect to any registration effected pursuant to a registration statement on Form S-4 (or any other registration statement registering shares issued in a merger, consolidation, acquisition, or similar transaction) or Form S-8 or any successor or comparable forms, or a registration statement filed in connection with an exchange offer or any offering of securities solely to Charter's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan, or other employee benefit plan.

         (c) Charter shall have no obligation under this Section 3 with respect to any registration initiated by one or more Third-Party Demand Stockholders pursuant to one or more registration rights agreements under which the rights of all of such Third-Party Demand Stockholders are pari passu, if:

                  (i) the applicable registration rights agreement between Charter and such Third-Party Demand Stockholders prohibits the inclusion in such registration of securities other than those offered by such Third-Party Demand Stockholders and Charter; and

                  (ii) no securities other than those offered by such Third-Party Demand Stockholders are included in such registration.

         (d) Solely for purposes of this Section 3, Rule 144-Eligible Securities will not be deemed to be Registrable Securities, and any Stockholder owning any Rule 144-Eligible Securities will have no rights to require an Incidental Registration of its Rule 144-Eligible Securities, in the case of any registration in which no stockholder of Charter has the right to include any securities that could then be sold by such stockholder without registration under the Securities Act pursuant to Rule 144 (or any successor provision) under the Securities Act (regardless of whether any such stockholder elects to include such securities in such registration).

         3.2 Limitation on Inclusion of Registrable Securities; Priorities. If the proposed method of distribution in connection with an Incidental Registration is an underwritten public offering and the lead managing underwriter thereof determines in good faith that the amount of securities to be included in such offering would adversely affect such offering (including an adverse effect on the price at which the securities proposed to be registered may be sold), the amount of securities to be offered may be reduced or limited to the extent necessary to reduce the total number of securities to be included in such offering to the amount recommended by the lead managing underwriter as follows:

                  (a) in connection with an offering initiated by Charter, if securities are being offered for the account of other Persons (including any Stockholders) such reduction shall be made:

                           (i) first, from the securities intended to be offered
                  by such other Persons (including any Stockholders), on a pro rata basis, based on the number of Registrable Securities and other securities that are requested to be included in such offering; and

                           (ii) last, from the number of securities to be
                  offered for the account of Charter;

                  (b) in connection with an offering initiated by a Third-Party Demand Stockholder, such reduction shall be made:

                           (i) first, from securities held by Persons who are
                  not Stockholders, Third-Party Demand Stockholders, or other stockholders entitled under any agreements between them and Charter to participate pari passu with the Selling Stockholders in such Incidental Registration, and from securities being offered for the account of Charter, allocated between Charter and such other Persons as Charter may determine, subject to any agreements between Charter and such other Persons;

                           (ii) second, from the number of Registrable
                  Securities requested to be included in such offering by the Selling Stockholders and any other stockholders entitled under any agreements between them and Charter to participate pari passu with the Selling Stockholders in such Incidental Registration, on a pro rata basis, based on the number of Registrable Securities and other securities which are requested to be included in the registration; and

                           (iii) last, from securities being offered by the
                  Third-Party Demand Stockholders.

                  3.3 Delay or Withdrawal of Registration. Charter may, without the consent of any Stockholder, delay, suspend, abandon, or withdraw any proposed registration in which any Stockholder has requested inclusion of such Stockholder's Registrable Securities pursuant to this
         Section 3.

                  3.4 Withdrawal by Selling Stockholder. Each Selling Stockholder may, no less than five Business Days before the anticipated effective date of the applicable Registration Statement for an Incidental Registration, withdraw some or all of its Registrable Securities from inclusion in the Registration Statement. No such withdrawal shall relieve any withdrawing Selling Stockholder of its obligation to pay expenses under Section 5.

                  3.5 Underwriters; Underwriting Agreement. In connection with any Incidental Registration involving an underwritten public offering of securities for the account of Charter or a Third-Party Demand Stockholder, (a) the managing and lead underwriters shall be selected by Charter, unless otherwise provided in any agreement between Charter and any Third-Party Demand Stockholder, and (b) each Selling Stockholder electing to participate in the Incidental Registration shall, as a condition to Charter's obligation under this Section 3 to include such Selling Stockholder's Registrable Securities in such Incidental Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the managing underwriter of such offering.

         4. Obligations with Respect to Registration.

                  4.1 Obligations of Charter. Whenever Charter is obligated by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, Charter shall:

          (a) Subject to the provisions of Section 4.2, use its reasonable best efforts to cause the applicable Registration Statement to become effective as promptly as practicable, and to prepare and file with the SEC any amendments and supplements to the Registration Statement and to the Prospectus used in connection therewith as may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, during the periods when Charter is required by this Agreement to keep the Registration Statement effective and current.

                  (b) Within a reasonable time not to exceed ten Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto (other than any amendment or supplement in the form of a filing that Charter makes pursuant to the Exchange Act), furnish to each Selling Stockholder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement or Prospectus as proposed to be filed, which documents will be subject to the reasonable review and comments of the Selling Stockholders (and their respective counsel) during such period, and Charter will not file any Registration Statement or any Prospectus or any amendment or supplement thereto containing any statements with respect to any Selling Stockholder or the distribution of the Registrable Securities to be included in such Registration Statement for sale by such Selling Stockholder if such Selling Stockholder reasonably objects in writing. Thereafter, Charter will furnish to each Selling Stockholder and each underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as such Selling Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Stockholder.

                  (c) After the filing of the Registration Statement, promptly notify each Selling Stockholder of the effectiveness thereof and of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify each Selling Stockholder of the lifting or withdrawal of any such order.

                  (d) Immediately notify each Selling Stockholder holding Registrable Securities covered by the applicable Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the determination that a Material Event exists or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and promptly make available to such Selling Stockholder any such supplement or amendment, and subject to the provisions of this Agreement regarding the existence of a Material Event, Charter will promptly prepare and furnish to each such Selling Stockholder a supplement to or an amendment of such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (e) Enter into customary agreements (including an underwriting agreement in customary form including customary indemnification provisions) and perform its obligations under any such agreements and shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  (f) Make available for inspection by any Selling Stockholder covered by such Registration Statement, any underwriter selected by a Selling Stockholder pursuant to Section 2.3 participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other professional retained by any such Selling Stockholder or underwriter, all financial and other records, pertinent corporate documents, and properties of Charter as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection therewith, and cause Charter's officers, directors, and employees to supply all information reasonably requested by any of such Persons in connection with such Registration Statement. Information that Charter determines, in good faith, to be confidential and notifies such Persons is confidential shall not be disclosed by such Persons unless (i) the release of such information is ordered pursuant to a subpoena or other order from a court, or other governmental agency or tribunal, of competent jurisdiction or (ii) such information becomes public other than through a breach by such Persons of the confidentiality obligations of such Persons. Each Selling Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any transactions in the securities of Charter or for any other purpose unless and until such information is made generally available to the public.

                  (g) Furnish, in the case of an underwritten public offering, to each Selling Stockholder and to each underwriter a signed counterpart of (i) an opinion or opinions of in-house counsel or outside counsel to Charter addressed to such Selling Stockholder and underwriters (on which opinion both such Selling Stockholder and each such underwriter shall be entitled to rely) and (ii) a comfort letter or comfort letters from Charter's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the holders of a majority of the Registrable Securities included in such Registration Statement or the managing underwriter therefor reasonably requests.

                  (h) Register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such United States jurisdictions as the Selling Stockholders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Stockholder to consummate the disposition in such jurisdictions of such Registrable Securities in accordance with the method of distribution described in such Registration Statement; provided, however, that Charter shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be so qualified,
         (ii) to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, (iii) to execute or file any general consent to service of process under the laws of any jurisdiction, or (iv) to subject itself to taxation in any jurisdiction where it has not theretofore done so.

                  (i) Use its reasonable best efforts to cause such Registrable Securities covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market or listed on the automated quotation market on which securities of the same class and series as the Registrable Securities (or into which such Registrable Securities will be or have been converted) are then listed, traded, or quoted upon the sale of such Registrable Securities pursuant to such Registration Statement.

                  (j) Make and keep information publicly available relating to Charter so as to satisfy the requirements of Rule 144 under the Securities Act (or any successor or corresponding rule) and file with the SEC all reports and other documents required of Charter under the Securities Act and the Exchange Act in a timely manner.

                  (k) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (provided that Charter shall not be deemed in violation of this paragraph so long as it files customary quarterly reports with the SEC for such period), and not file any amendment or supplement to such Registration Statement or Prospectus to which any of the Selling Stockholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act.

         4.2 Selling Stockholders' Obligations. Charter's obligations under this Agreement to a Selling Stockholder shall be conditioned upon such Selling Stockholder's compliance with the following:

                  (a) Such Selling Stockholder shall cooperate with Charter in connection with the preparation of the Registration Statement, and for so long as Charter is obligated to keep the Registration Statement effective, such Selling Stockholder will provide to Charter, in writing, for use in the Registration Statement, all information regarding such Selling Stockholder, its intended method of disposition of the applicable Registrable Securities, and such other information as Charter may reasonably request to prepare the Registration Statement and Prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof.

                  (b) Such Selling Stockholder agrees that, upon receipt of any notice from Charter of the happening of any event of the kind described in Section 4.1(d), such Selling Stockholder will discontinue its offering and sale of Registrable Securities pursuant to the applicable Registration Statement until such Selling Stockholder's receipt of either (i) notice from Charter that a Material Event no longer exists (but for no longer than the end of the 120-day period described in Section 2.6) or (ii) the copies of the supplemented or amended Prospectus contemplated by Section 4.1(d), and, in either case, if so directed by Charter, such Stockholder will deliver to Charter all copies in its possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

         4.3 Underwriting Agreement. Neither Charter nor any other Person may participate in any underwritten public offering in connection with a Demand Registration or an Incidental Registration unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Person or Persons selecting the lead managing underwriters for such offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

         4.4 Holdback by Charter. Charter agrees not to engage in any public sale or distribution by it of any securities of the same class or series as the Registrable Securities or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, such securities during the ten days prior to, and during the 45-day period beginning on, the effective date of any Registration Statement filed with respect to any public offering of Registrable Securities to the extent the lead book running managing underwriter for such offering advises Charter in writing that a public sale or distribution during such 45-day period (including a sale pursuant to Rule 144 under the Securities Act) of Registrable Securities by Charter other than pursuant to the underwritten public offering contemplated by such registration statement would materially adversely impact such underwritten public offering), except as part of such registration; provided, however, that the limitation set forth in this Section 4.4 shall not apply: (a) to registrations by Charter on Form S-4 or any other registration of shares issued in a merger, consolidation, acquisition, or similar transaction or on Form S-8, or any successor or comparable forms, or a registration statement filed in connection with an exchange offer of securities of Charter made solely to Charter's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan, or other employee benefit plan; (b) to sales by Charter upon exercise or exchange, by the holder thereof, of options, warrants or convertible securities; (c) to any employee benefit plan (if necessary to allow such plan to fulfill its funding obligations in the ordinary course); or (d) to any Demand Registration effected as a shelf registration under Rule 415 of the Securities Act. This Section 4.4 shall not limit any public sale or distribution of any securities of Charter by any Third-Party Demand Stockholder or any Person having the right to require that Charter include its securities in any registration initiated by any Third-Party Demand Stockholder.

         5. Expenses of Registration.

                  5.1 Registration Expenses. Except as provided in Section 5.2 and Section 5.3, all Registration Expenses incurred in connection with any Demand Registration or Incidental Registration and the distribution of any Registrable Securities in connection therewith shall be borne by Charter. For purposes of this Agreement, the term "Registration Expenses" means all:

                           (a) registration, application, filing, listing, transfer, and registrar fees,

                           (b) NASD fees and fees and expenses of registration or qualification of Registrable Securities under state securities or blue sky laws

                           (c) printing expenses (or comparable duplication expenses), delivery charges, and escrow fees,

                           (d) fees and disbursements of counsel for Charter,

                           (e) fees and expenses for independent certified public accountants retained by Charter (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters),

                           (f) fees and expenses of any special experts retained by Charter in connection with such registration;

                           (g) reasonable fees and disbursements of underwriters and broker-dealers customarily paid by issuers or sellers of securities, and

                           (h) fees and expenses of listing the Registrable Securities on a securities exchange or over-the-counter market.

                  5.2 Selling Stockholder Expenses. Each Selling Stockholder shall pay all stock transfer fees or expenses (including the cost of all transfer tax stamps), if any, all underwriting or brokerage discounts and commissions and all fees and disbursements of counsel for such Selling Stockholder attributable to the distribution of the Registrable Securities of such Selling Stockholder included in such registration.

                  5.3 Internal Expenses of Charter. Notwithstanding any other provision of this Agreement, Charter shall be obligated to bear all internal expenses of Charter in connection with any Demand Registration or Incidental Registration (including all salaries and expenses of its officers and employees performing accounting and legal functions and related expenses).

         6. Indemnification.

                  6.1 By Charter. Charter agrees to indemnify and hold harmless each Stockholder Indemnified Party from and against any Losses, joint or several, to which such Stockholder Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Charter will reimburse each such Stockholder Indemnified Party for any reasonable fees and expenses of outside legal counsel for such Stockholder Indemnified Parties, or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such claims; provided, however, that Charter will not indemnify or hold harmless any Stockholder Indemnified Party from or against any such Losses (including any related expenses) to the extent such Losses (including any related expenses) result from an untrue statement, omission or allegation thereof which were (a) made in reliance upon and in conformity with written information provided by or on behalf of the applicable Selling Stockholder specifically and expressly for use or inclusion in the applicable Registration Statement or Prospectus or (b) made in any Prospectus used after such time as Charter advised such Selling Stockholder that the filing of a post-effective amendment or supplement thereto was required, except that this proviso shall not apply if the untrue statement, omission, or allegation thereof is contained in the Prospectus as so amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder Indemnified Parties and shall survive the transfer of such securities by the Selling Stockholders.

                  6.2 By Selling Stockholders. Each Selling Stockholder, individually and not jointly, agrees to indemnify and hold harmless each Charter Indemnified Party and each other Stockholder Indemnified Party from and against any Losses, joint or several, to which such Charter Indemnified Party or any other Stockholder Indemnified Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of such Selling Stockholder or any Person who controls such Selling Stockholder specifically and expressly for use or inclusion in the applicable Registration Statement or Prospectus; provided, however, that such Selling Stockholder will not indemnify or hold harmless any Charter Indemnified Party or other Stockholder Indemnified Party from or against any such Losses (including any related expenses) (a) to the extent the untrue statement, omission, or allegation thereof upon which such Losses (including any related expenses) are based was made in any Prospectus used after such time as such Selling Stockholder advised Charter that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (b) in an amount that exceeds the net proceeds received by such Selling Stockholder from the sale of Registrable Securities pursuant to such Registration

Statement. Such indemnity shall remain in full force and effect regardless of any investigation by or on behalf of Charter Indemnified Parties or the Stockholder Indemnified Parties, and shall survive the transfer of such securities by the Selling Stockholder.



                  6.3 Procedures. Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided in this Section
6.3 shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action, or proceeding. If the Indemnifying Party elects to assume the defense in any action or proceeding, an Indemnified Party shall have the right to employ separate counsel in such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (a) the Indemnifying Party has agreed to pay such fees and expenses or (b) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is or would be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment, or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.



                  6.4 Contribution. If the indemnification provided for under this Section 6 is unavailable to or insufficient to hold the Indemnified Party harmless under Section 6.1 or Section 6.2 above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Indemnifying Party or Indemnified Party, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or that was failed to be supplied by) such Indemnifying Party or Indemnified Party, such party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. If contribution based upon the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, is not available, then the Indemnifying Party shall contribute to the amount paid or payable by Indemnified Party as a result of Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, from the subject offering or distribution. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution received by the Indemnifying Party bears to the net proceeds of the offering or other distribution received by the Indemnified Party. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         7. Limitation on Other Registration Rights. Charter shall not grant to any Person any demand registration right, incidental registration right, or other right that would conflict with any of the rights granted to Stockholders herein.

         8. Miscellaneous.

                  8.1 Notices.

                  (a) All notices, requests, demands, waivers, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by reliable overnight courier, or facsimile transmission, to the address or facsimile number specified for the applicable party on Schedule A attached to this Agreement, or to such other Person, address, or facsimile number as any party shall specify by notice in writing to the other parties.

                  (b) Any notice or other communication to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after it is sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received), or (iii) one Business Day after it is sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

                  (c) Any requirement in this Agreement that notice be given to a Stockholder Group means that notice must be given separately to each member of the Stockholder Group.

         8.2 Amendment. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among Charter and each Stockholder, executed in the same manner as this Agreement. No consent, waiver, or similar act shall be effective unless in writing.

         8.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         8.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of [New York], without giving effect to principles of conflicts of laws.

                  8.6 Assignment.

                  (a) Except as expressly provided in this Section 8.6, the rights of the parties hereto cannot be transferred or assigned and any purported assignment or transfer to the contrary shall be void ab initio. So long as the terms of this Section 8.6 are followed, any Stockholder may transfer any of its rights under this Agreement, without the consent of Charter, to any Person to whom such holder transfers any Registrable Securities or any rights to acquire Registrable Securities, whether such transfer is by sale, gift, assignment, pledge, or otherwise, so long as:

                  (i) such transfer is not made pursuant to an effective Registration Statement or pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other manner the effect of which is to cause the transferred securities to be freely transferable without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision) in the hands of the transferee as of the date of such transfer; and

                  (ii) in the case of a transfer by any member of the Non-Nathanson Stockholder Group [(other than Falcon Holding Group, L.P.)], such transfer is made (A) to another Stockholder; (B) to any Person that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with such Stockholder; (C) to any investment fund formed by an Affiliate of such Stockholder that is commonly controlled with such Stockholder; (D) to a trust for the benefit of the equity owners of such Stockholder and of which the trustee or trustees are one or more Persons that either control, or are commonly controlled with, such Stockholder or are banks, trust companies, or similar entities; (E) any Person for which such Stockholder is acting as nominee or any trust controlled by or under common control with such Person; (F) where the transferring Stockholder is an individual, (i) to the estate, heirs, or legatees of such Stockholder upon such Stockholder's death; (ii) to or for the benefit of any member of such Stockholder's family or to any Person controlled by such Stockholder or one or more members of such Stockholder's family; or (iii) to any charitable foundation, charitable trust, or similar entity; and

                  (iii) [in the case of a transfer by Falcon Holding Group, L.P., such transfer is made to any Person that is a partner of Falcon Holding Group, L.P. at the time of the transfer; and]

                  (iv) in the case of a transfer by any member of the Nathanson Stockholder Group, such transfer is made (A) to another Stockholder;
         (B) to any Person that owns a controlling equity interest in the transferor at the time of the transfer (or, if the transferor is specifically named in clause (i) of the definition of "Nathanson Stockholder Group," to any Person that owns an equity interest in the transferor at the time of the transfer), (C) to or for the benefit of Marc B. Nathanson or any member of his family or to any Person controlled, directly or indirectly, by Marc B. Nathanson, (D) where the transferring Stockholder is an individual, (i)
          to the estate, heirs, or legatees of such Stockholder upon such Stockholder's death; (ii) to or for the benefit of any member of such Stockholder's family or to any Person controlled by such Stockholder or one or more members of such Stockholder's family; or (E) to any charitable foundation, charitable trust, or similar entity.

                  (b) Notwithstanding Section 8.6(a), no Stockholder may assign any of its rights under this Agreement to any Person to whom such Stockholder transfers any Registrable Securities unless the transfer of such Registrable Securities did not require registration under the Securities Act.

                  (c) The nature and extent of any rights assigned shall be as agreed to between the assigning party and the assignee. No Person may be assigned any rights under this Agreement unless Charter is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee, identifying the securities of Charter as to which the rights in question are being assigned, and providing a detailed description of the nature and extent of the rights that are being assigned. Any assignee hereunder shall receive such assigned rights subject to all the terms and conditions of this Agreement, including the provisions of this Section 8.6. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         8.7 Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Except as set forth herein and by operation of law, no party to this Agreement may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of each other party to this Agreement.

                            [Signature page follows.]

         IN WITNESS WHEREOF, Charter and each of the other parties hereto has executed this Agreement as of the date first above written.

                                    EXHIBIT D

                    TERMS OF CHARTER LLC OPERATING AGREEMENT


Formation of Charter LLC            Charter Communications, Inc. ("CCI") will
                                    form, prior to the filing of franchise
                                    transfer applications under the Purchase and Contribution Agreement, a new limited liability company ("Charter LLC"). Prior to or at the Closing, CCI will contribute to Charter LLC all its membership interests in Charter Communications Holdings, LLC
                                    ("Charter Holdings").

                                    At the Closing, Falcon Holding Group, L.P.
                                    ("FHGLP") will contribute to Charter LLC a portion of the partnership interest owned by it in Falcon Communications, L.P. ("Falcon") (referred to as the "Contributed Interest" in Section 2.1(b) of the Purchase and Contribution Agreement) in exchange for a membership interest in Charter LLC represented by units (the "Units"). The contribution by FHGLP is intended to be a tax-free contribution to Charter LLC by FHGLP.

Calculation of Units Issued to
FHGLP at Closing                    All Units of Charter LLC will have the same
                                    rights, except that there may be differences among the Units as to voting rights. The number of Units issued to FHGLP will be a fraction of all Units in Charter LLC outstanding on the Closing, the numerator of which will equal the Equity Value as determined under Section 2.3(b) of the Purchase and Contribution Agreement, and the denominator of which will equal the sum of the Charter Holdings Value and the Equity
                                    Value. An example of such calculation is attached hereto as Attachment A. The Units issued to members of Charter LLC will be certificated.

                                    "Charter Holdings Value" will equal
                                    $11,272,700,000,

                                    (1) less liabilities (other than deferred taxes) of Charter LLC and its Subsidiaries (determined on a consolidated basis in accordance with Generally Accepted Accounting Principles) at the Closing,

                                    (2) plus, with respect to assets that are acquired by Charter LLC or its Subsidiaries on or before the Closing, (other than assets described in clauses (3) and (4)) the product of 17 and the projected operating cash flow of such assets for fiscal year ended December 31, 2000, determined in a manner consistent with information provided to Falcon on May 24, 1999 (the "Cash Flow Projections"),

                                    (3) plus, the purchase price (including
                                    liabilities assumed) of assets that are
                                    acquired by Charter LLC from parties related to CCI (other than assets acquired by CCI or any of its affiliates from unrelated third parties and contributed to Charter LLC on or before the Closing) for a purchase price less than $10,000,000 in the aggregate,

                                    (4) plus the value of assets that are
                                    acquired by Charter LLC from parties related to CCI (other than assets acquired by CCI or any of its affiliates from unrelated third parties and contributed to Charter LLC on or before the Closing and other than assets described in clause (3)), which value shall be determined by the Board of Charter LLC and Jerald Kent in good faith, and

                                    (5) plus, with respect to assets that are subject to definitive agreements prior to the Closing, but which have not been acquired by Charter LLC or its Subsidiaries on or before Closing, the product of 17 and the projected operating cash flow of such assets for fiscal year ended December 31, 2000, determined in a manner consistent with the Cash Flow Projections.

                                    To the extent that the assets described in clause (5), above, have not been acquired by Charter LLC or its Subsidiaries and the "Definitive Agreements" to which such assets are subject are terminated, then the Falcon Holders shall be issued additional Units in Charter LLC in an amount sufficient to provide the Falcon Holders with the same economic interests in Charter LLC that they would have had if the Charter Holdings Value determined at the Closing had been reduced by the value of such assets determined in clause (5) above (taking into account distributions from Charter LLC to its members and other events occurring after the Closing but prior to the issuance of additional Units to the Falcon Holders).

                                    If prior to Closing CCI, Charter LLC or
                                    Charter Holdings takes an action (other than dispositions of obsolete equipment or other equipment deemed to be unnecessary in the ordinary operations of Charter Holdings' business) that results in a reduction in the assets of Charter LLC or Charter Holdings, then, at FHGLP's option, either an appropriate adjustment (as mutually agreed between FHGLP and CCI) will be made to the number of Units in Charter LLC received by FHGLP to reflect such reduction, or FHGLP will sell the Contributed Interest to CCI and receive Cash Consideration therefor in lieu of Equity Consideration, in accordance with the terms of the Purchase and Contribution Agreement.

Transfer of FHGLP Units             The Units received by FHGLP will be
                                    transferable in accordance with the
                                    following: FHGLP will have the right to
                                    transfer its Units in Charter LLC to its partners, provided, however, that (i) each such transferee must agree to be bound by the terms of the Charter LLC Operating
                                    Agreement, and (ii) each such transferee must represent that it is an accredited investor and give such other investment representations and other undertakings as are customarily given by persons acquiring securities in a private placement. If any proposed transferee fails to make such agreements and representations or if the Company reasonably determines that the transfer to such individual would require registration under the Securities Act, then such transferee shall receive cash in lieu of such Units, and the Company shall adjust the cash and equity components of the consideration accordingly; provided, however, that if and to the extent such adjustment causes the equity component of the consideration to be less than the Minimum Contributed Interest, FHGLP shall not be required to contribute the Minimum
                                    Contributed Interest. All Units of Charter
                                    LLC will be freely transferable without
                                    restriction to Paul G. Allen in accordance with any of the various Put Agreements contemplated by the Purchase and
                                    Contribution Agreement. In addition, each holder of Units may transfer all or any portion of its Units to any person or entity to which such holder is permitted to assign its rights under the Registration Rights
                                    Agreement (in the form of Exhibit C to the Contribution and Purchase Agreement) in accordance with Section 8.6(a) thereof, provided, however, that (i) each such transferee must agree to be bound by the terms of the Charter LLC Operating
                                    Agreement, (ii) each such transferee must
                                    (x) represent that
                                    it is an accredited investor and give such other investment representations and other undertakings as are customarily given by persons acquiring securities in a private placement, or (y) must provide Charter LLC with an opinion of counsel reasonably satisfactory to it that such transfer would not result in a violation of the registration requirements of the 1933 Act, and (iii) any such transfer will not result in a violation of the registration requirements of the 1933 Act.

                                    Holders of the Units received by FHGLP are referred to as the "Falcon Holders."

Contribution of Purchased Interests As soon as reasonably practicable following the Closing, CCI will contribute to Charter
                                    LLC the Purchased Interests (for these
                                    purposes, the "Purchased Interests" include the assets acquired by CCI pursuant to the Purchase and Contribution Agreement, plus the proceeds of any dispositions of Purchased Interests (including assets exchanged for Purchased Interests), plus the cash flow generated by the Purchased Interests subsequent to Closing and on or prior to the contribution to Charter LLC). Prior to the contribution of the Purchased Interests to Charter LLC, CCI will not dispose of the Purchased Interests for less than fair market value (based upon the terms of any arm's length agreement for such disposition negotiated by CCI).

IPO It is the current intent of CCI to effect an initial public offering of stock in a corporation ("PublicCo") that will acquire an interest in Charter LLC (an "IPO"). Each of the Falcon Holders may, and under certain circumstances shall, exchange its Units in Charter LLC for stock in PublicCo. on the terms set forth in the Exchange Agreement, as outlined in Exhibit E to the Purchase and Contribution Agreement.

                                    If an initial public offering is effected other than through PublicCo (i.e., through CCI or Charter LLC), the Falcon Holders will have rights and protections that will put them in the same economic position as if the IPO had been effected through PublicCo.

Dilution for Events Prior to IPO    If CCI contributes the Purchased Interests
                                    to Charter LLC prior to an IPO, the relative interests of CCI and the Falcon Holders will be adjusted, and additional Units will be issued to CCI, so that CCI and the Falcon
                                    Holders will have the same relative
                                    interests they would have had if the
                                    Purchased Interests had been contributed at Closing at a value equal to the Cash
                                    Consideration, taking into account
                                    liabilities assumed by Charter LLC in
                                    connection with such contribution. To the extent that pursuant to the foregoing, either the assets of Charter LLC or the Purchased Interests are "booked-up" (to reflect a value in excess of their book value immediately prior to the contribution), taxable income and loss of Charter LLC allocated under section 704(c) of the Internal Revenue Code with respect to such adjusted assets will be made in accordance with the "remedial" method. An example of the foregoing is attached hereto as Attachment B.

                                    After Closing and prior to an IPO, upon the contribution by CCI (or any affiliate of CCI) of assets to Charter LLC (other than the Purchased Interests), the members' interests in Charter LLC will be adjusted, and additional Units will be issued to CCI (or affiliate) based on the valuation of Charter LLC and the contributed assets determined in good faith by the Board of Charter LLC and Jerald Kent.

                                    Prior to an IPO (whether before or after Closing), upon the issuance of Units in Charter LLC to an entity unrelated to CCI (or any affiliate of CCI), and upon the issuance of Units in Charter LLC to employees of Charter LLC in their capacity as employees, the Falcon Holders' interest in Charter LLC will be diluted on a proportional basis with CCI.

Dilution Upon and After IPO         In connection with an IPO, the Falcon
                                    Holders' interest in Charter LLC will be diluted on a proportional basis with CCI and any affiliate of CCI.

                                    If, after an IPO, CCI contributes the
                                    Purchased Interests to Charter LLC, then the
                                    Falcon Holders' interest in Charter LLC will be adjusted so as to equal the interest they would have had in Charter LLC if the contribution of Purchased Interests had occurred prior to the IPO.

                                    If, after an IPO, CCI or any affiliate of CCI contributes assets to Charter LLC (other than the Purchased Interests), the Falcon Holders' interest in Charter LLC will be diluted on a proportional basis with PublicCo.

                                    Upon the issuance of Units in Charter LLC to an entity unrelated to CCI (or any affiliate of CCI), and upon the issuance of Units in Charter LLC to employees of Charter LLC in their capacity as employees, the Falcon Holders' interest in Charter LLC will be diluted on a proportional basis with CCI.

Nondiscrimination                   In any transactions between Charter LLC and
                                    any holders of Charter LLC Units in their capacities as such,, the Falcon Holders must be treated in a nondiscriminatory manner to the Units held by CCI, Paul Allen or their affiliates. For instance, any proposed redemption of Units held by CCI, Paul Allen and their affiliates must be offered to the Falcon Holders on the same proportionate terms and conditions offered to such other holders of Units.

Tag-along Rights                    Prior to an IPO, if Paul Allen disposes of
                                    more than 25% (cumulatively) of his current interests in CCI (or control, irrespective of the amount of interests sold), or if CCI disposes of more than 25% (cumulatively) of its current interests in Charter LLC, (or control, irrespective of the amount of interests sold), each of the Falcon Holders will have the right to sell a proportionate share of its Units on the same economic terms and conditions and for proportionate consideration.

Distributions                       Distributions from Charter LLC shall be made
                                    in proportion to the number of Units held by each member. Subject to any limitations in contractual covenants of Charter LLC or its subsidiaries and subject to applicable law, within 90 days after the end of each fiscal year, Charter LLC will distribute to all holders, in proportion to the number of Units held by them, cash in an amount which, in the reasonable judgment of Charter LLC, is sufficient to pay the federal, state, and local income taxes on each holder's share of Charter LLC's taxable income for such fiscal year at the highest combined marginal rate applicable to the ordinary income of an individual residing in New York City.

Tax Allocations                     Taxable income and loss of Charter LLC will
                                    be allocated in accordance with Units,
                                    except as provided in section 704(c) of the Internal Revenue Code. Taxable income and loss of Charter LLC that is allocated under section 704(c) of the Code will be made in accordance with the "remedial" method.

                                    Charter LLC will file a Section 754 election with respect to its first taxable year. Charter LLC will not revoke the Section 754 election in effect for itself or for any of the Falcon Companies and will administer the elections so as to reflect (i) gain recognized by the Sellers with respect to the sale of the Purchased Interests and the contribution of the Contributed Interest to Charter LLC, and (ii) gain recognized by holders of Units in Charter LLC with respect to dispositions of their Units.

                                    The sum of (i) the Cash Consideration
                                    allocable (pursuant to Section 2.3(d) of the Purchase and Contribution Agreement) to the partnership interests in Falcon other than the Contributed Interest, (ii) the Equity Value, and (iii) liabilities of the Falcon Companies allocable pursuant to Section 752 of the Code to the partnership interests in Falcon, shall be allocated among the assets of the Falcon Companies that are Tax Partnerships in accordance with the Falcon Allocation Agreement (as described in
                                    Section 6.10(h) of the Purchase and
                                    Contribution Agreement), and the aggregate gross value of all the membership interests in Charter Holdings (including liabilities of Charter Holdings and its Subsidiaries) shall be allocated among the assets of Charter Holdings and its Subsidiaries in accordance with the Charter Allocation Agreement (as described in Section 6.10(h) of the Purchase and Contribution Agreement). Unless otherwise required by applicable law, CCI and the Falcon Holders agree to act, and cause their respective affiliates to act, in accordance with the allocations provided herein in any relevant Tax Returns or similar filings.

                                    The Falcon Holders shall have typical rights with respect to access to Charter LLC's book and records. As soon as reasonably practicable following the end of each fiscal year, but in no event later than July 15, Charter LLC shall furnish to each Falcon Holder Schedule K-1 for such Falcon Holder, and Charter LLC shall furnish to Marc Nathanson (and to any other Falcon Holding requesting such information) a complete copy of Charter LLC's federal information return (Form 1065) for such fiscal year (as filed) and a schedule setting forth each member's capital account balance as of the end of such fiscal year; provided, however, that for the taxable year of Charter LLC in which the Closing occurs, such information must be furnished no later than August 15 following the end of such fiscal year. In addition, Charter LLC shall, upon the request of Marc Nathanson (or other Falcon Holder), promptly provide Marc Nathanson (or such Falcon Holder) with copies of tax-related schedules, workpapers, appraisals, and other documents

Governance                          The Falcon Holders will have no voting
                                    rights, except that the operating agreement of Charter LLC cannot be amended in a manner that is adverse to the Falcon Holders and that treats the Units of the Falcon Holders in a discriminatory manner vis a vis the Units held by CCI, Paul Allen or their affiliates, without the consent of Holders owning a majority of the Units adversely affected.

                                    Charter LLC will be a manager-managed (and not a member-managed) limited liability company, and the manager(s) will be CCI, PublicCo, and/or their affiliates.

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
                                    EXHIBIT E

                          EXCHANGE AGREEMENT TERM SHEET

Certain definitions                 Charter LLC: the limited liability company
                                    formed to acquire the Sellers' partnership interests in Falcon Communications, L.P. and to hold all of Charter's other cable television systems.

                                    PublicCo: the entity through which Charter effects an initial public offering of indirect equity interests in Charter LLC, and its successors.

Right to exchange interests         Any holder of a membership interest in
                                    Charter LLC will have the right at any time
                                    (subject to the conditions specified in
                                    "Conditions to exchange" below) to exchange all or part of its membership interest in Charter LLC for shares of PublicCo common stock.

                                    The shares of PublicCo common stock received in the exchange would be:

                                    -        of the same class as the shares of
                                             PublicCo common stock that are
                                             publicly traded

                                    -        duly authorized, validly issued,
                                             fully paid, and nonassessable

                                    -        freely tradable and transferable,
                                             subject only to restrictions
                                             imposed by applicable securities
                                             laws

                                    -        "Registrable Securities" at the
                                             time of their issuance for purposes
                                             of the Registration Rights
                                             Agreement to be entered into
                                             pursuant to the Purchase Agreement


Conditions to exchange              A holder's right to exchange its membership
                                    interest in Charter LLC for PublicCo's
                                    common stock would be conditioned on the holder's execution and delivery to PublicCo of such investment representations and other undertakings as are customarily given by persons acquiring securities in a private placement.

                                    In addition, if PublicCo reasonably
                                    determines that, notwithstanding such
                                    investment representations and other
                                    undertakings, its issuance of common stock in exchange for any holder's membership interest in Charter LLC must be registered under the Securities Act, then, in lieu of issuing common stock in exchange for such membership interest, PublicCo will purchase or cause to be purchased such membership interest for a purchase price in cash equal to the value thereof, as determined under

                                    "Exchange ratio" below.

Mandatory exchange upon IPO         Each holder will agree to exchange its
                                    membership interest in Charter LLC for
                                    PublicCo's common stock immediately prior to PublicCo's initial public offering if:

                                    -        PublicCo's initial public offering
                                             will occur concurrently with or
                                             after the closing under the
                                             Purchase and Contribution
                                             Agreement; and

                                    -        the holder has received an opinion
                                             of counsel to PublicCo, in
                                             customary form, subject to
                                             customary exceptions and
                                             qualifications and based upon
                                             reasonable assumptions and
                                             representations of PublicCo, each
                                             holder, and third parties, that the
                                             exchange qualifies under Section
                                             351 of the Internal Revenue Code

Exchange ratio                      The exchange ratio will be determined in a
                                    manner that preserves the exchanging
                                    member's relative ownership interest in
                                    Charter LLC.

                                    To implement the general principle described above, but subject to any modifications that may be appropriate to implement this principle, the value of the shares of PublicCo common stock received in the exchange will be the same as the value of the membership interest in Charter LLC exchanged for such shares, where the value of the exchanged membership interest would be determined by reference to the value of shares of PublicCo common stock.

                                    Shares of PublicCo common stock would be valued as follows:

                                    -        shares of PublicCo common stock
                                             would be valued at the price to the
                                             public of such shares in PublicCo's
                                             initial public offering (before any
                                             underwriting or brokerage discounts
                                             and commissions) if the exchange
                                             occurs concurrently with PublicCo's
                                             initial public offering

                                    -        shares of PublicCo common stock
                                             would be valued at the average
                                             trading price of such shares for
                                             the twenty trading days prior to
                                             the exchange if the exchange occurs
                                             after PublicCo's initial public
                                             offering

                                    Regardless of which method is used to value shares of PublicCo common stock, a membership interest in Charter LLC would be valued by reference to the value used for shares of PublicCo


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
                                    common stock. The parties contemplate that:

                                    -        the value of a membership interest
                                             in Charter LLC would be the product
                                             of the percentage interest
                                             represented by such membership
                                             interest times the aggregate value
                                             of Charter LLC

                                    -        the aggregate value of Charter LLC
                                             would equal the value of PublicCo's
                                             membership interest in Charter LLC
                                             divided by the percentage interest
                                             represented by PublicCo's
                                             membership interest in Charter LLC

                                    -        the value of PublicCo's membership
                                             interest in Charter LLC would equal
                                             the sum of (i) the aggregate value
                                             of all outstanding shares of
                                             PublicCo common stock, with each
                                             share valued as described above,
                                             plus (ii) the amount by which the
                                             aggregate exercise price of all
                                             in-the-money options, warrants, and
                                             other similar instruments
                                             exercisable or convertible for
                                             shares of PublicCo common stock is
                                             less than the aggregate value of
                                             all PublicCo common stock issuable
                                             upon the exercise or conversion
                                             thereof

Modification of formulas
for calculating the exchange ratio  This term sheet does not prescribe the capital structure of either Charter LLC
                                    calculating the exchange ratio or PublicCo and, therefore, equity interests (such as preferred or convertible interests) or liabilities of Charter LLC or PublicCo, or assets of PublicCo other than its interest in Charter LLC may exist that prevent the formulas described under "Exchange ratio" above from preserving an exchanging member's relative ownership interest in Charter LLC. The Exchange Agreement will include appropriate provisions to deal with such equity interests, liabilities, or assets.


Registration Rights                 In addition to the Registration Rights
                                    provided in the Registration Rights
                                    Agreement in the form of Exhibit C to the Purchase and Contribution Agreement, if the exchange of membership interests in Charter
                                    LLC for PublicCo common stock is to occur concurrently with PublicCo's initial public offering and shares of PublicCo stock owned by any stockholder of PublicCo will be included in the initial public offering, then each holder of membership interests in Charter LLC will have the right to sell a proportionate number of shares of PublicCo common stock in the initial public offering on substantially the same terms as are described in Section 3 of the Registration
                                    Rights Agreement.


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